                                                                       EXHIBIT 2




                            STOCK PURCHASE AGREEMENT

                                 By and Between

                                RAYTHEON COMPANY,

                        RAYTHEON ENGINEERS & CONSTRUCTORS
                              INTERNATIONAL, INC.,



                                       and


                          MORRISON KNUDSEN CORPORATION




                           Dated as of April 14, 2000

                                TABLE OF CONTENTS


     ARTICLE                                                                PAGE
     -------                                                                ----

1.   PURCHASE AND SALE...................................................    1

     1.1.    Purchased Shares............................................    1
     1.2.    Qualifying Shares...........................................    1
     1.3.    Acquired RECI Assets........................................    2
     1.4.    Excluded RECI Assets........................................    2
     1.5.    Mixed Assets................................................    4

2.   ASSUMPTION OF CERTAIN RECI OBLIGATIONS..............................    4

3.   PURCHASE PRICE......................................................    5

     3.1.    Aggregate Purchase Price....................................    5
     3.2.    Additional Consideration....................................    5
     3.3.    Purchase Price Adjustments..................................    5
     3.4.    Estimate of Purchase Price Adjustment.......................    8

4.   CLOSING; CASH ADJUSTMENT............................................    8

     4.1.    Time and Place..............................................    8
     4.2.    Transactions at Closing.....................................    9
     4.3.    Cash Adjustment.............................................   10


5.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................   11

     5.1.    Organization; Authority.....................................   11
     5.2.    Binding Effect..............................................   12
     5.3.    Non-Contravention...........................................   12
     5.4.    Financial Statements........................................   13
     5.5.    Absence of Certain Changes..................................   15
     5.6.    No Undisclosed Liabilities..................................   16
     5.7.    Equipment; Sufficiency of Assets............................   16
     5.8.    Contracts...................................................   17
     5.9.    Backlog.....................................................   21
     5.10.   Outstanding Bids............................................   21
     5.11.   Major Suppliers and Customers...............................   22
     5.12.   Trademarks, Patents, Etc....................................   22
     5.13.   Governmental Consents; Transferability of Licenses, Etc.....   24
     5.14.   Claims, Change Orders and Disputes..........................   24
     5.15.   Insurance; Advances.........................................   25

     5.16.   Bank Accounts...............................................   25
     5.17.   Capitalization of RECI Subsidiaries; Title to Assets........   26
     5.18.   Conformity to Law...........................................   28
     5.19.   Litigation, Etc.............................................   28
     5.20.   Employee Benefit Plans......................................   28
     5.21.   Compensation of and Contracts with Employees................   31
     5.22.   Labor Relations.............................................   31
     5.23.   Real Property...............................................   32
     5.24.   Tax Matters.................................................   33
     5.25.   Safety, Zoning and Environmental Matters....................   34
     5.26.   Year 2000 Compliance........................................   36
     5.27.   Brokers.....................................................   36
     5.28.   Books and Records of RECI Companies.........................   36
     5.29.   Sellers' Representative.....................................   37

6.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................   37

     6.1.    Organization and Standing of Buyer..........................   37
     6.2.    Corporate Approval; Binding Effect..........................   37
     6.3.    Non-Contravention; Approvals................................   37
     6.4.    Litigation, Etc.............................................   38
     6.5.    Financing...................................................   38
     6.6.    Brokers.....................................................   38


7.   CONDUCT OF BUSINESS PENDING CLOSING.................................   39

     7.1.    Full Access.................................................   30
     7.2.    Carry on in Regular Course..................................   40
     7.3.    No General Increases........................................   40
     7.4.    Contracts and Commitments...................................   40
     7.5.    Sale of Capital Assets......................................   42
     7.6.    Insurance...................................................   42
     7.7.    Preservation of Organization................................   43
     7.8.    Compliance with Laws........................................   43
     7.9.    Notice of Proceedings.......................................   43
     7.10.   Permits; Intellectual Property..............................   44
     7.11.   Purchased Shares............................................   44
     7.12.   Intercompany Obligations....................................   44
     7.13.   Advice of Change............................................   44
     7.14.   Satisfaction of Conditions Precedent........................   45

8.   TRANSITIONAL MATTERS AND ADDITIONAL COVENANTS.......................   45

     8.1.    HSR Act and Other Filings...................................   45
     8.2.    Access to Books and Records.................................   46

     8.3.    Nonassignable Contracts.....................................   48
     8.4.    Retained Risk E&C Contracts.................................   49
     8.5.    General Assistance..........................................   49
     8.6.    Collection Assistance; RR Assets............................   51
     8.7.    Indemnified Projects........................................   52
     8.8.    Guaranties and Indemnities on Open Jobs.....................   54
     8.9.    Sales and Transfer Taxes....................................   55
     8.10.   Use of Raytheon Name........................................   55
     8.11.   Bank Accounts...............................................   57
     8.12.   Non-Solicitation............................................   57
     8.13.   PP9 Agreements..............................................   58
     8.14.   Internet Protocol and Related Matters.......................   58
     8.15.   Non-Competition.............................................   59
     8.16.   Information Technology Transition...........................   62
     8.17.   General Transitional Assistance.............................   62
     8.18.   Foreign RECI Subsidiaries...................................   62
     8.19.   Assumed Non-Competition Obligation..........................   63
     8.20.   Required Financing..........................................   63
     8.21.   Hague Restructuring.........................................   65
     8.22.   Foreign Exchange............................................   65
     8.23.   Hawker Aircraft.............................................   65
     8.24.   East Side Reservoir.........................................   65
     8.25.   REOL........................................................   66
     8.26.   Arayco Documents............................................   66
     8.27.   Basic Ordering..............................................   66

9.   EMPLOYEES AND EMPLOYEE BENEFIT MATTERS..............................   67

     9.1.    Hiring Employees............................................   67
     9.2.    Benefit Plan Commitments....................................   68
     9.3.    Retention Agreements........................................   70

10.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.........................   71

     10.1.   Representations and Warranties True at Closing..............   71
     10.2.   Compliance with Agreement...................................   71
     10.3.   No Material Adverse Change..................................   71
     10.4.   No Financial Market Adverse Change..........................   72
     10.5.   No Litigation...............................................   72
     10.6.   Delivery of Documents.......................................   72
     10.7.   HSR Act.....................................................   72
     10.8.   Leasing Programs............................................   72
     10.9.   Officer's Certificate.......................................   72
     10.10.  Financial Statements........................................   73

11.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
         THE SELLERS ....................................................   73

     11.1.   Representations and Warranties True at Closing..............   73
     11.2.   Compliance with Agreement...................................   73
     11.3.   No Litigation...............................................   73
     11.4.   Delivery of Documents.......................................   73
     11.5.   HSR Act.....................................................   74
     11.6.   Officer's Certificate.......................................   74

12.  CONFIDENTIALITY.....................................................   74

     12.1.   Buyer Confidentiality.......................................   74
     12.2.   Sellers Confidentiality.....................................   76

13.  INDEMNIFICATION.....................................................   77

     13.1.   Indemnity by the Sellers....................................   77
     13.2.   Indemnity by the Buyer......................................   78
     13.3.   Time Limitations............................................   79
     13.4.   Dollar Thresholds...........................................   79
     13.5.   Claims......................................................   80
     13.6.   Losses of Tax Costs and Benefits............................   81
     13.7.   Insurance Proceeds..........................................   81
     13.8.   Scope of Indemnity..........................................   82
     13.9.   Waiver of Statutory Claims..................................   82

14.  CERTAIN DEFINITIONS.................................................   82

15.  TERMINATION  .......................................................   88

     15.1.   Termination of Agreement....................................   88
     15.2.   Effect of Termination.......................................   90

16.  GENERAL ............................................................   90

     16.1.   Expenses....................................................   90
     16.2.   Notices.....................................................   90
     16.3.   Entire Agreement............................................   91
     16.4.   Governing Law...............................................   91
     16.5.   Sections and Section Headings...............................   91
     16.6.   Assigns.....................................................   92
     16.7.   Survival and Materiality of Representations and Warranties..   92
     16.8.   Further Assurances..........................................   92
     16.9.   No Implied Rights or Remedies...............................   92
     16.10.  Counterparts................................................   92

     16.11.  Public Statements or Releases...............................   93
     16.12.  Nature of Obligations.......................................   93
     16.13.  Arbitration.................................................   93
     16.14.  Construction................................................   94
     16.15.  Waiver of Jury Trial........................................   94
     16.16.  Waiver of Certain Damages...................................   94
     16.17.  Disclosure in Schedules.....................................   95

                                   Schedules
                                   ---------

Schedule A           RECI Subsidiaries
Schedule 1.2         Qualifying Shares
Schedule 1.3         Hawker 800 Aircraft
Schedule 1.4(b)      Retained REIC Contracts
Schedule 1.4(l)      Distributed Assets
Schedule 3.3(a)      Stipulated Accounting Rules
Schedule 3.3(b)      Projected March 31 Balance Sheet and Model Statement
Schedule 4.3(a)      Intercompany Allocations
Schedule 5.1         Organizational Documents
Schedule 5.3         Non-Contravention
Schedule 5.4(a)      Financials Statements and Exceptions to GAAP
Schedule 5.4(b)      Reserves
Schedule 5.4(c)      Reconciliations
Schedule 5.4(d)      Financial Information in Financial Statements with
                     Adjustments
Schedule 5.4(e)      Reconciliations of ESRs and December Balance Sheet
Schedule 5.4(f)      Accounts Receivable
Schedule 5.4(g)      Claims of Set-Off
Schedule 5.5         Changes
Schedule 5.6         Undisclosed Liabilities
Schedule 5.7(a)      Equipment
Schedule 5.7(b)      Sufficiency of Assets
Schedule 5.8(a)      Real Property Leases
Schedule 5.8(b)      Personal Property Leases
Schedule 5.8(c)      RECI Contracts for E&C Services
Schedule 5.8(d)      JV Agreements
Schedule 5.8(e)      Confidentiality Agreements
Schedule 5.8(f)      Listed Contracts
Schedule 5.8(h)      Listed Contracts Compliance
Schedule 5.8(i)      Default Notices

Schedule 5.8(j)      Government Contracts
Schedule 5.9         Backlog
Schedule 5.10        Outstanding Bids
Schedule 5.11(a)     Top Twenty Customers
Schedule 5.11(b)     Top Twenty Suppliers
Schedule 5.12(a)     Trademarks, Patents, Etc.
Schedule 5.12(b)     Intellectual Property Agreements
Schedule 5.12(c)     Infringement Claims
Schedule 5.12(d)(1)  Intellectual Property Matters Subject of Opinion
                     from Outside Patent Counsel
Schedule 5.12(d)(2)  Intellectual Property Matters Requiring Continued
                     Evaluation
Schedule 5.12(e)     Breaches of Intellectual Property Agreements
Schedule 5.13(a)     Governmental Consents; Transferability of Licenses, Etc.
Schedule 5.13(b)     Permits
Schedule 5.14        Claims, Change Orders and Disputes
Schedule 5.15(a)     Listed Insurance Policies
Schedule 5.15(b)     Advances
Schedule 5.16        Bank Accounts
Schedule 5.17(a)     Capitalization of RECI Subsidiaries
Schedule 5.17(b)     Title to Assets
Schedule 5.17(c)     Encumbrances
Schedule 5.17(d)     Investment Entities
Schedule 5.18        Conformity to Law
Schedule 5.19        Litigation, Etc.
Schedule 5.20(a)     ERISA and Non-ERISA Plans
Schedule 5.20(b)     Plans Primarily for Personnel Outside U.S.
Schedule 5.20(d)     Post-Employment Benefit Coverages
Schedule 5.20(e)     Bonuses to be Paid After Closing
Schedule 5.20(f)     Compliance with ERISA
Schedule 5.21(a)     Compensation of and Contracts with Employees
Schedule 5.21(b)     Employees Who Have Ceased to Perform Services

Schedule 5.22        Labor Relations
Schedule 5.23(a)     Real Property
Schedule 5.23(b)     Real Property
Schedule 5.23(c)     Real Property
Schedule 5.23(d)     Real Property
Schedule 5.23(e)     Real Property
Schedule 5.23(f)     Real Property
Schedule 5.24        Tax Matters
Schedule 5.25(a)     Safety and Zoning Matters
Schedule 5.25(b)     Environmental Matters
Schedule 5.26        Year 2000 Compliance
Schedule 5.28        Books and Records of REC Companies
Schedule 6.3         Non-Contravention
Schedule 7.4         Contracts and Commitments
Schedule 7.5         Sale of Capital Assets
Schedule 7.12        Intercompany Obligations
Schedule 8.6         Retained Claims
Schedule 8.8         Support Agreements
Schedule 8.13(a)     Key RECI Employees
Schedule 8.12(b)     MK Officers
Schedule 8.12(c)     Raytheon Employees
Schedule 8.16(a)     Software and Information Technology
Schedule 8.16(b)     Software That Needs to be Transferred or Replaced
Schedule 8.17(a)     Areas of General Transitional Assistance
Schedule 8.19        Assumed Non-Competition Obligations
Schedule 8.21        Hague Restructuring
Schedule 8.22        Foreign Exchange Contracts
Schedule 9.1         Seller Employees
Schedule 9.2         Assumed Employee Benefit Plans
Schedule 9.3(a)      Key Employees
Schedule 14.1        East Side Reservoir Project

Schedule 14.2        PP9 Agreements
Schedule 14.3        Warranty Obligations
Schedule 14.4        Retained Litigation

                                   EXHIBITS
                                   --------

Exhibit A            Bill of Sale
Exhibit B            Assumption Agreement
Exhibit C            Receivables Termination Agreement
Exhibit D            Tax Sharing Agreement
Exhibit E-1 -- E-4   Term Sheet for Indemnified Project Subcontracts
Exhibit F            Mutual Release

                           STOCK PURCHASE AGREEMENT
                           ------------------------


         THIS STOCK PURCHASE AGREEMENT is dated as of April 14, 2000, by and among Raytheon Company, a Delaware corporation ("Raytheon"), and Raytheon
                                                 --------
Engineers & Constructors International, Inc., a Delaware corporation ("RECI"
                                                                       ----
and, together with Raytheon, the "Sellers"), and Morrison Knudsen Corporation, a
                                  -------
Delaware corporation (the "Buyer").
                           -----

         RECI, a wholly-owned Subsidiary of Raytheon, through its U.S. and foreign Subsidiaries listed on Schedule A hereto (the "RECI Subsidiaries" and,
                               -------- -              ---- ------------
together with RECI, the "RECI Companies"), provides engineering, design,
                         ---- ---------
procurement, construction, operation, maintenance and other services on a world-wide basis. The engineering, design, procurement, construction, operation, maintenance and other businesses operated by the RECI Companies are referred to in this Agreement as the "Purchased Business".
                          --------- --------

         This Agreement contemplates a transaction in which (i) RECI sells and the Buyer purchases all of the issued and outstanding capital stock of the RECI Subsidiaries identified on Schedule A hereto and marked with an asterisk
                           -------- -
(collectively, the "Direct Transfer RECI Subsidiaries"), (ii) RECI sells and the
                    ------ -------- ---- ------------
Buyer purchases certain assets, and the Buyer assumes certain obligations, of RECI relating to the Purchased Business, and (iii) thereafter the Buyer operates the Purchased Business, all subject to the terms and conditions set forth below.

         In connection with the negotiation and preparation of this Agreement, the Sellers and the Buyer have prepared a set of schedules, dated the date hereof and delivered separately as one or more volumes (the "Disclosure
                                                             ----------
Schedule", with any reference herein to a Schedule being a reference to such
--------
Schedule as it appears in the Disclosure Schedule).

         In consideration of the mutual promises and agreements set forth herein, the Sellers and the Buyer agree as follows:

                                   Article 1
                                   ---------

                               Purchase And Sale
                               -----------------


         1.1.   Purchased Shares. Subject to the terms and conditions set forth
                --------- ------
in this Agreement, including Section 8.18, at the Closing referred to in Article 4 hereof, RECI shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, all of the issued and outstanding capital stock of each of the Direct Transfer RECI Subsidiaries (the "Purchased Shares").
                   --------- ------

         1.2. Qualifying Shares. RECI agrees that the shares of capital stock of the RECI Subsidiaries held by the individuals specified on Schedule 1.2
                                                              -------- ---
hereto as qualifying
shareholders are being purchased by the Buyer hereunder, are included in the purchase price referred to in Article 3 and are, except as otherwise expressly provided in this Agreement, included in the Purchased Shares being sold hereunder for all purposes of this Agreement (including, without limitation, any representations and warranties made with respect to the Purchased Shares). The Sellers will arrange to have executed all documents necessary to permit the transfers of such qualifying shares at the Closing to the individuals designated by the Buyer as soon as practicable prior to the Closing.

         1.3.   Acquired RECI Assets. Subject to the terms and conditions set
                -------- ---- ------
forth in this Agreement, at the Closing RECI shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, all of RECI's right, title and interest in, to and under the Acquired RECI Assets. For purposes of this Agreement, the term "Acquired RECI
                                                                -------- ----
Assets" means all of the rights, properties and assets of every kind, character
------
and description, wherever located and whether tangible or intangible, real or personal or fixed or contingent, owned, held, used, licensed, conceived, developed or offered for sale or license by RECI in connection with the conduct of the Purchased Business or otherwise arising out of the conduct of the Purchased Business, with the exception of the Excluded RECI Assets (as defined in Section 1.4) and the Purchased Shares, including the Hawker 800 aircraft described in Schedule 1.3 hereto.
             -------- ---

         1.4.   Excluded RECI Assets. Notwithstanding the foregoing, RECI is not
                -------- ---- ------
selling and the Buyer is not purchasing pursuant to this Agreement, and the term "Acquired RECI Assets" shall not include, any right, title or interest of RECI
 -------- ---- ------
in, to or under any of the following rights, properties or assets (collectively, the "Excluded RECI Assets"):
     -------- ---- ------

                (a)    Retained Cash. All cash and cash equivalents held by RECI
                       -------- ----
         as of the close of business on April 30, 2000 (the "Cut-Off Date")
                                                             ------- ----
         other than the Restricted Cash (the "Retained Cash"). For purposes of
                                              -------- ----
         this Agreement, the term "Restricted Cash" means any cash or cash
                                   ---------- ----
         equivalents of any RECI Company held as escrowed retentions or in similar restricted accounts or required to be kept on hand or on deposit with any third person (including any financial institution) pursuant to any contract or agreement (including without limitation any joint venture or similar agreement) to which any RECI Company is a party (other than any Retained RECI Contract or any Retained Risk E&C Contract).

                (b)    Retained Contracts. Subject to Section 8.26, all of
                       -------- ---------
         RECI's interest in and rights with respect to the contracts, agreements, leases and subleases, bids, subcontracts or other agreements listed on Schedule 1.4(b) and all related purchase orders,
                              -------- ------
         completed and uncompleted job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements such as project-specific hedging or currency swap agreements and any services agreements (collectively, the "Retained RECI Contracts");
          -------- ---- ---------

                (c)    Assets Relating to Retained RECI Contracts.  All
                       ------ -------- -- -------- ---- ---------
         other assets relating to Retained RECI Contracts, except for RR Assets
         (as defined in Section 8.6);

                (d)    Retained Rights and Causes of Action. Except for RR
                       -------- ------ --- ------ -- ------
         Assets, all rights (including rights to indemnification and contribution), claims, actions, causes of action, judgments and demands, deferred charges, advance payments, prepaid items, security and other deposits, claims for refunds, rights of offset, and credits of whatever nature, and whether arising under contract, statute, common law or otherwise, relating to any of the Excluded RECI Assets referred to in any other paragraph of this Section 1.4 or to any of the Excluded RECI Liabilities (as defined in Article 2), including (i) all rights under or pursuant to warranties, representations and guarantees pertaining to or affecting such Excluded RECI Assets or Excluded RECI Liabilities; (ii) all rights to indemnification or contribution, subrogation or reimbursement in respect of such Excluded RECI Assets or Excluded RECI Liabilities; and (iii) any and all rights or assets arising from and related to the defense, release, compromise, discharge, administration, management or satisfaction by RECI of such Excluded RECI Assets or Excluded RECI Liabilities;

                (e)    Tax Refunds. To the extent set forth in the Tax Sharing
                       --- -------
         Agreement (as defined in Section 4.2), refunds of Taxes (as defined in Article 14) attributable to pre-Closing periods;

                (f)    Raytheon Trademarks. Except as otherwise expressly
                       -------- ----------
         provided in Sections 8.10 and 8.14, the trademark "Raytheon", and any variation thereof and whether alone or in combination with other words, and all goodwill associated with such trademark;

                (g)    Domain Names. Except as otherwise expressly set forth in
                       ------ -----
         Sections 8.10 and 8.14, all domain names employing the name "Raytheon";

                (h)    Internet Space. Except as provided in Sections 8.14, 8.16
                       -------- -----
         and 8.17, the internet protocol address space allocated to Raytheon and all internet pages employing the name "Raytheon";

                (i)    Network Access. Except as provided in Sections 8.16 and
                       ------- ------
         8.17, access to the Raytheon phone network, Raytheon internet mail, or any other Raytheon computer network;

                (j)    Insurance Policies. Subject to Section 7.6, any insurance
                       --------- --------
         policies maintained by or for the benefit of any of the RECI Companies;

                (k)    Pension Assets. All rights, entitlements and assets
                       ------- ------
         relating to the Raytheon Employee Benefit Plans (as defined in Section 9.2) ("Pension Assets");
                ------- ------

                (l)    Distributed Assets. The capital stock of RE&C Receivables
                       ----------- ------
         Corporation; any cash of the RECI Subsidiaries held as of the close of business on the Cut-Off Date that is not Restricted Cash; except as otherwise provided in the Indemnified Project Subcontracts referred to in Section 4.2(f), all assets and liabilities related to the Indemnified Projects (as defined in Section 4.2(f)); and the other assets identified on Schedule 1.4(l); if any of the foregoing is not
                              -------- ------
         owned by RECI as of the date of this Agreement it will be transferred by the applicable RECI Subsidiary to RECI prior to the Closing (collectively, the "Distributed Assets");
                             ----------- ------

                (m)    Purchase Price. The consideration received by the Sellers
                       -------- -----
         pursuant to this Agreement; and

                (n)    This Agreement. The rights of the Sellers under this
                       ---- ---------
         Agreement and the other Acquisition Agreements (as defined in Section 5.1).

         1.5.   Mixed Assets. In the event the parties determine before or
                ----- ------
after the Closing that any asset owned or held by Raytheon or another member of the Raytheon Group (other than RECI) is used primarily in, or relates primarily to, the Purchased Business, other than an Excluded RECI Asset, Raytheon will transfer or cause the transfer of such asset to the Buyer as part of the Acquired RECI Assets. In the event the parties determine before the Closing that any asset owned or held by a RECI Subsidiary is used primarily by Raytheon or another Subsidiary of Raytheon (other than RECI or a RECI Subsidiary) and is not material to the Purchased Business, then Raytheon (before the Closing) or the Buyer (after the Closing) will cause the applicable RECI Subsidiary to transfer such asset to RECI as part of the Distributed Assets.

                                   Article 2
                                   ---------

                    Assumption Of Certain RECI Obligations
                    --------------------------------------

         Subject to the terms and conditions set forth in this Agreement, at the Closing the Buyer will assume and agree to perform all Specified Buyer Liabilities (as defined in Article 14) that are obligations or liabilities of RECI but shall not assume or be responsible for any of the Specified Seller Liabilities (as defined in Article 14) that are obligations or liabilities of RECI. The obligations and liabilities of RECI assumed by the Buyer pursuant to this Agreement are sometimes referred to as the "Assumed RECI Liabilities" and
                                                 ------- ---- -----------
the Specified Seller Liabilities that are obligations or liabilities of RECI (and, accordingly, are not to be assumed by the Buyer pursuant to this Article
2) are sometimes referred to as the "Excluded RECI Liabilities".
                                     -------- ---- -----------
         The Buyer's obligations under this Article 2 in respect of the Assumed RECI Liabilities shall not extend beyond the extent to which RECI was obligated in respect thereof and shall be subject to the Buyer's right to contest in good faith the nature and extent of any liability or obligation to any Person other than RECI.

                                   Article 3
                                   ---------

                                Purchase Price
                                --------------

         3.1.   Aggregate Purchase Price. At the Closing, in addition to
                --------- -------- -----
assuming the Assumed RECI Liabilities, the Buyer agrees to pay to Raytheon, for itself and as agent for RECI, as the aggregate purchase price for the Purchased Shares and Acquired RECI Assets, an amount equal to the Estimated Purchase Price (as defined in Section 3.4); provided however that if the Estimated Purchase
                             -------- -------
Price is less than zero then Raytheon shall pay to the Buyer an amount by which the Estimated Purchase Price is less than zero. The Estimated Purchase Price is subject to adjustment as provided in Section 3.3 hereof (as adjusted pursuant to
Section 3.3, the "Final Purchase Price").
                  ----- -------- -----

         3.2.   Additional Consideration. The Buyer acknowledges that, in
                ---------- -------------
addition to receiving the Final Purchase Price, the Sellers and RE&C Receivables Corporation pursuant to this Agreement are retaining the Retained Cash and Distributed Assets and have the right to receive payments with respect to the Indemnified Projects (as defined in Section 4.2(f)), the Retained Claims (as defined in Section 8.6) and the ASCC Receivables (as defined in Article 14).

         3.3.   Purchase Price Adjustments.
                -------- ----- -----------

                (a) Within sixty (60) days after the Closing Date, the Sellers shall prepare and deliver to the Buyer (i) an audited consolidated balance sheet of the RECI Companies as of the close of business on the Cut-Off Date (with such balance sheet referred to as the "Audited April Balance Sheet")
                                                  ------- ----- ------- -----
and (ii) an unaudited consolidated balance sheet of the RECI Companies as of the close of business on the Cut-Off Date (with such balance sheet referred to as the "Cut-Off Date Balance Sheet"). The Audited April Balance Sheet shall be
     ------- ---- ------- -----
prepared in accordance with GAAP (as defined in Article 14) as applied on a basis consistent with the preparation of the Financial Statements (as defined in
Section 5.4) as of and for the year ended December 31, 1999. The Cut-Off Date Balance Sheet will be identical to the Audited April Balance Sheet except that it will contain the adjustments and be prepared using the methodologies specifically described in Schedule 3.3(a) hereto (GAAP as so applied with the
                          -------- ------
exceptions specified on such Schedule being referred to herein as "Modified
                                                                   --------
GAAP"). The Buyer agrees to, and agrees to cause the RECI Subsidiaries to, give
----
the Sellers and the Sellers' accountants access to the books and records of the Purchased Business and the use of the RECI Subsidiaries' and Buyer's employees to the extent reasonably necessary for the preparation of the Audited April Balance Sheet and the Cut-Off Date Balance Sheet. Except for the Buyer's obligations pursuant to the preceding sentence, the cost of preparing the initial Audited April Balance Sheet and the Cut-Off Date Balance Sheet shall be borne by the Sellers.

                (b) When the Sellers deliver the Audited April Balance Sheet and the Cut-Off Date Balance Sheet, the Sellers shall also deliver a certificate
(i) certifying that the Audited April Balance Sheet and the Cut-Off Date Balance Sheet were prepared in accordance with paragraph (a) above, and (ii) containing the Sellers' calculations, based on the Cut-Off Date Balance Sheet (the "Sellers' Proposed
                                                            -------- --------
Calculations"), of (i) the Adjusted Non-Current Net Assets (as defined below)
------------
and (ii) the Adjusted Net Working Capital (as defined below) as of the close of business on the Cut-Off Date. Attached hereto as Schedule 3.3(b) is (i) a
                                                 -------- ------
projected consolidated balance sheet of the RECI Companies as of March 31, 2000 prepared in accordance with GAAP as applied on a basis consistent with the preparation of the Financial Statements as of the year ended December 31, 1999, subject to a lack of footnotes (the "Projected March 31 GAAP Balance Sheet"),
                                     --------- ----- -- ---- ------- -----
(ii) a projected consolidated balance sheet of the RECI Companies as of March 31, 2000 prepared in accordance with Modified GAAP (the "Projected March 31
                                                         --------- ----- --
Balance Sheet") and (iii) a calculation, based on the Projected March 31 Balance
------- -----
Sheet, of projected Adjusted Non-Current Net Assets and Adjusted Net Working Capital as of March 31, 2000 (the "Model Statement"). The Cut-Off Date Balance
                                   ----- ---------
Sheet and the Sellers' Proposed Calculations shall be substantially identical in form to the Projected March 31 Balance Sheet and the Model Statement, respectively.

                (c)    As used in this Section 3.3:

                       (i)    the term "Adjusted Non-Current Net Assets" means
                                        -------- ----------- --- ------
         the difference between (x) the property, plant and equipment, net, long term receivables, investments and deferred charges and other non-current assets, held by the RECI Subsidiaries or included in the Acquired RECI Assets, but excluding goodwill, Distributed Assets, assets related to the Indemnified Projects, Pension Assets, Retained Claims, ASCC Receivables and Retained Risk E&C Contracts, and (y) the total non-current liabilities that are liabilities of the RECI Subsidiaries or that are included in the Assumed RECI Liabilities, but excluding liabilities related to the Indemnified Projects, any Specified Seller Liabilities and any other liabilities for which the Sellers have agreed to be responsible elsewhere in this Agreement; and

                       (ii)   the term "Adjusted Net Working Capital" means the
                                        -------- --- ------- -------
         difference between (x) the total current assets held by the RECI Subsidiaries or included in the Acquired RECI Assets, excluding any Retained Cash, the Distributed Assets, assets related to the Indemnified Projects, Pension Assets, Retained Claims, ASCC Receivables and Retained Risk E&C Contracts (other than RR Assets, which are to be included), and (y) the total current liabilities that are liabilities of the RECI Subsidiaries or that are included in the Assumed RECI Liabilities, but excluding liabilities related to the Indemnified Projects, any Specified Seller Liabilities and any other liabilities for which the Sellers have agreed to be responsible elsewhere in this Agreement.

                (d) Within forty-five (45) days after receipt of the Audited April Balance Sheet, the Cut-Off Date Balance Sheet and the accompanying certificate, the Buyer shall notify the Sellers of its agreement or disagreement with the Audited April Balance Sheet, the Cut-Off Date Balance Sheet and the accuracy of any of the Sellers' Proposed Calculations; provided, that the Buyer
                                                       --------
may only dispute the Audited April

Balance Sheet, the Cut-Off Date Balance Sheet and the Sellers' Proposed Calculations to the extent that they deviate from the requirements of paragraphs
(a), (b) and (c) above or reflect mathematical errors. If the Buyer disputes any such aspect of the Audited April Balance Sheet, the Cut-Off Date Balance Sheet or the amount of any of the Sellers' Proposed Calculations, then the Buyer shall have the right to direct its independent accountants, at the Buyer's expense, to review and test the Audited April Balance Sheet, the Cut-Off Date Balance Sheet and the Sellers' Proposed Calculations. The Buyer's accountants shall complete their review and test within forty-five (45) days after the date the Buyer disputes the Sellers' Proposed Calculations and within such forty-five (45) day period the Buyer shall propose alternative calculations of the Adjusted Non-Current Net Assets and Adjusted Net Working Capital (the "Buyer's Proposed
                                                              ------- --------
Calculations"). If the Sellers do not accept the Buyer's Proposed Calculations
------------
within thirty (30) days after their submission to the Sellers, then the Sellers and the Buyer shall select a nationally recognized independent accounting firm (the "Independent Accounting Firm") to resolve the remaining disputed items (the
      ----------- ---------- ----
"Remaining Disputed Items") by conducting its own review and test of the Audited
 --------- -------- -----
April Balance Sheet, the Cut-Off Date Balance Sheet and thereafter selecting either the Buyer's Proposed Calculations of the Remaining Disputed Items or the Sellers' Proposed Calculations of the Remaining Disputed Items or an amount in between the two. If the Remaining Disputed Items are submitted to the Independent Accounting Firm as provided above, the Independent Accounting Firm shall be instructed (i) that the scope of its review shall be limited solely to the Remaining Disputed Items, (ii) that it shall accept the Audited April Balance Sheet, the Cut-Off Date Balance Sheet and the Sellers' Proposed Calculations except to the extent that they deviate from the requirements of paragraphs (a), (b) and (c) above or reflect mathematical errors, and (iii) that it is to use every reasonable effort to complete such assignment and deliver copies of such opinion and, if required, a revised Audited April Balance Sheet and Cut-Off Date Balance Sheet and revised calculations of Adjusted Net Working Capital and Adjusted Non-Current Net Assets to the Buyer and the Sellers within thirty (30) days following the date such Remaining Disputed Items are referred to it. The Buyer and the Sellers agree that they shall be bound by the determination of the Remaining Disputed Items by the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid one-half by the Buyer and one-half by the Sellers.

                (e)    Upon the determination pursuant to paragraph (d) of this
Section 3.3 of the definitive Audited April Balance Sheet and Cut-Off Date Balance Sheet and the Adjusted Non-Current Net Assets and Adjusted Net Working Capital, the Final Purchase Price shall be calculated. The Final Purchase Price shall be equal to $690,000,000 (the "Unadjusted Purchase Price") (i) increased
                                     ---------- -------- -----
by the amount, if any, by which the Adjusted Non-Current Net Assets are greater than $10,800,000, (ii) reduced by the amount, if any, by which the Adjusted Non-Current Assets are less than $10,800,000, (iii) increased by the amount, if any, by which Adjusted Net Working Capital is greater than $200,000,000, and
(iv) reduced by the amount, if any, by which Adjusted Net Working Capital is less than $200,000,000 (collectively, the "Adjustment"). If the Final Purchase
                                           ----------
Price exceeds the Estimated Purchase Price, the Buyer shall pay an amount equal to such excess to the Sellers, and if the Final Purchase Price is less than the Estimated Purchase Price, the Sellers shall pay an amount equal to such deficiency to the

Buyer. Any such payment shall be made in cash or same day funds within ten (10) days after the determination of the Adjustment pursuant to paragraph (d) of this
Section 3.3. Any such payment shall bear interest (calculated on the basis of a 360-day year consisting of 12 30-day months) at a rate per annum equal to the "Prime Rate" as set forth from time to time in The Wall Street Journal "Money
                                                   ---- ------ -------
Rates" column plus 200 basis points (the "Applicable Rate") from the Closing
                                          ---------- ----
Date to the date preceding payment.

         3.4.   Estimate of Purchase Price Adjustment.
                -------- -- -------- ----- ----------

                (a) Not later than the third business day prior to the Closing Date, the Sellers shall deliver to the Buyer (i) an estimated consolidated balance sheet (the "Estimated GAAP Balance Sheet") of the RECI
                                 --------- ---- ------- -----
Companies as of the close of business on the Cut-Off Date, prepared in accordance with GAAP as applied on a basis consistent with the preparation of the Financial Statements as of and for the year December 31, 1999, subject to a lack of footnotes, (ii) an estimated consolidated balance sheet (the "Estimated
                                                                      ---------
Balance Sheet") of the RECI Companies as of the close of business on the Cut-Off
------- -----
Date, prepared in accordance with Modified GAAP, and (iii) a statement (the "Estimated Statement") setting forth a calculation, based on the Estimated
 --------- ---------
Balance Sheet, of estimated Adjusted Non-Current Net Assets and Adjusted Net Working Capital as of the close of business on the Cut-Off Date. The Estimated GAAP Balance Sheet, the Estimated Balance Sheet and the Estimated Statement shall be substantially identical in form to the Projected March 31 GAAP Balance Sheet, the Projected March 31 Balance Sheet and the Model Statement, respectively, and shall be prepared in good faith based upon the Sellers' review of financial information then available to them and inquiries of personnel responsible for the development and preparation of financial information relating to the Purchased Business in the ordinary course of the conduct thereof.

                (b) The estimated purchase price to be delivered at the Closing (the "Estimated Purchase Price"), which is intended to constitute an
              --------- -------- -----
estimate of the Final Purchase Price, will be calculated by adjusting the Unadjusted Purchase Price upward or downward based on the formula set forth in the second sentence of Section 3.3(e) and the Estimated Statement.


                                   Article 4
                                   ---------

                           Closing; Cash Adjustment
                           -------- ---- ----------

         4.1.   Time and Place. Subject to the satisfaction or waiver of all
                ---- --- -----
of the conditions specified in Articles 10 and 11, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held on a
                                                  -------
mutually acceptable date that is not more than five (5) business days after the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "H-S-R Act"); provided that,
                                                    ----- ---    -------- ----
unless the Buyer otherwise agrees in writing, the Closing shall not be held prior to June 30, 2000. The Closing will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, MA 02110. The date on which the

Closing is actually held hereunder is sometimes referred to herein as the "Closing Date." The Closing will be deemed to be effective for purposes of this
 ------- ----
Agreement as of the close of business on the Closing Date.

         4.2.   Transactions at Closing.  At the Closing:
                ------------ -- -------

                (a) Subject to Section 8.18, RECI shall duly execute and deliver to the Buyer or its nominee or nominees such bills of sale, certificates of title, stock certificates with stock powers and other instruments of assignment or transfer with respect to the Purchased Shares and Acquired RECI Assets as the Buyer may reasonably request in advance of the Closing and as may be necessary to vest in the Buyer or its nominee(s) title to all of RECI's right, title and interest in the Purchased Shares and Acquired RECI Assets, all of such instruments to be in form and substance reasonably satisfactory to the Buyer; these transfer instruments will include one or more Bills of Sale in the form of Exhibit A hereto (the "Bill of Sale").
            ------- -              ---- -- ----

                (b) The Buyer shall duly execute and deliver to the Sellers such instruments of assumption with respect to the Assumed RECI Liabilities as the Sellers may reasonably request, including an Assumption Agreement in the form of Exhibit B hereto (the "Assumption
                                             ------- -              ----------
         Agreement").
         ---------

                (c) The Buyer shall deliver the Estimated Purchase Price by wire transfer to an account that has been designated for such purpose by the Sellers.

                (d) Subject to Section 8.28, the Buyer and the Sellers shall, and RECI shall cause certain RECI Subsidiaries to, each duly execute and deliver the Receivables Termination Agreement in the form of Exhibit C hereto (the "Receivables Termination Agreement").
         ------- -              ----------- ----------- ---------
                (e) The Buyer and Raytheon shall each duly execute and deliver the Tax Disaffiliation Sharing Agreement in the form of
         Exhibit D hereto (the "Tax Sharing Agreement").
         ------- -              --- ------- ---------

                (f)    Raytheon and the Buyer shall enter into subcontracts
         having the terms set forth in Exhibits E-1 to E-4 hereto for the
                                       -------- ---    ---
         Jindal, Ratchaburi, Saltend and Posven projects described in Exhibits
                                                                      --------
         E-1 to E-4 hereto and the other terms contemplated by Section 8.7 and
         ---    ---
         otherwise in form and substance reasonably satisfactory to the Sellers and the Buyer (the "Indemnified Projects", with such subcontracts to be
                             ----------- --------
         entered into referred to as the "Indemnified Project Subcontracts").
                                          ----------- ------- ------------

                (g) The Sellers and the RECI Subsidiaries shall enter into a mutual release in the form of Exhibit F hereto (the "Mutual Release").
                                       ------- -              ------ -------
                (h) Each of the Buyer and the Sellers shall deliver such other closing certificates and documents as may be reasonably requested by the other.

         4.3.   Cash Adjustment.  The Sellers and the Buyer have agreed to
                ---- ----------
make a net cash payment following the Closing as follows:

                (a) During the period between the close of business on the Cut-Off Date and the close of business on the Closing Date (the "Interim Period"), the Sellers shall advance to the Purchased Business
          ------- ------
         its cash requirements in accordance with past practices and shall cause to be paid in the ordinary course, consistent with past practice, all checks written on behalf of the Purchased Business. During the Interim Period, (i) all cash advanced or paid by the Sellers for use in the Purchased Business, other than cash advanced or paid with respect to any of the Excluded RECI Assets, the Distributed Assets or Indemnified Projects or in satisfaction of any amount that, if outstanding at Closing, would have been a Specified Seller Liability (other than amounts referred to in Schedule 4.3(a) as provided in paragraph (b)
                                -------- ------
         below, ordinary course payments of expenses under the East Side Reservoir Project Agreements (as defined in Article 14), ordinary course payment of benefit obligations and all Taxes paid during the Interim Period with respect to Taxes attributable to the Interim Period ("Interim Taxes") (collectively, the "Reimbursable SSLs")), shall be
           ------- -----                       ------------ ----
         charged to the Buyer and (ii) all cash transferred by the Purchased Business to or for the benefit of the Sellers, other than cash related to any of the Excluded RECI Assets (other than RR Assets), the Distributed Assets, the Indemnified Projects or the Retained Claims and without duplicating any amounts referred to in the parenthetical in clause (i) above, all cash distributed in an amount equal to all Interim Taxes, shall be charged to the Sellers. In addition, (i) all payments made directly by the Sellers during the Interim Period on behalf of or for the benefit of the Purchased Business, other than any payments made with respect to any of the Excluded RECI Assets (other than RR Assets), the Distributed Assets or Indemnified Projects or in satisfaction of any amount that, if outstanding at Closing, would have been a Specified Seller Liability (other than Reimbursable SSLs), shall be charged to the Buyer, and (ii) all payments made directly by any RECI Subsidiary during the Interim Period on behalf of or for the benefit of the Sellers, other than in satisfaction of any amount that, if outstanding at Closing, would have been a Specified Buyer Liability (other than Reimbursable SSLs), shall be charged to the Sellers.

                (b) The sum of the amounts referred to in clause (i) of each of the two immediately preceding sentences, together with the intercompany allocations listed on Schedule 4.3(a) incurred during the
                                            -------- ------
         Interim Period, is referred to as the "Advanced Cash" and the sum of
                                                -------- ----
         the amounts referred to in clause (ii) of each of the two immediately preceding sentences is referred to as the "Withdrawn Cash", and the
                                                    --------- ----
         difference between the Advanced Cash and Withdrawn Cash is referred to as the "Net Transferred Cash".
                 --- ----------- ----

                (c) Within thirty (30) days after the Closing Date, the Sellers shall deliver to the Buyer a certificate setting forth a calculation of the Net Transferred Cash, together with reasonable supporting documentation. The Sellers agree to give the Buyer and its accountants access to the Sellers' books and records, but only to the extent necessary in order to verify the amount of Net Transferred Cash. Within thirty (30) days after receipt of such certificate, the Buyer shall notify the Sellers of any disagreement with such calculation. If there is any disagreement, the Sellers and the Buyer shall meet to resolve any discrepancies. In the event the Sellers and the Buyer are unable to agree on the amount of Net Transferred Cash, any such dispute will be arbitrated as provided in
         Section 16.13. However, as to any amount not in dispute either the Sellers or the Buyer will make a payment based on the calculation referred to in paragraph (d) below.

                (d) Upon the determination of the Net Transferred Cash pursuant to paragraph (c) of this Section 4.3, either the Sellers or the Buyer shall make a payment to the other based on the Net Transferred Cash. In the event that Advanced Cash exceeds Withdrawn Cash, the Buyer shall pay to the Sellers an amount equal to the absolute value of the Net Transferred Cash. In the event that Withdrawn Cash exceeds Advanced Cash, the Sellers shall pay to the Buyer an amount equal to the absolute value of the Net Transferred Cash. Any such payment shall also include interest on such amount from the Closing Date to the date preceding the date of payment (calculated on the basis of a 360-day year consisting of 12 30-day months) at the Applicable Rate. Any such payment shall be made in same day funds by wire transfer to account(s) designated by the Sellers or the Buyer, as applicable.

                (e) The Sellers agree that during the Interim Period the cash management practices of the RECI Companies will be conducted on a basis consistent with past practice.


                                   Article 5
                                   ---------

                 Representations and Warranties of the Sellers
                 ---------------------------------------------

         The Sellers jointly and severally represent and warrant to the Buyer as follows:

         5.1.   Organization; Authority. Each of the Sellers is a corporation
                ------------  ---------
duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to enter into this Agreement, the Receivables Termination Agreement, the Tax Sharing Agreement and the Indemnified Project Subcontracts (collectively, the "Acquisition
                                                         -----------
Agreements") to which it is a party, and to perform its obligations hereunder
----------
and thereunder. Each RECI Subsidiary is a corporation or other entity (as indicated on Schedule A) duly organized, validly existing and in good standing
             -------- -
under the laws of its jurisdiction of organization with corporate, partnership or similar power and authority to enter into the Acquisition Agreements to which it is a party and to perform its obligations thereunder. Each of the RECI Companies has sufficient corporate, partnership or similar power and authority to own its assets and conduct its operations as now conducted. Each of the RECI Companies is qualified as a foreign corporation in each jurisdiction in which its assets or business operations require such qualification, except for those jurisdictions where the failure to so qualify individually or in the aggregate has not had and would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Purchased Business taken as a whole (with each of the foregoing being referred to herein as a "Material Adverse Effect"). Except as set forth on Schedule 5.1,
                -------- ------- ------                           -------- ---
correct and complete copies of the certificates of incorporation, by-laws or other organizational documents of the RECI Subsidiaries have been provided or made available to the Buyer prior to the date hereof.

         5.2.   Binding Effect. The execution and delivery of the Acquisition
                ------- ------
Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or similar action on behalf of the Sellers who are parties thereto, and this Agreement has been duly executed and delivered by each of the Sellers and, assuming the due authorization, execution and delivery thereof by the Buyer, constitutes, and the other Acquisition Agreements, assuming the due authorization, execution and delivery thereof by the Buyer, if a party thereto, when executed and delivered by the Sellers, as applicable, will constitute, the legal, valid and binding obligation of such Sellers who are parties thereto, enforceable against such Sellers in accordance with their terms, subject as to enforcement to bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

         5.3.   Non-Contravention. Except as set forth in Schedule 5.3 hereto
                -----------------                         -------- ---
and except for any of the following with respect to any consents to transfer required with respect to any contracts included in the Acquired RECI Assets, neither the execution and delivery of the Acquisition Agreements by the Sellers who are parties thereto, nor the consummation by such Sellers of the transactions contemplated hereby or thereby, will constitute a breach or violation of, be in conflict with, or constitute or create a default under, give rise to a right of termination, modification, acceleration (whether after the giving of notice or lapse of time or both) or cancellation of any material right or obligation under, or result in the creation or imposition of any Encumbrance (as defined in Section 5.17) upon any assets of Raytheon or any RECI Company pursuant to:

                (a) any contract, agreement or commitment to which Raytheon or any RECI Company is a party or by which Raytheon or any RECI Company or any of their respective properties (including, without limitation, any of the Acquired RECI Assets) is bound or to which Raytheon or any RECI Company or any of their respective properties is subject, except in the case of this clause (a) for any breaches, violations, conflicts, defaults, terminations, modifications, accelerations, cancellations or Encumbrances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                (b) the articles or certificate of incorporation or by-laws or other constitutive documents of Raytheon or any RECI Company; or

              (c) any statute, regulation, rule, judgment, order, decree or injunction of any government, governmental agency or court or other tribunal to which Raytheon or any RECI Company or any of their respective properties is subject, except in the case of this clause (c) for (i) any requirement to provide notices or obtain approvals with respect to a change of control of any RECI Companies under any Permits (as defined in Section 5.13), (ii) any consents to transfer with respect to any Government Contract (as defined in Article 14) or Government Subcontract (as defined in Article 14), and (iii) any breaches, violations, conflicts, defaults, terminations, modifications, accelerations, cancellations, terminations, or Encumbrances that individually or in the aggregate would not subject Raytheon or any RECI Company or the Buyer to any criminal penalty and would not reasonably be expected to have a Material Adverse Effect.

         5.4.   Financial Statements.
                --------- ----------

                (a) The Sellers have delivered the following financial statements to the Buyer, and there are attached as Schedule 5.4(a) hereto
                                                   -------- ------
correct and complete copies of: audited consolidated balance sheets of the RECI Companies at December 31, 1999 and December 31, 1998 and audited consolidated statements of operation and cash flows for the three years ended December 31, 1999 (the "Financial Statements"). Except as noted on Schedule 5.4(a) hereto:
           --------- ----------                       -------- ------
each of such Financial Statements was prepared in accordance with GAAP applied on a basis consistent with prior periods; each balance sheet included in the Financial Statements presents fairly, in all material respects, the consolidated financial condition of the RECI Companies as of its date; and each of such statements of operations and cash flows included in the Financial Statements presents fairly, in all material respects, the consolidated results of operations and cash flows of the RECI Companies for the periods covered thereby.

                  (b) Except as set forth on Schedule 5.4(b) or those reflected
                                             -------- ------
in the Financial Statements, as of the date of this Agreement there are no reserves on the books and records of any member of the Raytheon Group, other than the RECI Companies, relating to the Purchased Business.


                  (c) The Sellers have delivered to the Buyer, and there is attached as Schedule 5.4(c) hereto, (i) reconciliations of the financial
            -------- ------
information set forth in the unaudited consolidated balance sheets of the RECI Companies at December 31, 1999 and December 31, 1998 and unaudited consolidated statements of operations for the three years ended December 31, 1999 and statements of cash flows for the two years ended December 31, 1999, copies of which were previously provided to the Buyer, to the corresponding financial information set forth in the Financial Statements, (ii) reconciliations of the respective amounts of sales and operating income set forth in the Financial Statements for the years ended December 31, 1998 and December 31, 1997 to the respective amounts of sales and operating income set forth in the notes to the consolidated financial statements contained in Raytheon's Annual Report on Form 10-K for the year ended December 31, 1998 for each of such periods, and (iii) reconciliations of the respective amounts of sales and operating income set forth in the unaudited consolidated statements of operations for the nine month periods ended September 30, 1999 and September 30, 1998, copies of which were previously provided to the Buyer, to the respective amounts of sales and operating income set forth in the notes to the consolidated financial statements contained in Raytheon's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. All of such reconciliations are correct and complete in all material respects.

                (d) The Sellers have delivered to the Buyer, and there is attached as Schedule 5.4(d) a copy of, a schedule showing in summary form the
            -------- ------
financial information included in the Financial Statements with adjustments as follows:

                       (i) Sales and cost of sales for the Indemnified Projects have been excluded from the income statements for the years December 31, 1997, 1998 and 1999 and changes in cash flows for the Indemnified Projects has been excluded from the statement of cash flows for the years ended December 31, 1997, 1998 and 1999;

                       (ii) contracts-in-process, accounts payable and other balance sheet amounts associated with the Indemnified Projects have been excluded for the balance sheets as of December 31, 1997, 1998 and 1999;

                       (iii) balance sheet, income statement and cash flow amounts for Arayco, Inc. which was sold in 1999, have been excluded for the years ended December 31, 1998 and 1999;

                       (iv) construction in process balances relating to the Retained Claims (other than with respect to Retained Claims with respect to the Indemnified Projects, which has been excluded pursuant to adjustments referred to in clause (ii) above) as of December 31, 1998 and 1999, have been excluded as follows: actual cost to date for each project divided by the then estimated cost at completion for each project, multiplied by the amount representing the value at which each Retained Claim is included in each project's then estimate at completion, and that amount is reduced by the project specific identified claim reserve, and any other general claim reserves;

                       (v) balance sheet, income statement and cash flow impact of the Pension Plan (as defined in Section 5.20(f)) has been excluded for the years ended December 31, 1997, 1998 and 1999 and at period end; and

                       (vi) Federal and consolidated state income taxes have been excluded from the balance sheets at December 31, 1997, 1998 and 1999.

                (e) The revenue and cost information set forth in the Executive Summary Reports ("ESRs") with a data date as of December 31, 1999,
                            ----
copies of which were previously provided to the Buyer, for the projects identified on Schedule 5.4(e) is
              -------- ------
the same revenue and cost information for such projects as is reflected in the December 31, 1999 unaudited consolidated balance sheet referred in paragraph
(c)(i) above. Attached as part of Schedule 5.4(e) is a list of reserves for the
                                  -------- ------
applicable projects that were reflected on the December Balance Sheet but not reflected in the ESRs. Such list is correct and complete in all material aspects.

                (f)    Schedule 5.4(f) hereto sets forth a correct and complete
                       -------- ------
list by age of the contracts in process of the RECI Companies ("CIP") as of
                                                                ---
December 31, 1999, identifying separately contracts in process-billed and contracts in process-unbilled. Except as set forth on Schedule 5.4(f), as of the
                                                      -------- ------
date of this Agreement the Sellers have no knowledge of any claim of set-off relating to any CIP other than any claims that individually and in the aggregate would not reasonably be (x) expected to have a Material Adverse Effect and (y) any claims relating to the Indemnified Projects or the Retained Claims.

                (g)    Except as set forth on Schedule 5.4(g), as of the date of
                                              -------- ------
this Agreement, the Sellers have no knowledge of any claim of set-off relating to any of the current assets of the RECI Companies (determined in accordance with Modified GAAP), except for (x) any claims that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect and
(y) any claims relating to the Indemnified Projects or the Retained Claims.

         5.5.   Absence of Certain Changes.
                ------- -- ------- -------

                (a)    Except as set forth on Schedule 5.5 or in the Financial
                                              -------- ---
Statements, since December 31, 1999 to the date of this Agreement, no RECI Company has conducted the Purchased Business in a manner outside the ordinary course of business in any material respect. Except as set forth on Schedule 5.5,
                                                                   -------- ---
since December 31, 1999 to the date of this Agreement, there has been no change in the financial condition, results of operations, assets, liabilities or business of the Purchased Business other than any changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, since December 31, 1999 to the date of this Agreement, except as set forth on Schedule 5.5, there has been no material
                                       -------- ---
damage to, or destruction of, or other material adverse change in the physical condition, capacity or operation of, the assets of the RECI Companies taken as a whole, other than such damage, destruction or changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                (b) The Sellers have previously provided to the Buyer correct and complete copies of the ESRs for all Transferred Risk E&C Contracts, for which the RECI Companies produce ESRs in the ordinary course of business, as of a December 31, 1999 data date. Such ESRs were prepared on a basis consistent in all material respects with the historical practice of the RECI Companies. In the preparation of such ESRs, the RECI Companies did not intentionally fail to reflect any known events that would reasonably have been expected to have a Material Adverse Effect.

         5.6.   No Undisclosed Liabilities. Except as set forth on Schedule
                -- ----------- -----------                         --------
5.6, as of the date of this Agreement, no RECI Company has any liabilities,
---
indebtedness or obligations of any nature, whether accrued, absolute, contingent or otherwise, which pursuant to GAAP would be required to be reflected on a balance sheet of the Purchased Business prepared as of the date of this Agreement or disclosed in a footnote thereto, except for (i) Specified Seller Liabilities, (ii) liabilities, indebtedness or obligations reflected on the December Balance Sheet or in a footnote thereto or reflected in the Projected March 31 Balance Sheet or in a footnote thereto, (iii) liabilities, indebtedness or obligations incurred since December 31, 1999 in the ordinary course of business and (iv) any indebtedness, liabilities or obligations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         5.7.   Equipment; Sufficiency of Assets.
                ---------- ----------- -- ------

                (a)    Schedule 5.7(a) hereto sets forth a complete and accurate
                       -------- ------
list of all tangible personal property owned as of the dates referred to in
Schedule 5.7(a) by the RECI Companies and used in or relating to the Purchased
-------- ------
Business and with a net book value at such date(s) of more than $100,000. Except as set forth in Schedule 5.7(a), the tangible personal property owned by the
                -------- ------
RECI Companies, considered collectively and not on an item by item basis, is in good operating condition, subject to normal wear and tear, except where failure to be in such condition would not reasonably be expected to have a Material Adverse Effect.

                (b)    Except as set forth on Schedule 5.7(b), the assets of the
                                              -------- ------
RECI Subsidiaries and the Acquired RECI Assets, when utilized by a labor force substantially similar to that utilized by the RECI Companies as of the date of this Agreement, and taken together with the services to be provided by the Sellers pursuant to Sections 8.16 and 8.17 and the assets to be provided by the Buyer pursuant to Section 8.16, will be adequate to conduct the operations of the Purchased Business immediately after the Closing Date in the same manner in all material respects as such operations were conducted as of the date of this Agreement. The preceding sentence shall not be construed as a representation as to the adequacy or scope of any Intellectual Property, with respect to which the Sellers are making representations and warranties only as provided in Section 5.12.

         5.8.   Contracts.
                ---------

                (a)    Attached as Schedule 5.8(a) is a list of all real
                                   -------- ------
property leases in effect on the date of this Agreement pursuant to which any RECI Company leases real property (the "Real Property Leases");
                                        ---- -------- ------

                (b)    Attached as Schedule 5.8(b) is a list of all personal
                                   -------- ------
property leases to which any RECI Company is a party as of the date of this Agreement, other than any such lease that was entered into in the ordinary course of business prior to the date of this Agreement and does not require payments of more than $50,000 per annum and any project-specific personal property leases included in the contracts referred to in paragraph (c) below;

                (c)    Attached as Schedule 5.8(c) is a list of all the
                                   -------- ------
contracts, bids, subcontracts and other agreements outstanding as of the date of this Agreement for the provision or prospective provision by any RECI Company of engineering, design, procurement, construction, operation, maintenance or other services (collectively, the "E&C Services"), other than:
                             --- --------

                       (i) contracts, subcontracts and other agreements for the provision or prospective provision by any RECI Company of any E&C Services entered into in the ordinary course conduct of the Purchased Business that do not involve the payment to or by any RECI Company of more than $500,000 and do not provide for compensation on a fixed fee or lump sum basis;

                       (ii)    in addition to the bids listed in Schedule
                                                                 --------
         5.8(c), any bids for the provision or prospective provision by any RECI
         ------
         Company of any E&C Services outstanding on the date of this Agreement and made in the ordinary course conduct of the Purchased Business that do not (including the contract contemplated by such bid) involve the payment to or by any RECI Company of more than $500,000 or provide for compensation on a fixed fee or lump sum basis; and

                       (iii) in connection with the contracts, bids, subcontracts and agreements listed in Schedule 5.8(c) or described in
                                               -------- ------
         any of (i) or (ii) above, all related purchase orders, completed and uncompleted job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements, and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as project-specific hedging or currency swap agreements and any services agreements (other than any agency or representative agreement).

                (d)    Except as set forth on Schedule 5.8(d) or listed on
                                              -------- ------
Schedule 5.8(c), as of the date of this Agreement none of the RECI Companies is
-------- ------
a party to any joint venture or consortium agreements other than any such agreements that are no longer binding on any RECI Company.

                (e)    Except as listed on Schedule 5.8(e) (the "Listed
                                           -------- ------       ------
Confidentiality Agreements"), as of the date of this Agreement none of the RECI
--------------- ----------
Companies are party to any confidentiality or secrecy agreements other than any confidentiality or secrecy agreements entered into in the ordinary course operation of the Purchased Business or that are no more restrictive than any of the agreements listed on Schedule 5.8(e) and other than any such agreements that
                         -------- ------
are no longer binding on any RECI Company.

                (f) Except for (A) the contracts, agreements and other arrangements referred to in Sections 5.8(a)-(e), (B) the ERISA Plans and Non-ERISA Plans (as defined in Section 5.20), (C) the Support Agreements (as defined in Section 8.8), (D) the agreements listed in Schedule 5.12(b), (E) the contracts, agreements and
                         -------- -------
other arrangements listed or described on Schedule 5.8(f), (E) the Retained RECI
                                          -------- ------
Contracts and Retained Risk E&C Contracts, (F) the contracts and other arrangements listed in Schedule 7.12, (G) any guarantee by a RECI Company of the
                       -------- ----
obligations of another RECI Company of any of the contracts, agreements or other arrangements referred to in the foregoing clauses (A) through (F), and (H) any contracts, agreements or other arrangements that have been fully performed and with respect to which no RECI Company has any further obligations or liabilities, as of the date of this Agreement no RECI Company is a party to or otherwise bound by any:

                      (i) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money;

                      (ii) guarantee of any obligation or any letter of credit or bond (excluding endorsements of instruments for collection in the ordinary course of the operation of their business);

                      (iii) offset, countertrade, distributor, sales representative or sales agency (including any foreign agents or representatives) agreement;

                      (iv) agreement for the sale or lease of any of its assets requiring the payment of more than $250,000;

                      (v) agreement requiring the payment by such RECI Company of more than $250,000 for the purchase or lease of any real estate, machinery, equipment or other capital assets;

                      (vi) contract, agreement, legal commitment or proposal for the sale of products or the performance of services which would involve payment to such RECI Company of more than $1,000,000;

                      (vii) personal property lease with an annual rent of $50,000 or more and an original term of more than one year;

                      (viii) real property lease or sublease (as lessee, lessor, sublessee or sublessor);

                      (ix) contract or agreement requiring such RECI Company to purchase all or substantially all of its requirements for a particular product from a supplier;

                      (x) except for the standard form of employee confi-dentiality agreement that the RECI Companies attempt to enter into with respect to all of their employees (the current form of which is included as part of Schedule 5.8(f)), (A) employment agreement, (B)
                             -------- ------
         consulting agreement, (C) agreement providing for severance payments or
         (D) agreement providing for any rights or benefits

         (whether or not optional or subject to other conditions) in the event of the sale or other change in control of such RECI Company or sale of all or substantially all of its assets;

                       (xi) contract or other agreement with any current or former officer, director, employee or consultant of such RECI Company or any other member of the Raytheon Group (other than as set forth in
         Schedule 5.20 or Schedule 5.21) or any present or former shareholder of
         -------- ----    -------- ----
         such RECI Company (other than another RECI Company or a member of the Raytheon Group) or with any partnership, corporation, joint venture or any other entity in which any such Person has a material interest;

                       (xii)   joint venture or similar agreement;

                       (xiii) agreement imposing non-competition or exclusive dealing obligations on such RECI Company;

                       (xiv) any tax-sharing or other contract or agreement between any RECI Company and any other member of the Raytheon Group (other than another RECI Company);

                       (xv) contract or agreement that is material to the Purchased Business as a whole and that was not entered into in the ordinary course operation of the business of such RECI Company;

                       (xvi)   take-or-pay agreement;

                       (xvii) contract, agreement or arrangement granting to any Person any preferential rights to purchase any assets or services from such RECI Company;

                       (xviii) contract or agreement pursuant to which such RECI Company provides or has provided consulting or remediation services with respect to the Year 2000 problem;

                       (xix) project specific hedging or currency swap agreement; or

                       (xx) contract, agreement or arrangement obligating such RECI Company to make any equity investment in any Person, to make payments to develop any project or to provide, or arrange for the provision of, financing for any project.

                (g) The Sellers have delivered, made available or offered to make available to the Buyer correct and complete copies (or in the case of any oral contracts, agreements or arrangements, summaries that are accurate in all material respects) of each contract, agreement or other arrangement, as amended to date, listed in Schedules 5.8 (a),
                   --------- -------

(b), (c), (d) and (f) hereto and each contract listed on any other Schedule
---  ---  ---     ---
hereto other than the Listed Confidentiality Agreements (collectively with the Listed Confidentiality Agreements the "Listed Contracts"). Each Listed Contract
                                       ------ ---------
in effect on the date of this Agreement is a valid and binding obligation in all material respects of such RECI Company party thereto, and, to the knowledge of the Sellers, the other party or parties thereto, and as of the date of this Agreement is in full force and effect in all material respects.

                (h)    Except as set forth in Schedule 5.8(h) hereto, as of the
                                              -------- ------
date of this Agreement, neither any RECI Company nor, to the knowledge of the Sellers, the other party or parties thereto is in breach of any term of any Listed Contract, other than any Transferred Risk E&C Contract (as defined in
Article 14), except for any breaches that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.8(h) hereto, as of the date of this Agreement, to the
         -------- ------
knowledge of the Sellers neither any RECI Company nor the other party or parties thereto is in breach of any term of any Transferred Risk E&C Contract, except for any breaches that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                (i)    Except as set forth in Schedule 5.8(i), to the knowledge
                                              -------- ------
of the Sellers since December 31, 1999 to the date of this Agreement, no RECI Company has received any default notice or written threat thereof with respect to any Listed Contract except for any such notices or written threats that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                (j) With regard to each of the Government Contracts or Government Subcontracts that is a Listed Contract, except as set forth in
Schedule 5.8(j) as of the date of this Agreement, to the Sellers' knowledge:
-------- ------

                       (i) each RECI Company has complied in all material respects with all applicable statutes and other regulations, including the False Claims Act, the Anti-Kickback Act, the Federal Election Campaign Act, the Sherman Act, the Clayton Act and the regulations under each of them;

                       (ii) no RECI Company has made any representations or certifications that are untrue in any material respect or filed any accountings that are inaccurate in any material respect;

                       (iii) there is no pending or threatened governmental audit or investigation concerning any of the matters referred to in clause (i) or (ii) above concerning defective pricing or relative to debarment, other than regular audits in the ordinary course of governmental contracts;

                       (iv) none of the managerial personnel of any RECI Company has (A) engaged in any act of willful misconduct or lack of good faith and none has failed to exercise prudent business judgment so as to deprive any RECI

         Company of any material right to government reimbursement for environmental liabilities to third Persons or to any governmental authority either under the Department of Energy Acquisition Regulations ((A)48 C.F.R.(S)(S)970.5204-31 (1997), (B) 48 C.F.R.(S)(S)970.5204-61
         (1997), or (C) 48 C.F.R.(S)(S)970.3103-3 (1997) or under the insurance, litigation and claims or similar clauses in any Government Contract or Government Subcontract, or (B) engaged in any negligent or unreasonable behavior so as to create any environmental liability in connection with the performance of the Government Contracts or Government Subcontracts so as to deprive any RECI Company of any material right to government reimbursement for liabilities to third persons or to any governmental authority. For purposes of this Section 5.8(c)(iv), the terms "lack of good faith," "willful misconduct" and "prudent business judgment" have the meanings given to such terms in 48 C.F.R. (S)(S)970.5204-31 (1997).

         5.9.   Backlog. Schedule 5.9 sets forth the backlog of the RECI
                -------  -------- ---
Companies as of January 31, 2000, including the estimate as of January 31, 2000 of the applicable RECI Company of the total revenues remaining to be earned with respect to the contracts listed on Schedule 5.9. Except as set forth therein,
                                   -------- ---
Schedule 5.9 has been prepared by senior management of the RECI Companies on a
-------- ---
basis consistent with their past practice of preparing and tracking the backlog of the RECI Companies. The Sellers and the Buyer agree that this Section 5.9
                                                                 ------- ---
shall not constitute any representation with respect to the future revenues, results of operations or performance of the Purchased Business.

         5.10.  Outstanding Bids. Attached on Schedule 5.10 is a list of
                ----------- ----              -------- ----
outstanding or in process bids as of April 13, 2000 for the provision of any E&C Services by a RECI Company which, if awarded, would involve the payment to any RECI Company of more than $500,000. Except as set forth in Schedule 5.10, as of
                                                           -------- ----
the date of this Agreement no such bid listed on Schedule 5.10 which would
                                                 -------- ----
involve the payment to any RECI Company of more than $500,000, to the knowledge of the Sellers was made (determined solely based on the projections of the RECI Companies as of the time such bid was made) on a basis that would result in a loss for the applicable RECI Company. Except as set forth in Schedule 5.10, no
                                                             -------- ----
bid listed thereon, if awarded, would obligate any RECI Company to make an equity investment in any Person, to make payments to third parties to develop any project or to provide, or arrange for the provision of, financing for any project.

         5.11   Major Suppliers and Customers. Attached as Schedule 5.11(a) is a
                ----- --------- --- ---------              -------- -------
list of the top 20 customers, in terms of total dollar value of revenues, for the RECI Companies for the year ended December 31, 1999. Attached as Schedule
                                                                     --------
5.11(b) is a list of the top 20 suppliers to the RECI Companies, in terms of
-------
total dollar value of orders placed, for the year ended December 31, 1999. Since December 31, 1999 to the date of this Agreement, no RECI Company has received any written notice or, to the Sellers' knowledge, oral notice from any customer listed on Schedule 5.11(a) indicating that it intends to cease or reduce its
          -------- -------
sales to or purchases from any RECI Company.

         5.12.  Trademarks, Patents, Etc.
                ----------  -------  ---

                (a)    As of the date of this Agreement, Schedule 5.12(a) sets
                                                         -------- -------
forth a true and complete list of all patents, patent applications, registered copyrights, registered trademarks and registered service marks owned by the RECI Companies in connection with the Purchased Business. However, the parties acknowledge the possibility of inadvertent error or omission with respect to the items listed in Schedule 5.12(a) and, upon discovery of any such error or
                -------- -------
omission, the parties agree to amend said Schedule to correct the error or omission.

                (b) As of the date of this Agreement, the agreements listed in Schedule 5.12(b) constitute a complete listing of all agreements pursuant to
   -------- -------
which any RECI Company has been licensed or otherwise granted rights in or to any Intellectual Property or computer software owned by a third party which are used in the operation of the Purchased Business as currently operated or pursuant to which any RECI Company has granted such rights in Intellectual Property or computer software to others, except for:

                       (i) shrink-wrap licenses related to off-the-shelf computer software;

                       (ii) agreements covering computer software used by the RECI Companies pursuant to companywide licenses held by Raytheon that will be made available to the RECI Companies pursuant to Section 8.16 and 8.17;

                       (iii)  any Retained RECI Contracts;

                       (iv) any Listed Contracts and any contracts, agreements or arrangements referred to in Section 5.8(c);

                       (v) any Retained Risk E&C Contracts entered into in the ordinary course of business; and

                       (vi) any other contracts, agreements or arrangements that are not material to the operation of the Purchased Business and do not impose any material restrictions on the Purchased Business.

                (c) As of the date of this Agreement, neither the Sellers nor any of the RECI Companies have received any written claims alleging that the conduct of the Purchased Business infringes any third party intellectual property rights except for such claims identified in Schedule 5.12(c) and except
                                                     -------- -------
for any such claims as have been previously resolved and are no longer outstanding.

                (d) To the knowledge of the Sellers and subject to the proviso set forth below, neither the use nor other exploitation, which is material to the operation of the Purchased Business as operated as of the date of this Agreement, by any RECI Company of any Intellectual Property, as such Intellectual Property is used or exploited by Sellers in connection with the operation of the Purchased Business as of the date of this Agreement, (i) infringes on any valid and enforceable patent, trademark, servicemark or copyright of any other Person where any such infringement would reasonably be expected to result in a Material Adverse Affect, or (ii) constitutes a misuse or misappropriation of any trade secret or of similar confidential information obtained from another Person where any such misuse or misappropriation would reasonably be expected to result in a Material Adverse Effect; provided, however, the provisions of this Section 5.12(d) do not
                --------  -------
apply with respect to (x) any matters identified in Schedule 5.12(c), (y) any
                                                    -------- -------
matters identified in Schedule 5.12(d)1 as being the subject of an opinion from
                      -------- --------
outside patent counsel, or (z) any matters identified in Schedule 5.12(d)2 as
                                                         -------- --------
matters requiring continued evaluation.

                (e) As of the date of this Agreement, neither the Sellers nor any of the RECI Companies have received any written claims alleging that any of the RECI Companies is in material breach of any agreement granting rights in Intellectual Property except for any such claims identified in Schedule 5.12(e)
                                                               -------- -------
and except for any such claims as have been previously resolved and are no longer outstanding, and to Sellers' knowledge as of the date of this Agreement, neither any RECI Company nor the other party or parties thereto is in material breach of any agreement granting rights in Intellectual Property except for any such breaches that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided, however, the provisions of
                                            --------  -------
this Section 5.12(e) do not apply with respect to any matters identified in
     ------- -------
Schedule 5.12(e) as matters requiring further evaluation.
-------- -------

                (f) The assets of the RECI Subsidiaries and the Acquired RECI Assets will include all Intellectual Property owned by the RECI Companies and will, subject to required consents, include all licenses which have been granted to any of the RECI Companies by others with respect to Intellectual Property used by the RECI Companies in the Purchased Business except (i) as otherwise set forth on Schedule 5.12(f), (ii) any Excluded RECI Assets, (iii) any Intellectual
         -------- -------
Property which if not included individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (iv) computer software made available to the Buyer pursuant to Sections 8.16 and 8.17, and (v) any licenses to use the Raytheon name (any right to use the Raytheon name shall be solely as set forth in Section 8.10).

         5.13.  Governmental Consents; Transferability of Licenses, Etc.
                ------------ --------  --------------- -- --------  ---

                (a) No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of the Acquisition Agreements by the Sellers who are parties thereto, or for the consummation by any Sellers of the transactions contemplated hereby and thereby, except (i) as set forth on
Schedule 5.13(a), (ii) for the filings referred to in Section 8.1 under the
-------- -------
H-S-R Act, and (iii) for any requirement to provide notices or obtain approvals with respect to a change of control of any RECI Companies under any Permits,
(iv) for any consents to transfer with respect to any contract included in the

Acquired RECI Assets that is a Government Contract or Government Subcontract,
(v) for any consents or approvals referred to in Section 8.18 and (vi) for filing and recording appropriate documents normally required in connection with conveyance of title to real or personal property or Intellectual Property.

                (b) As of the date of this Agreement, each RECI Company has and maintains, and Schedule 5.13(b) lists, all licenses, permits and other
                   -------- -------
authorizations from all governmental authorities ("Permits") required to be
                                                   -------
maintained by any RECI Company in connection with the conduct of the Purchased Business, except for any project-specific licenses (other than any contractor or engineering licenses), permits or authorizations and any licenses, permits or other authorizations where the failure of any RECI Company to have and maintain any or all of such licenses, permits and authorizations individually or in the aggregate would not subject any RECI Company to any criminal penalty and would not reasonably be expected to have a Material Adverse Effect. Except as noted on
Schedule 5.13(b) none of the Permits are in the name of RECI or any member of
-------- -------
the Raytheon Group other than a RECI Subsidiary.

         5.14.    Claims, Change Orders and Disputes.
                  ------- ------ ------ --- --------

                  (a)  Except as set forth in Schedule 5.14, since December 31,
                                              -------- ----
1999 to the date of this Agreement no RECI Company has received written notice of any stop work order, suspension of work order or default notice or written threat of debarment or suspension with respect to any Transferred Risk E&C Contract except for any of the foregoing that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.14, as of February 25, 2000 no claim, change order, or
             -------- ----
request for equitable adjustment to the price or schedule ("Change Orders"),
                                                            ------ ------
between any RECI Company and any of its suppliers, or between any RECI Company and any of its customers, relating to any Transferred Risk E&C Contract is "approved" or "pending" or "potential" (determined on a basis consistent with the methodologies used by the RECI Companies to prepare ESRs), except for any claim, change order or request (i) not involving more than $250,000 and (ii) not reflecting a request for schedule adjustment in excess of ten (10) days.

                (b)    For each Change Order listed on Schedule 5.14, Schedule
                                                       -------- ----  --------
5.14 also indicates, as of February 29, 2000, (i) whether such Change Order is
----
classified as either approved or pending or potential and (ii) whether or not such change orders have been reflected in the applicable project's ESR as of February 25, 2000.

                (c) With respect to any Government Contracts or Government Subcontracts that are Listed Contracts, as of the date of this Agreement the RECI Companies have not received any written notice from any governmental authority that any costs incurred in excess of $250,000 with respect to such Listed Contract have been disallowed by a contracting officer's final decision pursuant to the Contracts Dispute Act of 1978. As of the date of this Agreement, all required CAS disclosure statements and cost impact statements have been submitted with respect to any Government Contract or Government Subcontract that is a Listed Contract. As of the date of this Agreement, all required incurred indirect cost reports have been submitted with respect to any Government Contract or Government Subcontract that is a Listed Contract. As of the date of this Agreement, negotiated indirect cost years have been closed with the U.S. government through the year 1997.

         5.15.  Insurance; Advances. (a) Attached as Schedule 5.15(a) is a
                ---------  --------                  -------- -------
complete list of all insurance policies maintained as of the date of this Agreement by or for the benefit of the RECI Companies covering any aspect of the Purchased Business or any portion of the assets of the RECI Subsidiaries or the Acquired RECI Assets (collectively the "Listed Insurance Policies"). As of the
                                        ------ --------- --------
date of this Agreement, all the Listed Insurance Policies are in full force and effect, are valid and outstanding policies and provide that they will remain in full force and effect through the respective dates set forth on Schedule
                                                                --------
5.15(a). As of the date of this Agreement, no member of the Raytheon Group
-------
(other than a RECI Subsidiary) maintains any project-specific insurance policies for the benefit of the RECI Companies covering any aspect of the Purchased Business or any portion of the assets of the RECI Subsidiaries or the Acquired RECI Assets.

                (b)   Schedule 5.15(b) sets forth a correct and complete list as
                      -------- -------
of March 31, 2000 of all outstanding amounts in excess of $1,000,000 that had been advanced prior to the time such payments were required to be paid pursuant to the specific terms of the applicable contract by any RECI Company to unaffiliated third parties without obtaining a bond, letter of credit or similar surety arrangement for the benefit of the RECI Company making such advance, indicating the identity of each such third party and, for each such third party, the amount of the advances thereto.

         5.16.  Bank Accounts. Schedule 5.16 lists the bank accounts used by
                ---- --------  -------- ----
the RECI Companies in connection with the Purchased Business as of the date of this Agreement, excluding any project-specific or other short-term accounts (specifying the identifying number and the names of the persons authorized to make withdrawals therefrom or have access thereto). The Sellers have heretofore provided to the Buyer a correct and complete reconciliation of the cash reflected on the December Balance Sheet to the cash on deposit in such accounts at December 31, 1999.

         5.17.  Capitalization of RECI Subsidiaries; Title to Assets.
                -------------- -- ---- ------------- ----- -- ------

                (a) The authorized, issued and outstanding capital stock of each of the RECI Subsidiaries consists only of those shares and other equity securities set forth next to the name of such RECI Subsidiary on Schedule
                                                                 --------
5.17(a) hereto. Except as set forth on Schedule A and except for director's
-------                                -------- -
qualifying shares, all of the RECI Subsidiaries are wholly owned direct or indirect Subsidiaries of RECI. Except as provided by this Agreement or as set forth on Schedule 5.17(a), there are no outstanding rights, options or warrants
         -------- -------
to purchase any capital stock of any of the RECI Subsidiaries or securities convertible into or exchangeable for capital stock of any of the RECI Subsidiaries. All such outstanding shares of capital stock of such RECI Subsidiaries or rights to acquire such capital stock are owned of record and beneficially as of the date of this Agreement as set forth in Schedule 5.17(a)
                                                              -------- -------
hereto. All shares of the RECI Subsidiaries are validly
issued and outstanding and, except as set forth on Schedule 5.17(a), are fully
                                                   -------- -------
paid and non-assessable. Each holder of capital stock of any of the RECI Subsidiaries has or will at Closing have good and valid title to its shares of the capital stock of such RECI Subsidiary, free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, defects as to title or restrictions against the transfer or assignment thereof or encumbrances of any kind (collectively, "Encumbrances"), except as set forth on
                                         ------------
Schedule 5.17(a) and except for restrictions on transfer imposed by applicable
-------- -------
laws. Except for the obligations to the Buyer under this Agreement or as set forth on Schedule 5.17(a), no RECI Company is bound by any outstanding
         -------- -------
subscriptions, options, warrants, calls, commitments or agreements of any character calling for such RECI Company to issue, deliver or sell, or cause to be issued, delivered or sold any shares of the capital stock of any RECI Subsidiary or any other equity security of any RECI Subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of the capital stock of any RECI Subsidiary or any other equity security of any RECI Subsidiary or obligating such RECI Company to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. Except as set forth on
Schedule 5.17(a), there are no outstanding contractual obligations of any RECI
-------- -------
Company to repurchase, redeem or otherwise acquire any shares of capital stock of such RECI Subsidiary. Except as set forth on Schedule 5.17(a), there are no
                                                -------- -------
outstanding or existing proxies, voting trusts or other agreements or understandings with respect to the voting of any shares of capital stock or other securities of any RECI Subsidiary. Except as set forth on Schedule
                                                                --------
5.17(a), there are no outstanding or existing rights to participate in the
-------
equity, income or election of directors or officers of any of the RECI Subsidiaries.

                (b)    Except as set forth on Schedule 5.17(b), each RECI
                                              -------- -------
Subsidiary is the lawful owner of and has good and valid title to all of its assets, free and clear of any Encumbrances except for Permitted Encumbrances (as defined in paragraph (c) below) and any Encumbrances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The preceding sentence shall not be construed as a representation as to the adequacy or scope of any Intellectual Property, with respect to which the Sellers are making representations and warranties only as provided in Section
5.12. RECI is the lawful owner of and has good and valid title to all of the Acquired RECI Assets, free and clear of any Encumbrance, except (i) for consents required to transfer any contracts included in the Acquired RECI Assets, (ii) as set forth on Schedule 5.17(b), (iii) for Permitted Encumbrances and (iv) for any
             -------- -------
Encumbrances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                (c) Except as expressly provided in this Agreement (including without limitation Section 8.3(a)), at and as of the Closing RECI will convey the Acquired RECI Assets and the Purchased Shares to the Buyer by bills of sale, certificates of title and instruments of assignment and transfer effective to vest in the Buyer, and the Buyer will receive, good and valid title to the Purchased Shares and all of the Acquired RECI Assets, subject to any requirement to obtain consents to transfer any contracts included in the

Acquired RECI Assets, free and clear of all Encumbrances, except for Encumbrances that (i) are listed in Schedule 5.17(c) or set forth in the
                                    -------- -------
agreements listed in Schedule 5.12(b), (ii) are excepted in title commitments
                     -------- -------
delivered to and accepted by Buyer, (iii) arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (iv) represent the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of the Transferred Risk E&C Contracts or under general principles of commercial or government contract law, (v) in the case of any contract, lease, license or other agreement, are restrictions against the transfer or assignment thereof that are included in the terms of such contract, lease, license or other agreement, or (vi) that individually or in the aggregate would not reasonably be expected to interfere in any material respect with the use of such assets in the conduct of normal business operations of the Purchased Business (collectively, "Permitted Encumbrances").
 --------- ------------

                (d)    Schedule 5.17(d) is a correct and complete list of each
                       -------- -------
Person that is not an RECI Subsidiary (such persons so listed collectively, the "Investment Entities") in which any RECI Company directly or indirectly owns on
 ---------- --------
the date of this Agreement any shares of capital stock, partnership interests or other beneficial ownership interests or any security or other right or interest convertible into or exercisable for any shares of capital stock, partnership interests or other beneficial ownership interests, excluding any such interest with an original acquisition cost and book value, as of the date of this Agreement, less than $1,000,000 (collectively, the "Investment Interests"),
                                                    ---------- ---------
indicating for each Investment Entity the Investment Interest therein owned by any RECI Company and the RECI Company owning such Investment Interest. The shares of capital stock included in the Investment Interests have been duly authorized and are fully paid and non-assessable. Each holder of Investment Interests that is a RECI Subsidiary has or will at the Closing have good and valid title to its Investment Interests, free and clear of any Encumbrances, except for Permitted Encumbrances and as set forth on Schedule 5.17(d) and
                                                      -------- -------
restrictions imposed by applicable law. Except as set forth on Schedule 5.17(d),
                                                               -------- -------
no RECI Company is bound by any agreement of any character that could require it to sell or otherwise dispose of any Investment Interest and there are no outstanding or existing proxies, voting trusts or other agreements or understandings with respect to the voting of any Investment Interest.

         5.18.  Conformity to Law. Except as set forth on Schedule 5.18, prior
                ---------- -- ---                         -------- ----
to the date of this Agreement each RECI Company has complied with, and as of the date of this Agreement is in compliance with, all laws, statutes, governmental regulations and all judicial or administrative or tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Purchased Business or any RECI Company, except for any violations or noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided however that to the extent the foregoing
                         -------- -------
representation and warranty relates to the bidding, performance, accounting or administration of any Transferred Risk E&C Contract or any of the matters referred to in Section 5.8(j), such representation and warranty is limited to the Sellers' knowledge as of the date of this Agreement. Except as set forth in
Schedule 5.18 hereto, as of the date of this Agreement no RECI Company has
-------- ----
committed, been charged with,
or to the knowledge of the Sellers been under investigation with respect to, nor does there exist, any violation of any provision of any national, state or local law or administrative regulation in respect of the Purchased Business or any of the assets of the RECI Subsidiaries or the Acquired RECI Assets, except for any charges, investigations or violations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided
                                                                    --------
however that to the extent the foregoing representation and warranty relates to
-------
the bidding, performance, accounting or administration of any Transferred Risk E&C Contract or any of the matters referred to in Section 5.8(j), such representation and warranty is limited to the Sellers' knowledge as of the date of this Agreement.

         5.19.  Litigation, etc. Except as set forth on Schedule 5.19 hereto,
                ----------  ---                         -------- ----
as of the date of this Agreement no action, suit, proceeding or investigation is pending or, to the knowledge of the Sellers, threatened, against any RECI Company, any of their Affiliates or any of their directors or officers relating to or affecting the Purchased Business or any of the assets of the RECI Subsidiaries or the Acquired RECI Assets, or which questions the validity of this Agreement or any other Acquisition Agreement or challenges any of the transactions contemplated hereby or thereby, except for any actions, suits, proceedings or investigations that individually seek monetary damages of not more than $1,000,000 or that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no RECI Company is in default under any judgment, order or decree of any governmental authority relating to the conduct of the Purchased Business or any of the assets of the RECI Subsidiaries or the Acquired RECI Assets, except for any defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         5.20.  Employee Benefit Plans.
                -------- ------- -----

                (a)    Except as set forth on Schedule 5.20(a) hereto and except
                                              -------- -------
for the Project-Specific Plans (as defined below), no RECI Company maintains, has any liability for or has any obligation to make contributions to or for the benefit of any current or former officer, director, employee or consultant or independent contractor of the Purchased Business, pursuant to any (i) "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is subject to ERISA (an
                                          -----
"ERISA Plan"), or (ii) other plan, policy, fund, program, contract or
 ----- ----
arrangement providing bonuses, pension, retirement or profit-sharing benefits, stock option or other incentive compensation, deferred compensation, vacation benefits, health and medical benefits, fringe benefits, life insurance or disability benefits, or severance benefits, other than plans or arrangements mandated by law (a "Non-ERISA Plan"). RECI Companies contribute to multiemployer
                    --------- ----
health and welfare and pension plans of collective bargaining units pursuant to project-specific agreements ("Project-Specific Plans"); except where reference
                              ------- -------- -----
is made in this Section 5.20 to multiemployer plans, no representations are being made as to Project-Specific Plans even though they are within the defined terms "ERISA Plan" and "Non-ERISA Plan" for other purposes of this Agreement. Except as noted on Schedule 5.20(a), the Sellers have heretofore made available
                   -------- -------
through the data room associated with this transaction at

Raytheon's corporate headquarters or delivered to the Buyer true and complete copies of each ERISA Plan and Non-ERISA Plan (and all agreements relating to the administration thereof), the most recently completed annual report (with any required attachments), the most recent IRS determination letter, any submissions (and a description of the ultimate corrective action taken in connection with each such submission) under Revenue Procedures 98-22 or 2000-16 (Employee Plans Compliance Resolution System), any other advisory opinions or rulings applicable to such Plan and the most recent actuarial valuation report prepared in connection with such Plan.

                (b) Those ERISA Plans and Non-ERISA Plans principally providing benefits for individuals who are employed by or provide services to the Purchased Business primarily at locations outside the United States are so identified on Schedule 5.20(b). Except as set forth on Schedule 5.20(b), there
              -------- -------                         -------- -------
are no stock options, equity incentives, warrants, bond loans, or similar benefits that have been granted by Raytheon or an RECI Company to and in compensation of any of the individuals referred to in the preceding sentence.

                (c) Neither Raytheon nor any of the RECI Companies, nor any entity that together with Raytheon or any of the RECI Companies would be treated as a single employer under Section 414 of the Code, has incurred or reasonably expects to incur (i) any liability (unless previously satisfied) as a result of a prior partial or complete withdrawal from a "multiemployer plan" within the meaning of Section 3(37) of ERISA, or (ii) any liability to the PBGC (other than required premiums with respect to on-going plans). All premiums required to be paid under Section 4006 of ERISA by the RECI Companies or any entity aggregated with the RECI Companies under Sections 4001(a)(14) and 4001(b)(1) of ERISA have been timely paid by the RECI Companies or such entity.

                (d)    Except as set forth on Schedule 5.20(d), no ERISA Plan or
                                              -------- -------
Non-ERISA Plan currently provides or promises or has a current obligation to provide post-employment or post-retirement medical or life insurance benefits other than continuation coverage required by Part 6 of Title I of ERISA or applicable state insurance laws.

                (e)    Except as set forth on Schedule 5.20(e) and under the
                                              -------- -------
Retention Agreements (as defined in Section 9.3), no employee or former employee of, or independent contractor or consultant who provides or provided services to the Purchased Business will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) for which Buyer or the RECI Subsidiaries will be responsible after the Closing solely as a result of the transactions contemplated by this Agreement. There is no contract, plan or arrangement covering any employee or former employee employed in connection with the Purchased Business that, individually or collectively, could give rise to any obligation of the Purchased Business for which the Buyer or the RECI Subsidiaries will be responsible after the Closing which arises out of or relates to Section 280G or Section 4999 of the Code.

                (f)    Except as set forth on Schedule 5.20(f), (i) all of the
                                              -------- -------
ERISA Plans and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all laws applicable to such plans, and the terms and conditions of the respective plan documents, (ii) each ERISA Plan intended to qualify under Section 401(a) of the Code (as defined in Article 14) has been determined to so qualify by the Internal Revenue Service and to Sellers knowledge and as to any ERISA or Non-ERISA Plan other than a Raytheon Employee Benefit Plan, no event, omission or condition has occurred or exists that could reasonably be expected to result in the loss of such qualification or could reasonably be expected to require action under Revenue Procedures 98-22 or 2000-16 to maintain such qualification, (iii) there is no pending legal action, proceeding or investigation, other than routine claims for benefits, concerning any ERISA Plan or Non-ERISA Plan, (iv) no ERISA Plan or Non-ERISA Plan subject to the requirements of Section 302 of ERISA or Section 412 of the Code has an outstanding accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code or has been granted an extension of amortization periods which remains in effect, (v) as to any ERISA Plan subject to the provisions of Title IV of ERISA, there has not occurred any reportable event under Section 4043 of ERISA, or other event or condition, which presents (A) a material risk of termination of such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or
                                                                       ----
(B) a material risk of plan termination liability to the PBGC under Title IV of ERISA, (vi) there have been no prohibited transactions (within the meaning of
Section 406 of ERISA or Section 4975 of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975 of the Code and for which there is any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or material taxes imposed by Section 4975 of the Code, and (vii) with the exception of the Raytheon Engineers & Constructors, Inc. Retirement Plan (the "Pension Plan"), none of the ERISA Plans and Non-ERISA Plans are subject to the
 ------- ----
"minimum funding standards" of Section 412 of the Code or the provisions of Title IV of ERISA.

                (g)    Except as set forth in Schedule 5.20(f), to the Sellers'
                                              -------- -------
knowledge, neither the Sellers nor any administrator or fiduciary of any ERISA Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner that could subject the Buyer to any material liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA.

                (h) No material tax under Section 4980B or 5000 of the Code has been incurred with respect to any ERISA Plan or Non-ERISA Plan and to Sellers' knowledge no circumstances exist which could give rise to such taxes.

                (i) With respect to each ERISA Plan and Non-ERISA Plan, each common law employee of the RECI Companies is either (A) eligible to participate therein or (B) excluded from participation therein under the written terms of such plan.

         5.21.  Compensation of and Contracts with Employees. (a) The Sellers
                ------------ -- --- --------- ---- ---------
have previously provided to the Buyer a complete and accurate, in all material respects, list of each employee, consultant, leased employee (other than short-term hires) or independent contractor who performed services primarily in connection with the Purchased Business as of December 31, 1999, excluding short-term craft hires. With respect to each such individual, the list sets forth the location of employment, the date of hire and years of service for each such employee, the bonus paid, or to be paid, to each such employee for the fiscal year ended December 31, 1999 and the monthly salary as of December 31, 1999. Except as described on Schedule 5.21(a),
                                                               -------- -------
there have been no changes in, or binding commitments to change, such compensation since December 31, 1999, other than regularly scheduled annual increases in compensation in accordance with past custom and practice, and any additional compensation provisions specified in individual offer letters, employment agreements, change in control agreements or retention agreements.

         (b)    Except as set forth on Schedule 5.21(b), since June 30, 1999
                                       -------- -------
to the date of this Agreement no employee who performed services primarily in connection with the Purchased Business has ceased to perform services primarily in connection with the Purchased Business but continued as an employee of a member of the Raytheon Group.

         5.22.  Labor Relations. Except as set forth on Schedule 5.22, as of
                ----- ---------                         -------- ----
the date of this Agreement each RECI Company is in compliance in all material respects with all national, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth on Schedule 5.22, as of the date of this
                                 -------- ----
Agreement, there is no charge pending or, to the knowledge of the Sellers, threatened against any RECI Company alleging unlawful discrimination in employment practices before any court or agency and there is no proceeding or, to the Sellers' knowledge, charge with regard to any unfair labor practice against any RECI Company and relating to the Purchased Business pending before the National Labor Relations Board or any similar governmental agency. Except as set forth on Schedule 5.22, as of the date of this Agreement, there is no labor
             -------- ----
strike, dispute, slow-down or work stoppage actually pending or to the knowledge of the Sellers threatened against or involving the Purchased Business. Except as set forth on Schedule 5.22, as of the date of this Agreement, no one has
             -------- ----
petitioned within the last three years, and as of the date of this Agreement, no one is now petitioning, for union representation of any employees of any RECI Company. Except as set forth on Schedule 5.22, as of the date of this Agreement,
                                -------- ----
no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement and relating to the Purchased Business is pending against any RECI Company and no claim therefor has been asserted. Except as set forth on Schedule 5.22, as of the date of this Agreement none of the
                -------- ----
employees of any RECI Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by any RECI Company. Except as described on Schedule 5.22 hereto, as of the date of this
                                -------- ----
Agreement, no RECI Company has experienced any material labor strike, dispute, slow-down or similar work stoppage in the last three years.

         5.23.  Real Property.
                ---- --------

                (a)    Schedule 5.23(a) lists all real property owned by any of
                       -------- -------
the RECI

Companies as of the date of this Agreement (the "Owned Real Property") and all
                                                 ----- ---- --------
real property leased by the RECI Companies as of the date of this Agreement (the "Leased Real Property").
 ------ ---- --------

                (b)    Except as set forth on Schedule 5.23(b), as of the date
                                              -------- -------
of this Agreement the Owned Real Property and the Leased Real Property (collectively, the "Real Property") constitute all of the real property owned or used by the RECI Companies primarily in connection with the conduct of the Purchased Business.

                (c)    Except to the extent specified on Schedule 5.23(c), one
                                                         -------- -------
or more of the RECI Companies is the undisputed sole lessee, licensee, permittee, grantee or other beneficiary with respect to, and is in actual possession of, the Leased Real Property, and is entitled to quiet enjoyment of the Leased Real Property and the use of the Leased Real Property in connection with the conduct of the Purchased Business without any interference or claims by any Person, in accordance with the terms of the relevant Real Property Leases, which Real Property Leases are, in each case, directly with the fee simple owners of the Leased Real Property covered thereby.

                (d)    Except to the extent specified on Schedule 5.23(d), no
                                                         -------- -------
RECI Company has leased or sublet, as lessor or sublessor, and no third party is in possession of, any of the Real Property. No RECI Company has transferred any air rights, subsurface rights or development rights relating to the Real Property, and no portion of the Real Property has been condemned, requisitioned or otherwise taken by any governmental authority and to the Sellers' knowledge no such condemnation, requisition or taking is threatened or contemplated.

                (e) All improvements located on the Owned Real Property (the "Improvements") were constructed and installed in compliance in all respects
 ------------
with then applicable laws, statutes, ordinances and codes affecting the Owned Real Property at the time of construction, except where the failure to be so constructed and installed individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule
                                                                      --------
5.23(e), as of the date of this Agreement there are no structural or latent
-------
defects in any of the Improvements, except such defects that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.23(e), as of the date of this
                               -------- -------
Agreement the heating, electrical, plumbing, and other building equipment on the Owned Real Property are in working order sufficient in all material respects for the operation of the Purchased Business consistent with current practice.

                (f)    Except as set forth on Schedule 5.23(f), as of the date
                                              -------- -------
of this Agreement no RECI Company has received any written notice from an insurance company which has issued a policy or has been requested to issue a policy with respect to any portion of the Improvements located on the Owned Real Property or any board of fire underwriters or any other body exercising similar functions requesting the performance of any repair, alterations or other work which has not been complied with in all material respects, except where the failure to so comply individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         5.24.  Tax Matters.
                --- -------

                (a)    Except as set forth in Schedule 5.24, (i) each RECI
                                              -------- ----
Subsidiary has filed or will file by the Closing Date all material Tax Returns (as defined in Article 14) for the periods ending prior to the Closing Date which are required to be filed with any foreign, federal, state or local governmental authority or agency, and has paid, or made adequate provision for the payment of, all Taxes (as defined in Article 14) shown to be due on such Tax Returns. To the Sellers' knowledge, there are no additional assessments since the date of such returns and reports except with respect to any Taxes for which the Sellers are responsible under the Tax Sharing Agreement.

                (b)    Except as set forth in Schedule 5.24:
                                              -------- ----

                       (i)    Liens. There are no liens for Taxes (other than
                              -----
         current Taxes not yet due and payable) on any of the Acquired Assets or any assets of the RECI Subsidiaries;

                       (ii)   Withholding Taxes. Each RECI Subsidiary has with-
                              ----------- -----
         held and paid all Taxes (other than current Taxes not yet due and payable) required to have been withheld and paid, for the periods ending prior to the Closing Date, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party for activities relating to the Purchased Business;

                       (iii)  Parachute Payments. None of the RECI Subsidiaries
                              --------- --------
         are parties to any agreement, contract or benefit arrangement that represents an obligation to make any payments, or an obligation that under certain circumstances could obligate the Buyer to make any payments that will not be deductible under Code Section 280G;

                       (iv)   Statute of Limitations. No RECI Subsidiary has
                              ------- -- -----------
         waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

                       (v)    Claims. No RECI Subsidiary has received a written
                              ------
         claim or has knowledge of any other claim by any tax authority in any jurisdiction where RECI Subsidiaries do not file Tax Returns asserting that any RECI Subsidiary is or may be subject to taxation in such jurisdiction, which claim could affect the Buyer or the Purchased Business;

                       (vi)   Deficiencies. No issue has been raised in writing
                              ------------
         by any tax authority which reasonably may be expected to result in a deficiency for any taxable period of any RECI Subsidiary;

                       (vii)  Proceedings. No RECI Subsidiary is a party to, or
                              -----------
         has received written notice of, any pending or threatened administrative or judicial action or proceeding by any governmental authority for the assessment or collection of any Taxes against or from any RECI Subsidiary; and

                       (viii) Agreements. There is no Tax sharing or allocation
                              ----------
         agreement under which any RECI Subsidiary will have any obligations after the Closing Date.

         5.25.  Safety, Zoning and Environmental Matters.
                ----------------------------------------

                (a)    Except as set forth on Schedule 5.25(a) hereto, as of the
                                              -------- -------
date of this Agreement neither the Owned Real Property or any Leased Real Property previously owned by a RECI Company and subsequently sold and leased back (the "Sale Leaseback Property" and collectively the "Controlled Real
           ---- --------- --------                        ---------- ----
Property") nor the activities carried on therein are in violation of any zoning,
--------
health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and except for any violations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                (b)    Except as set forth in Schedule 5.25(b) hereto:
                                              -------- -------

                       (i) as of the date of this Agreement no RECI Company nor, to the knowledge of the Sellers, any operator of any of the RECI Companies' present or past properties, is in violation, or alleged violation, of any Environmental Laws (as defined in Article 14), except for any violations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                       (ii) as of the date of this Agreement, neither any RECI Company nor Raytheon has received notice from any third party, including without limitation any federal, state or local governmental authority, (A) that any RECI Company is in violation of any Environmental Law; (B) that any RECI Company or any predecessor in interest has been identified by any third party, including without limitation the United States Environmental Protection Agency ("EPA") or
                                                                        ---
         any state regulatory authority as a potentially responsible party under CERCLA or any similar state statute with respect to any site; (C) that any hazardous waste as defined by 42 U.S.C. (S)(S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)(S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)(S)9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances")
                                                          --------- ----------
         which any one of them has handled, manufactured, produced, stored, generated, transported, arranged for the disposal of or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted, is conducting or has ordered that any RECI Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (D) that any RECI

         Company or any predecessor in interest is or shall be a named party to any claim, action, cause or action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of or relating to any release of Hazardous Substances;

                      (iii) to the Sellers' knowledge, as of the date of this Agreement (A) no portion of the past or present real properties owned, leased or operated by any RECI Company, has been used for handling, manufacturing, processing, storage or disposal of Hazardous Substances by any RECI Company except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Owned Real Property or Leased Real Property; (B) in the course of any activities conducted by any RECI Company, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) by any RECI Company on, upon, into or from such properties, except for any releases effected in compliance in all material respects with Environmental Laws and that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; (D) any Hazardous Substances that have been generated by any RECI Company on such properties have been transported offsite only by carriers having an identification number issued by the EPA and treated, stored or disposed of only by treatment, storage, or disposal facilities maintaining valid permits as required under applicable Environmental Laws; and (E) with respect to any of the Controlled Real Property, there have been no releases on, upon, from or into any real property in the vicinity of any of the Controlled Real Property which, through migration through soil or groundwater, may have come to be located on any of the Controlled Real Property, except for any such releases which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; and

                      (iv) none of the Controlled Real Property or to the Seller's knowledge any other real property presently or formerly owned, leased or operated by any RECI Company is subject to any applicable environmental cleanup responsibility law or subject to any environmental lien, and none of such properties shall be subject to the provisions of any environmental real property transfer law or regulation, by virtue of the transaction contemplated hereby.

         5.26.    Year 2000 Compliance.
                  ---- ---- ----------

                  (a) The RECI Companies have completed a commercially reasonable plan to investigate and correct any year 2000 problems associated with (i) the use and operation of the RECI Companies' computer systems, including the computer hardware and software used in the Purchased Business (whether constituting or used in information systems, imbedded in or associated with mechanical or other non-information systems or facilities infrastructure or otherwise); and (ii) the services provided through the use and operation of the RECI Companies' computer systems. The Sellers, however, do not represent and warrant that this plan will find and correct all year 2000 problems which may arise in connection with the use and operation of the RECI Companies' computer systems or the services provided through the use and operation of the RECI Companies' computer systems or in connection with the operation of any facilities designed and/or constructed by any of the RECI Companies. However, the RECI Companies did not experience any significant malfunctions or errors in connection with the use or operation of their computer systems when the date changed from December 31, 1999 to January 1, 2000 or from February 28, 2000 to February 29, 2000 and as of the date of this Agreement the Sellers have no knowledge of any fact or circumstance that have caused the Sellers to believe that the year 2000 problem will have a Material Adverse Effect.

                  (b) Except as described on Schedule 5.26, as of the date of
                                             -------- ----
this Agreement no RECI Company has given any express warranty to any Person in connection with any consulting, remediation or other services performed by any RECI Company with respect to the Year 2000 readiness of any Person's computer hardware or software or information or non-information systems or facilities infrastructure or any other aspect of so-called "Y2K" issues or problems.

         5.27.    Brokers. Other than Merrill Lynch Pierce Fenner & Smith
                  -------
Incorporated ("Merrill Lynch"), neither any RECI Company nor Raytheon has
               ------- -----
retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. The Sellers acknowledge that the fees and expenses of Merrill Lynch are their responsibility and not those of the Buyer.

         5.28.    Books and Records of RECI Companies. Except as set forth on
                  ----- --- ------- -- ---- ---------
Schedule 5.28, all of the minute books and stock record books of each of the
-------- ----
RECI Companies (or true and complete copies thereof) have been made available to the Buyer for inspection and contain materially accurate records of all meetings of, and written consents by, the boards of directors (and any committees thereof) and stockholders of each of the RECI Companies since January 1, 1995 (or, if later, since the date of its acquisition by the Sellers).

         5.29.    Sellers' Representative. Raytheon has been duly appointed by
                  -------- --------------
RECI as its agent and attorney-in-fact for all purposes of this Agreement. Without limiting the generality of the foregoing, (a) any delivery to Raytheon of the Purchase Price in accordance with this Agreement will be conclusively deemed for all purposes to be delivery of the Purchase Price to the appropriate Seller(s), (b) any notice or other communication given to or by Raytheon in accordance with the provisions of Section 16.2 will be conclusively deemed for all purposes to be a notice or communication given to or by each of the Sellers, and (c) any other delivery made by the Buyer to Raytheon will be conclusively deemed for all purposes to be a delivery by the Buyer to the appropriate Seller(s).

                                    Article 6
                                    ---------

                   Representations And Warranties of the Buyer
                   -------------------------------------------

         The Buyer represents and warrants to the Sellers as follows:

         6.1.     Organization and Standing of Buyer. The Buyer is a corporation
                  ------------ --- -------- -- -----
duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The Buyer has full corporate power and authority enter into the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby.

         6.2.     Corporate Approval; Binding Effect. The execution and delivery
                  --------- --------  ------- ------
of the Acquisition Agreements to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action by the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by the Sellers, constitutes, and the other Acquisition Agreements to which the Buyer is a party when executed and delivered by the Buyer, assuming the due authorization, execution and delivery thereof by the Sellers who are parties thereto, will constitute, the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their terms, subject as to enforcement to bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

         6.3.     Non-Contravention; Approvals. Neither the execution and
                  -----------------  ---------
delivery of the Acquisition Agreements to which the Buyer is a party by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby and thereby (including the assumption of the Assumed RECI Liabilities) will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of the Buyer pursuant to (a) the Certificate of Incorporation or By-Laws of the Buyer; (b) any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, except for any violations, conflicts, defaults and Encumbrances that would not, individually or in the aggregate, (i) materially impair the ability of the Buyer to perform its obligations hereunder or under any of the other Acquisition Agreements, (ii) prevent or materially delay the consummation of the purchase and sale of the Purchased Shares and Acquired RECI Assets contemplated hereby or (iii) have a material adverse effect on the business, financial condition or results of operations of the Buyer taken as a whole (with any of the foregoing clauses (i), (ii) or (iii) referred to as a "Buyer Material Adverse Effect"); or (c) except as set forth on Schedule 6.3,
   ----- -------- ------- ------                                  -------- ---
any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which the Buyer or any of its properties is subject, except for any violations that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. Except as set forth on Schedule 6.3 and except
                                                      -------- ---
for the filings referred to in Section 8.1 under the H-S-R Act, no consent, approval or authorization of, or registration, qualification or filing by the Buyer with, any governmental agency or authority is required for the execution and delivery of the Acquisition Agreements by the Buyer or for the consummation by the Buyer of the transactions contemplated hereby and thereby.

         6.4.     Litigation, Etc. As of the date of this Agreement, no action,
                  ----------  ---
suit, proceeding or investigation is pending or, to the knowledge of the Buyer, threatened, against the Buyer relating to or affecting the Purchased Business, or which questions the validity of this Agreement or any other Acquisition Agreement or challenges any of the transactions contemplated hereby or thereby, except for any actions, suits, proceedings or investigations that individually or in the aggregate would not reasonably be expected to have a Buyer Material Adverse Effect.

         6.5.     Financing. The Buyer has provided to the Sellers true and
                  ---------
correct copies of commitment letters, dated April 14, 2000 (the "CSFB Commitment
                                                                 ---------------
Letters"), from Credit Suisse First Boston ("CSFB") and Bank of Montreal ("BMO")
-------                                      ----                          ---
to the Buyer providing for senior secured and unsecured credit facilities in the aggregate principal amount of $1,275,000,000 (the "Senior Facilities"). The
                                                   -----------------
Buyer has also delivered to the Sellers true and correct copies of all ancillary agreements relating to the CSFB Commitment Letters other than any agreement relating solely to compensation (the "Ancillary CSFB Agreements"). The CSFB
                                      --------- ---- ----------
Commitment Letters, if funded in accordance with their terms, when combined with other funds available to the Buyer, will provide sufficient funds to consummate the transactions contemplated by this Agreement, including, without limitation, to (i) pay the Final Purchase Price, (ii) refinance the outstanding indebtedness of the Buyer, (iii) pay any fees and expenses payable by the Buyer in connection with the transactions contemplated by this Agreement or the financing thereof and (iv) provide for the working capital needs of the Buyer (as estimated by the Buyer) immediately following the Closing (collectively, the "Transaction
                                                             -----------
Costs"). As of the date of this Agreement, the Buyer has no reasons to believe
-----
that any condition to obtaining the Senior Facilities cannot or will not be waived or satisfied prior to the Closing Date.

         6.6.     Brokers. Except for Credit Suisse First Boston and Batchelder
                  -------
& Partners, Inc., the Buyer has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. The Buyer acknowledges that the fees and expenses of Credit Suisse First Boston and Batchelder & Partners, Inc. are its responsibility and not those of the Sellers.

                                    Article 7
                                    ---------

                       Conduct of Business Pending Closing
                       -----------------------------------

         Each of the Sellers and the Buyer covenant and agree that, from and after the date of this Agreement and until the Closing or termination of this Agreement, except as otherwise specifically consented to or approved by the other party hereto (which consents and approvals shall not be unreasonably withheld), each of the Sellers and the Buyer shall perform its respective covenants set forth below. With respect to any covenant set forth below applicable to any RECI Company, RECI agrees to cause such other RECI Company to comply with such covenant. The provisions of this
Article 7 are cumulative, and the Sellers' obligations under any particular Section hereof shall be determined without reference to (x) the provisions of any other Section hereof or (y) the reference to the conduct of the Purchased Business in the ordinary course contained in Section 7.2.

         7.1.     Full Access.
                  ---- ------

                  (a) Subject to any existing confidentiality obligations of the RECI Companies and any materials subject to attorney-client or attorney work product doctrine privilege, RECI shall, and shall cause the other RECI Companies to, afford to the Buyer and its authorized representatives full access during normal business hours and upon reasonable notice to all personnel, facilities, properties, books, records, contracts, bids and documents of such RECI Company relating to the Purchased Business, the assets and liabilities of the RECI Subsidiaries, the Acquired RECI Assets and the Assumed RECI Liabilities (including access to the outside accountants for the RECI Companies and the audit work papers of such accountants), and such RECI Company shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the Purchased Business as the Buyer may reasonably request. The Buyer agrees to utilize such access in a manner so as not to unreasonably disrupt the Purchased Business. The Sellers agree that the limitations imposed above by attorney-client privilege or attorney work product doctrine will not prohibit the Buyer from having access to the Sellers' applicable legal personnel to discuss their caseloads and to review non-privileged documents concerning existing and potential claims.

                  (b) Notwithstanding any provision of this Agreement to the contrary, the Buyer and its representatives shall not have any access at any time prior to the Closing to any information regarding pending or proposed bids for new contracts or any related information where the Buyer or an Affiliate of the Buyer also has or intends to bid for such contract, except that the Sellers shall, and shall cause each of the RECI Subsidiaries to, provide such information to the Bid Reviewer (as defined in the letter agreement dated the date of this Agreement (the "Fire Wall Letter"), between the Sellers and the
                             ---- ---- ------
Buyer implementing certain "fire wall" procedures). Any such information will be handled by the Bid Reviewer only in accordance with the Fire Wall Letter.

                  (c) At or prior to the Closing, the Sellers shall provide the Buyer with a list of Project-Specific Plans.

         7.2.     Carry on in Regular Course. Except as set forth on Schedules
                  ----- -- -- ------- ------                         ---------
7.4 or 7.5 or as contemplated by Section 8.28 or as otherwise expressly required
---    ---
under this Agreement, each RECI Company shall operate its business and maintain and preserve its owned and leased properties relating to the Purchased Business substantially in the same manner as operated, maintained and preserved since January 1, 1999 and shall not modify or amend their accounting policies, practices and procedures or the manner in which their books, records and financial statements pertaining to the Purchased Business are prepared, maintained and preserved or otherwise make or institute any novel methods of management or operation. Nothing contained in Sections 7.3 through
7.11 shall limit the generality or effect of this Section 7.2.

         7.3.     No General Increases. No RECI Company shall increase in any
                  -- ------- ---------
manner the compensation payable or to become payable to any employee of the Purchased Business or institute or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such employee, except for any of the foregoing resulting from regularly scheduled annual increases in compensation in accordance with past custom and practice and individual merit or other increases made in accordance with past custom and practices. No RECI Company will amend in any material respect any of the Assumed Employee Benefit Plans except for any amendments that the RECI Companies reasonably believe are required by applicable law.

         7.4.     Contracts and Commitments.
                  --------- --- -----------

                  (a) General. Except with respect to any bids or contracts for
                      -------
the provision of any E&C Services (the requirements for which are set forth in paragraphs (b)-(c) below) or any guarantees, subcontracts, purchase orders, vendor agreements, contract modifications or change orders or similar agreements relating thereto and except as set forth on Schedule 7.4, without the express
                                            -------- ---
written consent of the Buyer, no RECI Company shall enter into any contract or commitment or engage in any transaction binding on or affecting any RECI Company or the Purchased Business that (i) is not in the usual and ordinary course of business and consistent with the business practices of the Purchased Business as conducted since January 1, 1999, or (ii) whether or not in the usual and ordinary course of business, relates to the engagement or retention of any Person as an employee, consultant or independent contractor for personal services pursuant to a written agreement or could reasonably be expected to involve a capital expenditure by such RECI Company in excess of $250,000 or could otherwise reasonably be expected to involve the payment by the applicable RECI Company of more than $250,000 during the course of such contract, commitment or transaction or (iii) is between any RECI Company and any member of the Raytheon Group that is not a RECI Company.

                  (b) Contracts for E&C Services. Without the express written
                      --------- --- --- --------
consent of the Buyer (which shall be provided or withheld on the basis set forth in paragraph (c) below) and subject to paragraph (c) below in the case of Overlapping Bids (as defined in the Fire Wall Letter), no RECI Company shall enter into or make any new contract, bid, subcontract or other agreement for the provision or prospective provision of any E&C Services, or enter into any contract modification or change order with respect to any such outstanding contract, bid, subcontract or other agreement if:

                      (i) such action is not effected in the ordinary course of business of the RECI Companies and in accordance with the business practices of the Purchased Business as conducted since January 1, 1999,

                      (ii) any of the foregoing constitutes or relates to a cost-reimbursable contract for E&C Services and is expected (based solely on the bid proposal prepared by the applicable RECI Company) to involve payments to or by such RECI Company in excess of $10,000,000 or to involve payments to or by such RECI Company in excess of $500,000 and have a fee for the RECI Company of less than 5%;

                      (iii) any of the foregoing constitutes or relates to a fixed fee or lump sum contract for E&C Services and involves (based solely on the bid proposal prepared by the applicable RECI Company) payments to or by such RECI Company in excess of $2,000,000; or

                      (iv) such contract, bid, subcontract, agreement, modification or change order provides for any process or performance guarantee by a RECI Company, liquidated damages payable by a RECI Company of more than $50,000 per day, any equity or debt investment by a RECI Company or any of its Affiliates or is submitted to or entered into with another member of the Raytheon Group.

                  However, no consent will be required under this paragraph (b) for (A) any Retained Risk E&C Contract, (B) any such contracts, subcontracts and agreements contemplated by and consistent with the terms of any of the bids for the provision of E&C Services listed on Schedule 5.8(c) hereto and (C) any such
                                        -------- ------
contracts, subcontracts and agreements contemplated by and consistent with the terms of any of the bids for the provision of E&C Services referred to in clause
(ii) of Section 5.8(c), provided that the terms of such contract, bid, subcontract or agreement do not meet any of the conditions set forth in clause
(iv) above.

                  (c) With respect to any contract, bid, subcontract or agreement for which the Buyer's consent is required under clauses (ii)-(iii) of paragraph (b) above, the Buyer's consent may be withheld only if (i) the Buyer (acting through the Bid Reviewer, where applicable) reasonably determines that such new contract, bid, subcontract or agreement was not effected or made in the ordinary course of business of the RECI Companies and in accordance with the business practices of the Purchased Business as conducted since January 1, 1999 or (ii) the Buyer (except in the case of Overlapping Bids) determines, in its reasonable judgment, that such new contract, bid, subcontract or agreement was not priced to yield a profit reasonably acceptable to the Buyer. With respect to any contract, bid, subcontract or agreement for which the Buyer's consent is required under clause (iv) of paragraph (b) above (with any such contract, bid, subcontract or agreement referred to below as a "Nonconforming Bid"), the
                                                 ------------- ---
Buyer's consent (acting through the Bid Reviewer, where applicable) may be withheld in its discretion. With respect to any bid which the Bid Reviewer and the Sellers have determined constitutes an Overlapping Bid the making of such bid shall not be subject to the Buyer's consent. However, the Sellers agree that any Overlapping Bid will only be made in the ordinary course of business of the RECI Companies and in accordance with the business practices of the Purchased Business as conducted since January 1, 1999 and no Overlapping Bid will be made if another member of the Raytheon Group is a party. Where the Buyer is acting through the Bid Reviewer, the Buyer's consent under this Section 7.4(c) shall be deemed given if the Bid Reviewer fails to respond within five business days following their receipt of a written request for such consent. Where the Buyer is not acting through the Bid Reviewer, the Buyer's consent under this Section 7.4(c) shall be deemed given if the Buyer fails to respond within two business days following its receipt of a written request for such consent. The RECI Companies will not be required to prepare or provide any information not customarily used or prepared by the RECI Companies in its normal course of business regarding approval of contracts and bids.

                  (d) The Buyer and the Sellers agree to immediately develop procedures to streamline the bid approval process contemplated by paragraph (c) above and, to the maximum extent practicable, to run through the Buyer's bid approval process at the same time the RECI Companies are completing their internal approval process.

                  (e) Without the express written consent of the Buyer, no RECI Company shall amend or modify in writing in any material respect, expressly waive in writing a material right under or terminate any contract, subcontract or other agreement meeting any of the conditions set forth in clauses (ii) or
(iii) of paragraph (a) above or clauses (ii)-(iv) of paragraph (b) above.

         7.5.     Sale of Capital Assets. Other than pursuant to this Agreement,
                  ---- -- ------- ------
except as set forth on Schedule 7.5 no RECI Company shall sell or otherwise
                       -------- ---
dispose of any capital asset relating to the Purchased Business, and included in the RECI Companies' property, plant and equipment account, with a net book value in excess of $100,000, or any such capital assets relating to the Purchased Business with aggregate net book values in excess of $500,000, without the prior written consent of the Buyer, and in no event shall sell or otherwise dispose of any such capital asset relating to the Purchased Business, other than in the ordinary course of business and as contemplated by Section 1.4(l), without the prior written consent of the Buyer.

         7.6.     Insurance. (a) Each member of the Raytheon Group shall
                  ---------
maintain through the Closing Date insurance with respect to the Purchased Business of the type and in the amounts as is consistent with the past practices of the Raytheon Group with respect to the Purchased Business.

                  (b) From and after the Closing the Sellers shall use commercially reasonable efforts to assure that the Buyer or the RECI Subsidiaries shall have the right, power, and authority to make, or, if made prior to the Closing, to continue to pursue, directly any claim for any loss, liability or damage (other than any Specified Seller Liabilities) relating to the Purchased Business and relating to or arising out of the pre-Closing operation of the Purchased Business, but excluding any of the foregoing related to the Indemnified Projects, Specified Seller Liabilities, Retained Risk E&C Contracts, Retained RECI Assets or Distributed Assets (an "Insurance Claim"),
                                                           --------- -----
under any insurance maintained by any member of the Raytheon Group for the benefit of the RECI

Companies covering any aspect of the Purchased Business or any portion of the assets of the RECI Subsidiaries or the Acquired RECI Assets (the "Seller
                                                                  ------
Insurance") and to receive directly recoveries thereunder. This paragraph (b)
---------
will not require the Sellers to convert any "claims made" policies to "occurrence based" policies and will not obligate the Sellers to maintain any of these policies with respect to Insurance Claims made or events occurring after the Closing Date. Any such rights of the Buyer or the RECI Subsidiaries to make any Insurance Claim shall be subject to any deductibles, exclusions, retrospectively rated premiums and other terms of the applicable insurance policy. The Buyer shall notify the Sellers, promptly upon making any such Insurance Claim, of the basis and amount of such Insurance Claim.

                  (c) Where the Seller Insurance has been, or is, maintained primarily for the benefit of the RECI Companies, the Purchased Business, the assets of the RECI Subsidiaries or the Acquired RECI Assets, but excluding any Seller Insurance that relates primarily to the Indemnified Projects, Specified Seller Liabilities, Retained Risk E&C Contracts, Retained RECI Assets and Distributed Assets, at the Closing the Sellers shall transfer such Seller Insurance to the Buyer or the RECI Subsidiaries and the named insureds under such Seller Insurance shall be changed to the RECI Subsidiaries and the Buyer and the Sellers will be named as additional insureds or loss payee as their interests may appear, and the Sellers shall assure that any consent required of the insurer shall be granted to the Buyer upon Closing and through the completion of all obligations under the policy, including those activities regarding the handling, investigation, defense, and settlement of any claims. However, all insurance premium obligations including return of dividends, advances, and retrospective rating provisions and final audit premiums shall be for the account of the Sellers.

         7.7.     Preservation of Organization. Each RECI Company shall use its
                  ------------ -- ------------
commercially reasonable efforts, consistent with the past practice of the Purchased Business as conducted since January 1, 1999 (i) to preserve the business organization of the Purchased Business intact, (ii) to keep available to the Buyer the Assumed Employees and (iii) to preserve for the Buyer the present relationships of the Purchased Business with its suppliers and customers, it being understood that some employees who would be Assumed Employees may leave the employ of the Sellers, and the announcement of the transactions contemplated by this Agreement may affect the relationships described in clause (iii) above.

         7.8.     Compliance with Laws. Each RECI Company shall comply in all
                  ---------- ---- ----
material respects with all laws, statutes and governmental regulations and all judicial, administrative or tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Purchased Business, the assets of any RECI Subsidiary or the Acquired RECI Assets or as may be required for the valid and effective transfer of the Purchased Shares and the Acquired RECI Assets.

         7.9.     Notice of Proceedings. The Sellers shall promptly advise the
                  ------ -- -----------
Buyer in writing of the commencement of any material suit, claim, action, arbitration, legal or administrative proceeding, governmental investigation or tax audit relating to or involving the Purchased Business, the assets of any RECI Subsidiary or the Acquired RECI Assets.

         7.10.    Permits; Intellectual Property. None of the Sellers shall, nor
                  -------- ------------ --------
shall they permit any RECI Subsidiary to, surrender, modify, amend, waive, forfeit or otherwise adversely affect any right under any material Permit or any material Intellectual Property owned, held or used by the RECI Companies.

         7.11.    Purchased Shares. None of the Sellers shall, nor shall they
                  --------- ------
permit any RECI Subsidiary to, sell, purchase, transfer or otherwise modify or alter in any way the beneficial or record ownership of, or permit any of its Affiliates to sell, purchase, transfer or otherwise modify or alter the beneficial or record ownership of, any of the Purchased Shares or any other shares of capital stock of any RECI Subsidiary or any Investment Interest, including without limitation any such sale, purchase, transfer or other modification or alteration of beneficial or record ownership among the Sellers and one or more of their Affiliates in connection with any corporate restructuring or reorganization.

         7.12.    Intercompany Obligations. Notwithstanding anything to the
                  ------------ -----------
contrary contained herein, except as described in Schedule 7.12, at or
                                                  -------- ----
immediately prior to the Closing, the Sellers, in consultation with the Buyer, shall cause all financial obligations due and payable as of the Closing Date or attributable to any period ending on or prior to the Closing Date in respect of Intercompany Obligations (as defined below) to be assigned and transferred, canceled or otherwise satisfied and discharged as of the Closing, in each case in a manner that has no adverse tax consequences (including the loss or reduction of net operating loss carryforwards) to the Buyer or the RECI Subsidiaries, with the result that immediately following the Closing, except as set forth on Schedule 7.12, there shall be no obligations that constitute
             -------- ----
Intercompany Obligations. For purposes of this Agreement, the term "Intercompany
                                                                    ------------
Obligations" means all intercompany notes, cash advances and payables between
-----------
any of the RECI Subsidiaries, on the one hand, and the Sellers and any of their Affiliates (other than any of the RECI Subsidiaries), on the other hand, other than those arising under the terms of any contract or bid for E&C Services listed on Schedule 5.8(c) or entered into after the date of this Agreement in
          -------- ------
compliance with Section 7.4.

         7.13.    Advice of Change.
                  ------ -- ------

                  (a) The Sellers will promptly advise the Buyer in writing of any change in the business, assets, liabilities, financial condition or results of operations of the Purchased Business of which the Sellers have or obtain knowledge and which would reasonably be expected to have a Material Adverse Effect.

                  (b) The Sellers will promptly advise the Buyer in writing of any breach of any Transferred Risk E&C Contract of which the Sellers obtain knowledge after the date of this Agreement and prior to the Closing, except for any such breaches that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.14.    Satisfaction of Conditions Precedent. Each RECI Company shall
                  ------------ -- ---------- ---------
use its commercially reasonable efforts to cause the conditions set forth in
Article 10 to be satisfied as promptly as practicable. The Buyer shall use its commercially reasonable efforts to cause the conditions set forth in Article 11 to be satisfied as promptly as practicable.

                                    Article 8
                                    ------- -

                  Transitional Matters and Additional Covenants
                  -------------------- --- ---------- ---------

                  8.1. HSR Act and Other Filings.
                       --- --- --- ----- -------

                  (a) The Buyer and the Sellers shall (a) as promptly as practicable after the date hereof, with each of the Buyer and the Sellers using their commercially reasonable efforts to make a prompt filing, make such filings as may be required by the HSR Act with respect to the transactions contemplated hereby, (b) respond promptly to inquiries from the Department of Justice and the Federal Trade Commission in connection with such filings, (c) file or cause to be filed as promptly as practicable with the Department of Justice and Federal Trade Commission any supplemental information that may be requested pursuant to the HSR Act, and (d) seek the earliest possible termination or waiver of the waiting period under such statute. The Buyer and the Sellers shall also file or cause the filing of the notices, applications, and requests with federal, state and local governmental authorities described in Schedule 5.13.
                                                -------- ----

                  (b) Each of the Sellers and the Buyer shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law (as defined below). If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, the Sellers and the Buyer shall cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal. The commercially reasonable efforts on the part of the Buyer will include complying with any request to sell or otherwise dispose of, or hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of the Buyer or the Purchased Business or any of their Affiliates or withdraw from doing business in a particular jurisdiction or take any other action requested so long as such action would not, in the reasonable judgment of the Buyer, reasonably be expected to substantially impair or substantially reduce the overall benefits expected, as of the date hereof, to be realized by the Buyer from the consummation of the transactions contemplated by this Agreement.

                  (c) Each of the Sellers and the Buyer shall promptly inform each other of any material communication made to, or received by such party from, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

                  (d) "Antitrust Law" means the Sherman Act, as amended, the
                       --------- ---
Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         8.2.     Access to Books and Records.
                  ------ -- ----- --- -------

                  (a) Subject to any existing confidentiality obligations of the Sellers, from and after the Closing Date, during normal business hours and upon reasonable notice, the Sellers will permit the Buyer and its auditors, through its authorized representatives, to have access to and examine and take copies of all records, contracts, bids and documents of the Sellers relating to the Purchased Business which are not delivered to the Buyer pursuant to this Agreement (including, but not limited to, correspondence, memoranda, books of account and the like) and relating to (i) events occurring prior to the Closing and (ii) transactions or events occurring subsequent to the Closing which are related to or arise out of transactions or events occurring prior to the Closing. The foregoing access will include any access reasonably required to monitor the Sellers' compliance with the terms of this Agreement.

                  (b) Subject to any existing confidentiality obligations of the Buyer, from and after the Closing Date, during normal business hours and upon reasonable notice, the Buyer will permit the Sellers and their auditors, through their authorized representatives, to have access to and examine and take copies of all books, records, contracts, bids and documents of the Sellers and the RECI Subsidiaries relating to the Purchased Business which are delivered to the Buyer pursuant to this Agreement (including, but not limited to, correspondence, memoranda, books of account and the like). The foregoing access will include any access reasonably required to monitor the Buyer's compliance with the terms of this Agreement.

                  (c) The Buyer and the Sellers will each direct its employees to render any assistance which the other party may reasonably request in examining or utilizing records referred to in this Section 8.2, provided that each party shall be reimbursed by the other for any out-of-pocket expenses which it may incur in rendering the services provided for in this Section 8.2. In addition, to the extent that any records referred to in this Section 8.2 retained by the Sellers and any records referred to in this Section 8.2 transferred to the Buyer or belonging to the RECI Subsidiaries are located in the same third-party storage facilities, the Buyer and the Sellers shall enter into mutually acceptable arrangements regarding the sharing of costs, security procedures and similar matters. In addition, to the extent that either the Buyer or the Sellers concludes at any time more than sixty (60) days after the Closing Date in its reasonable judgment that its personnel have been devoting significantly more time providing the services referred to in paragraph (a) or paragraph (b) above than the personnel of the other party, the Buyer and the Sellers will agree on mutually acceptable reimbursement provisions to reflect such disparity.

                  (d) The Buyer and each of the Sellers shall preserve and protect, and the Buyer shall cause the RECI Subsidiaries to preserve and protect, all books, records, contracts, bids and documents, files and data referred to in paragraph (a) above or paragraph (b) above, (i) maintained for the preparation of Tax Returns, for a period of ten (10) years after the Closing Date, and (ii) other than those described in (i) above, for a period of six (6) years after the Closing Date (or, in the case of Government Contracts and Government Subcontracts, for a period of six (6) years following Contract Completion with respect thereto).

                  (e) Neither the Buyer nor any of the Sellers shall destroy, and the Buyer shall cause the RECI Subsidiaries not to destroy, any files or records which are subject to this Section 8.2 (i) for the periods described in clause (d) of this Section 8.2 and (ii) thereafter, without giving at least thirty (30) days' notice to the other party. Upon receipt of such notice, such other party may (i) cause to be delivered to it the records intended to be destroyed, at such other party's expense or (ii) notify the first party that such other party will pay the cost of storing and maintaining such books and records (including any necessary costs of moving such books and records to a location under control of such other party).

                  (f) Each of the Sellers and the Buyer will keep all information of the other party referred to in this Section 8.2 confidential in accordance with Article 12 hereof.

                  (g) In addition, as soon as practicable after the date of this Agreement, the Sellers will use reasonable efforts to provide to the Buyer (i) a list of all individuals formerly employed in connection with the Purchased Business primarily at locations outside the United States and who terminated employment within five years before the date hereof, showing their latest position and the grounds for termination, and describing any known claims against the Purchased Business by such former employees and (ii) with respect to any such individuals who perform services primarily at locations outside the United States, a description of the type of employment agreement applicable to such employee, the actuarial value of accrued pension rights (whether or not vested), termination notice period, special termination protection (if any), and membership in any body of employee representation.

         8.3.     Nonassignable Contracts.
                  ------------- ---------

                  (a) To the extent that any contract, governmental license (other than any corporate charter or foreign qualification or similar authorization) or permit included in the Acquired RECI Assets may not be transferred to the Buyer pursuant to this

Agreement without the consent, approval or waiver of a third person or entity (including a governmental authority), and such consent, approval or waiver is not obtained prior to the Closing, or if such transfer or attempted transfer would constitute a breach thereof or a violation of any law, rule or regulation, nothing in this Agreement (or, except as expressly provided to the contrary therein, in any document or instrument delivered at the Closing pursuant to
Section 4.2 hereof) will constitute a transfer or an attempted transfer thereof.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, RECI will not be obligated to transfer to the Buyer any of its rights and obligations in, to or under any of the contracts, governmental licenses or permits referred to in paragraph (a) above and the Buyer will not be obligated to assume any obligations under any such contract, government license or permit, unless and until all consents, approvals and waivers necessary for such transfer and assumption shall have been obtained. RECI will use commercially reasonable efforts, and the Buyer will cooperate with RECI and use its commercially reasonable efforts, to obtain such consents, approvals and waivers as promptly as practicable. Each of the Buyer and RECI shall bear its own expenses incurred in connection with such efforts.

                  (c) In the event that any consent, approval or waiver necessary to assign to the Buyer any such contract, governmental license or permit is not obtained by RECI prior to the Closing, then the Sellers and the Buyer will each use its commercially reasonable efforts, each at its own expense, to (i) provide to the Buyer the benefits and burdens of any such contract, governmental license or permit, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits and burdens to the Buyer in accordance with this Agreement, without incurring any additional obligation to any other person or entity, including without limitation the appointment of the Buyer as RECI's agent for purposes of such contract, governmental license or permit and (iii) enforce, at the request of the Buyer for the account of the Buyer any rights of RECI arising from any such contract, governmental license or permit (including without limitation the right to elect to terminate such contract in accordance with the terms thereof upon the advice of the Buyer). Following the Closing, the Sellers shall not terminate, modify, amend or take any action that would result in a breach of any contract, governmental license or permit referred to in paragraph (a) without the Buyer's prior written consent (which the Buyer may grant or withhold in its sole and absolute discretion).

                  (d) No consent, approval or waiver of a third person or entity (including a governmental authority) with respect to the transfer of, or any novation with respect to, any contract (including any Government Contract or Government Subcontract), shall cause a Specified Seller Liability to be deemed for purposes of this Agreement to have become a Specified Buyer Liability or vice-versa or otherwise affect the respective rights of the Buyer and the Sellers under Article 13.

         8.4.     Retained Risk E&C Contracts.
                  -------- ---- --- ---------

                  (a) With respect to the Retained Risk E&C Contracts (other than the Indemnified Project Agreements), at the request of the Sellers the Buyer agrees to perform, or cause the RECI Subsidiaries to perform, all warranty and other obligations thereunder that do not constitute Specified Buyer Liabilities in accordance with the requirements of such contracts and in a commercially reasonable manner consistent with the Buyer's ordinary business practices. The Sellers shall compensate the Buyer and the RECI Subsidiaries for their services pursuant to this paragraph (a) (i) for the first 5,000 hours of service provided by the Buyer and the RECI Subsidiaries pursuant to this paragraph (a), at the Buyer Labor Rate (as defined in Article 14) for all personnel of the Buyer and its Affiliates who would be chargeable to contracts for E&C Services under the normal charging policies of the Buyer and its Affiliates and (ii) for services in excess of 5,000 hours, at rates based on market rates provided for similar services provided by third parties, as agreed from time to time by the Buyer and the Sellers. The Sellers also shall reimburse the Buyer and the RECI Subsidiaries for out-of-pocket expenses and a reasonable charge for use of any of their equipment. All such amounts shall be paid within five (5) business days after submissions of invoices in reasonable detail on a monthly basis. The payment by the Sellers of any such amounts as provided above shall not prejudice their rights to subsequently contest the amounts set forth in the applicable invoice. The Sellers' obligations with respect to Retained Risk E&C Contracts under Section 13.1 shall not be limited by, nor duplicative of, the Sellers' obligations under this Section 8.4.

                  (b) The Buyer agrees to cause the RECI Subsidiaries to grant to the Sellers a non-exclusive non-transferable royalty-free license to use all Intellectual Property of the RECI Subsidiaries or included in the Acquired RECI Assets as required by the Sellers to complete any obligations under the Retained Risk E&C Contracts, fulfill their obligations under this Agreement and the other Acquisition Agreements and otherwise wind down their ownership of the Purchased Business.

         8.5.     General Assistance.
                  ------- ----------

                  (a) The Buyer agrees to provide, or cause the RECI Subsidiaries to provide, such support (including the availability of personnel and records) as the Sellers may reasonably request to assist the Sellers in (i) defending any litigation, arbitration or other dispute-resolution proceeding relating to any casualty, personal injury, property damage, EEOC or other claims of third parties relating to the Specified Seller Liabilities, or (ii) pursuing claims of the Sellers against any third party, including insurers, and relating to the Purchased Business, the RECI Companies, the assets of any RECI Subsidiary or the Acquired RECI Assets. Without limiting the generality of the foregoing, it shall constitute a reasonable request for assistance for the Sellers to request that the Buyer use commercially reasonable efforts to provide witnesses for interview and the giving of sworn testimony, including preparation of the witness to testify, in connection with any trial, deposition, hearing or other legal proceeding, arbitration or alternative dispute resolution proceeding. The Sellers shall continue to direct all such litigation and shall be responsible for all costs (including legal fees and expenses incurred in connection therewith). The Sellers agree to pay all out-of-pocket expenses incurred by the Buyer in providing such support. In addition, after the Buyer or its Affiliates have expended in the aggregate a total of 1,000 man-hours providing assistance pursuant to this Section 8.5, for all additional services provided by the Buyer or its Affiliates pursuant to this
Section 8.5, the Sellers agree to pay the personnel costs for the services so provided at the Buyer Labor Rate with respect to all personnel of the Buyer and its Affiliates who would be chargeable to contracts for E&C Services under the normal charging policies of the Buyer and its Affiliates. All such amounts shall be paid in all cases within five (5) business days after submissions of invoices in reasonable detail on a monthly basis. The payment by the Sellers of any such amounts as provided above shall not prejudice their rights to subsequently contest the amounts set forth in the applicable invoice. The Buyer agrees to use commercially reasonable efforts to obtain from any Assumed Employee who subsequently leaves pursuant to a severance arrangement undertakings of the sort provided by the Buyer in the second sentence of this paragraph (a) and to use commercially reasonable efforts to obtain such undertakings from any Assumed Employee who leaves outside of a severance arrangement.

                  (b) Each of the Sellers agrees to use its commercially reasonable efforts to provide such support (including the availability of personnel and records) as the Buyer may reasonably request to assist the Buyer and the RECI Subsidiaries in (i) defending any litigation, arbitration or other dispute-resolution proceeding relating to any casualty, personal injury, property damage, EEOC or other claims of third parties against the Buyer or the RECI Subsidiaries relating to the Purchased Business (other than Specified Seller Liabilities) or (ii) pursuing claims against any third party, including insurers, and relating to the Purchased Business, the RECI Companies, the assets of any RECI Subsidiary or the Acquired RECI Assets. Without limiting the generality of the foregoing, it shall constitute a reasonable request for assistance for the Buyer to request that the Sellers use commercially reasonable efforts to provide witnesses for interview and the giving of sworn testimony, including preparation of the witness to testify, in connection with any trial, deposition, hearing or other legal proceeding, arbitration or alternative dispute resolution proceeding. The Buyer and the RECI Subsidiaries shall direct all such litigation and shall be responsible for all costs (including legal fees and expenses incurred in connection therewith). In addition, after the Sellers and their Affiliates have expended in the aggregate a total of 1,000 man-hours providing assistance pursuant to this Section 8.5, the Buyer agrees to pay the personnel costs of each of the Sellers or its Affiliates at the Buyer Labor Rate, with respect to all personnel of the Sellers or their Affiliates who would be chargeable to contracts for E&C Services under the normal charging policies of the Sellers and their Affiliates, and out-of-pocket expenses incurred by the Sellers in connection with providing such support, in all cases within five (5) business days after submissions of invoices in reasonable detail on a monthly basis. The payment by the Buyer of any such amounts as provided above shall not prejudice its rights to subsequently contest the amounts set forth in the applicable invoice.

         8.6. Collection Assistance; RR Assets. (a) The Sellers and the Buyer
              ---------- ----------  -- ------
acknowledge that, although the RECI Subsidiaries retain legal title to the claims listed on Schedule 8.6 (the "Retained Claims"), they have agreed that as
                 -------- ---       -------- ------
between them the Sellers will be entitled to any amounts received with respect to the Retained Claims except as provided in paragraph (b) below. The Buyer agrees to use, or to cause the RECI Subsidiaries to use, such commercially reasonable efforts (including commercially reasonable efforts to use appropriately qualified personnel) in a manner consistent with the Buyer's ordinary business practice of the Buyer and its Subsidiaries to collect for the account of the Sellers any Retained Claims. This support will include causing the RECI Subsidiaries to permit the Sellers (on terms reasonably acceptable to the Buyer) to pursue these amounts as agent of the RECI Subsidiaries and the Buyer and may include, when requested by the Sellers, taking a leading role on behalf of the Sellers in actively pursuing collection. As part of these commercially reasonable efforts, the Buyer will permit the Sellers adequate and timely access (which may be by telephone) to any Assumed Employees that formerly worked on such Retained Claims. The Sellers agree to pay 75% of the Buyer's out-of-pocket expenses incurred in connection with the services so provided. All such amounts shall be paid in all cases within five (5) business days after submissions of invoices in reasonable detail on a monthly basis. The payment by the Sellers of any such amounts as provided above shall not prejudice their rights to subsequently contest the amounts set forth in the applicable invoice. The Sellers shall not be required to reimburse the Buyer or RECI Subsidiaries for personnel costs incurred in connection with the services contemplated by this paragraph (a).

                  (b) The Buyer agrees that in the event it or any RECI Subsidiary receives any payments on the Retained Claims, it will transfer or cause the transfer of such amount less the MK Retained Amount (as defined below)
                                           -- -------- ------
to RECI within five (5) business days of receipt and until such transfer it will hold such funds (less the MK Retained Amount) in trust for the benefit of the Sellers. The "MK Retained Amount" shall mean the first $30,000,000 in payments received on the Retained Claims and thereafter 25% of all payments on the Retained Claims that the Buyer or any RECI Subsidiary receives. The Buyer will provide such information relating to collections on the Retained Claims as the Sellers may reasonably request from time to time, and will in any event deliver to the Sellers, at least once per month, a reasonably detailed report of collections. The Buyer will also meet from time to time with the Sellers as requested to discuss collections on the Retained Claims.

                  (c) The Sellers and the Buyer acknowledge that the Buyer will be entitled to any amounts received with respect to any contract balances or other current assets related to Retained Risk E&C Contracts, other than the Indemnified Project Agreements ("RR Assets"). The Buyer agrees to use, or to
                                 -- ------
cause the RECI Subsidiaries to use, such commercially reasonable efforts (including commercially reasonable efforts to use appropriately qualified personnel) in a manner consistent with the Buyer's ordinary business practice of the Buyer and its Subsidiaries to collect any RR Assets.

                  (d) The Buyer will provide such information relating to collections on the RR Assets as the Sellers may reasonably request from time to time, and will in any event deliver to the Sellers, at least once per month, a reasonably detailed report of collections. The Buyer will also meet from time to time with the Sellers as requested to discuss collections on the RR Assets.

                  (e) In the event that by the first anniversary of the Closing Date, the Buyer and the RECI Subsidiaries have not received collections on the RR Assets in an amount equal to the total amount of RR Assets reflected on the Cut-Off Date Balance Sheet (as finally adjusted pursuant to Section 3.3) (the "RR Asset Book Value"), then upon written request from the Buyer the Sellers
 -- ----- ---- -----
will pay the Buyer an amount equal to the difference between the total collections on the RR Assets received by the Buyer and the RR Asset Book Value. Upon such payment the Buyer will at the request of the Sellers transfer any outstanding RR Assets to the Sellers.

         8.7.     Indemnified Projects.
                  ----------- --------

                  Each of the Sellers and the Buyer agree to proceed expeditiously and in good faith to prepare definitive forms of Indemnified Project Subcontracts having the terms set forth in Exhibits E-1 to E-4 and such
                                                   ------------    ---
other terms that are consistent with Exhibits E-1 to E-4 that are mutually
                                     ------------    ---
acceptable to the Sellers and the Buyer. The Sellers and the Buyer also agree to proceed expeditiously to obtain any required consents and novations and to take the other actions set forth under "Assignments" in Exhibits E-1 to E-4.
                                                    -----------    ---

         8.8.     Guaranties and Indemnities on Open Jobs.
                  ---------- --- ----------- -- ---- ----

                  (a) The Sellers represent and warrant to the Buyer that
Schedule 8.8 sets forth a correct and complete list of all bonds, letters of
-------- ---
credit, guaranties and similar credit supports outstanding as of the date of this Agreement in connection with the Transferred Risk E&C Contracts (together with any guarantee entered into or letter of credit or surety bond obtained, relating to a Transferred Risk E&C Contract, after the date of this Agreement not in violation of Section 7.4, the "Support Agreements"). The Buyer agrees,
                                      ------- ----------
from and after the Closing, to use commercially reasonable efforts, which will not include the payment of any consent fee or similar amount, but which will include commercially reasonable efforts to provide substitute security of like character, quality and amount, to provide substitute arrangements for, and to obtain the release of the Sellers from, those Support Agreements indicated as "To Be Released" on Schedule 8.8 and those entered into or obtained after the
                    -------- ---
date of this Agreement not in violation of Section 7.4. The Buyer will consult with the Sellers from time to time concerning the progress made with respect to any such releases, and will permit the Sellers reasonable participation in such process. The Support Agreements to be retained by the Sellers are referred to herein as the "Retained Support Agreements" and the Support Agreements to be
               -------- ------- ----------
released are referred to as the "Transferred Support Agreements".
                                 ----------- ------- ----------

                  (b) The Sellers shall cause each of the Support Agreements to remain in effect in accordance with its terms until its scheduled expiration or, in the case of any Transferred Support Agreement, such earlier time as the Buyer shall have obtained the release of Raytheon or RECI from its obligations thereunder pursuant to paragraph (a) above.

                  (c) With respect to all the Retained Support Agreements and all the Transferred Support Agreements not released as provided above, the Buyer will reimburse the Sellers and their Affiliates for all premiums, payments and other carrying costs of such Support Agreements, promptly after receipt of invoices therefor. In the event the Sellers or their Affiliates are required to reimburse a letter of credit issuer for any drawing under a Support Agreement, or are required to make any payment under a Support Agreement that is a guaranty or surety bond (other than carrying costs as provided above), then the Buyer will reimburse the Sellers or such Affiliate within three (3) days after demand for the payment of such amount. The Buyer's reimbursement obligation under this
Section 8.8 shall not be subject to any right of set-off or defense to payment otherwise available to the Buyer. However, the payment by the Buyer of any such reimbursement obligation will not constitute a waiver by the Buyer of any of its rights to make a subsequent claim under Section 13.1, to the extent applicable.

                  (d) Promptly after the Buyer has provided substitute surety bonds or other substitute security for the Pine Bluff project and the Buyer has been released from the Transferred Support Agreements for the Pine Bluff project pursuant to Section 8.8(a), the Sellers shall pay the Buyer the sum of $1,000,000.

         8.9.     Sales and Transfer Taxes. As contemplated by Section 16.1, the
                  ----- --- -------- -----
Sellers and the Buyer agree to cooperate with respect to any sales and transfer taxes payable with respect to the consummation of the transactions contemplated by this Agreement. In connection with the foregoing, at or after the Closing the Sellers and the Buyer shall prepare and deliver any applicable sales/use tax resale certificates or other certificates required to be delivered in connection with any available exemption from sales or use taxes and otherwise shall use reasonable efforts to minimize the amount of all such sales and transfer taxes.

         8.10.    Use of Raytheon Name.
                  --- -- -------- ----

                  (a) Except as otherwise expressly provided in this Section 8.10, the Buyer agrees that immediately after the Closing Date, it will not use and will cause the RECI Subsidiaries to cease using any reference to the Raytheon name or the name "Raytheon Engineers & Constructors" or any variations thereof, except that the Buyer and the RECI Subsidiaries may use up existing stocks of printed materials, including, but not limited to, stationery, promotional materials, drawings, and the like, so long as they are marked or stickered so as to clearly indicate in a manner approved in writing by Raytheon that the Purchased Business and RECI Subsidiaries are no longer affiliated with Raytheon.

                  (b) In addition to the rights granted under paragraph (a) above, the Sellers agree that during the two (2) year period after the Closing the Buyer will be permitted to conduct its business under the name "Morrison Knudsen - Raytheon

Engineers & Constructors" or "MK/Raytheon Engineers & Constructors". However, all materials (whether in printed materials, in electronic media or in any other manner) available to the public or any third party, including, but not limited to, press releases, advertisements and other promotional materials, letterhead, proposals, contracts, drawings and the like, must contain, in each and every instance, a statement in a form approved in writing by Raytheon clearly indicating that neither the Purchased Business, the RECI Subsidiaries nor the Buyer are affiliated with Raytheon.

                  (c) Buyer shall indemnify Raytheon and its Affiliates as provided in Section 13.2(v) in connection with Buyer's use of the Raytheon mark and/or from the use of the name "Raytheon Engineers & Constructors" or any variation thereof whether alone or in combination with other words or designs.

                  (d) Except for such permitted uses authorized above in this
Section 8.10, and notwithstanding anything contained herein to the contrary, no rights or licenses are granted to the Buyer with respect to the Raytheon mark or the name "Raytheon Engineers & Constructors" or any variation thereof whether alone or in combination with other words or designs, and the Buyer agrees that any license, whether express or implied, the RECI Subsidiaries may have been granted with respect to the use of the Raytheon name, whether alone or in combination with other words or designs, is hereby terminated effective as of the Closing. Except as provided in paragraphs (a) and (b) above, the Buyer agrees to cause each of the RECI Subsidiaries to amend its corporate name and its charter documents as promptly as practicable after the Closing to delete any use of the word "Raytheon". Prior to the Closing, the Sellers will cause the RECI Subsidiaries to terminate any license, express or implied, that they may have been granted with respect to the Raytheon name and to enter into an agreement binding the REC Subsidiaries to the obligations set forth in paragraph
(e) below.

                  (e) The Buyer acknowledges that (i) Raytheon is, as between the Buyer and any RECI Company on the one hand and Raytheon on the other hand, the owner of all right, title and interest in and to the Raytheon mark, whether alone or in combination with other words or designs and the Buyer shall not use the Raytheon mark or permit any of the RECI Subsidiaries to use the Raytheon mark except as expressly authorized by this Agreement and (ii) after the Closing, it will not and will not permit the RECI Subsidiaries to (a) take any action which would interfere with Raytheon's registration and/or use of the Raytheon mark throughout the world; (b) take any action which would diminish or dilute the distinctiveness or validity of the Raytheon mark; (c) challenge Raytheon's ownership of the Raytheon mark and/or registration thereof; or (d) attempt to register the Raytheon mark or any mark confusingly similar thereto, alone or in combination with other words or designs, as a trademark, service mark or trade name in its own name anywhere in the world. After the Closing, the Buyer shall (at Sellers' expense) provide reasonable assistance to Raytheon in connection with steps taken by Raytheon to protect the Raytheon mark, including, but not limited to signing any registered user document or other documents required by any Trademark Office or other Government Authority.

         8.11.    Bank Accounts.
                  ---- --------

                  (a) Subject to the terms of the Receivables Termination Agreement, the Sellers shall take all steps required to transfer all bank accounts of the RECI Companies (insofar as they relate to the Purchased Business) to the Buyer at Closing subject to receipt of any consents required from the applicable financial institutions. In addition, subject to the terms of the Receivables Termination Agreement, to the extent any cash (other than Retained Cash) related to the Purchased Business is deposited after the Closing into bank accounts controlled by the Sellers, which relate to both the Purchased Business and other businesses of the Sellers, the Sellers will take all steps required so that at and after the Closing the Buyer has access to the cash generated by the Purchased Business after the Closing on a daily basis.

                  (b) In the event any Seller receives any cash after the Closing to which the Buyer is otherwise entitled under this Agreement, it will promptly remit such cash to the Buyer. In the event the Buyer or any RECI Subsidiary receives any cash after the Closing that is related to an Excluded Asset, the Buyer will promptly remit such cash to the Sellers.

         8.12.    Non-Solicitation.
                  ----------------

                  (a) From the date hereof to the third anniversary of the Closing Date, neither the Sellers nor any Subsidiary of the Sellers shall solicit or encourage any of the officers and employees listed on Schedule
                                                                 --------
8.12(a) hereto (the "Key RECI Employees") to leave the employ of the RECI
-------              --- ---- ---------
Companies or, after the Closing, the Buyer or any of its Subsidiaries; from the date hereof to the third anniversary of the Closing Date, neither the Sellers nor any Subsidiary of the Sellers shall solicit or encourage any of the officers of the Buyer or its Subsidiaries listed on Schedule 8.12(b) hereto (the "MK
                                           -------- -------              --
Officers") to leave the employ of the Buyer or any of its Subsidiaries; and from
--------
the Closing Date to the 18 month anniversary of the Closing Date, neither the Sellers nor any Subsidiary of the Sellers shall solicit or encourage any other Assumed Employees, leased employees or independent contractors, to leave the employ of, or cease to be under contract to, the Buyer or any of its Subsidiaries; provided, that nothing contained in this sentence shall prevent or
              --------
restrict the Sellers or any of their Subsidiaries from employing any individual who responds to a general solicitation for employment made by or on behalf of the Sellers or any of their Subsidiaries that is not specifically directed at employees or officers of the Buyer or any of its Subsidiaries, or any individual who, after the Closing, initiates contact with the Sellers or any of their Subsidiaries for purposes of seeking employment. In addition, for the period from the Closing Date to the second anniversary of the Closing Date neither the Sellers nor any of their Subsidiaries shall hire any of the Key RECI Employees or MK Officers, other than any Key RECI Employee or MK Officer whose employment has been terminated by MK or one of its Subsidiaries. In addition, except with respect to certain persons identified in the letter agreement dated the date hereof between the parties hereto (the "Ancillary Letter Agreement"), between
                                        --------- ------ ---------
the date of this Agreement and the Closing Date neither the Seller nor any of their

Subsidiaries shall discourage any employees of the RECI Companies from accepting the offers of employment to be made by the Buyer pursuant to Section 9.1.

                  (b) From the Closing Date to the third anniversary of the Closing Date, in the case of the Raytheon employees listed on Schedule 8.12(c),
                                                              -------- -------
and 18 months in the case of all other employees, except as provided in Section
9.1 neither the Buyer nor any Subsidiary of the Buyer shall solicit or encourage any employee or officer of the Sellers or any of their Subsidiaries to leave the employ of the Sellers or any of their Subsidiaries; provided, that nothing
                                                    --------
contained herein shall prevent or restrict the Buyer or any of its Subsidiaries from employing any individual who responds to a general solicitation for employment made by or on behalf of the Buyer or any of its Subsidiaries that is not specifically directed at employees or officers of the Sellers or any of their Subsidiaries, or any individual who, after the Closing, initiates contact with the Buyer or any of its Subsidiaries for purposes of seeking employment.

         8.13.    PP9 Agreements. (a) The Sellers agree that they will remain
                  --- ----------
responsible for liquidated damages required to be paid pursuant to the terms of the PP9 Agreements (as defined in Article 14) as a Specified Seller Liability.

                  (b) To the extent permitted under the PP9 Agreements and applicable law, the Sellers and their representatives will be permitted to have access to and examine and take copies of the books and records of the Buyer and RECI Subsidiaries relating to the PP9 Agreements. To the extent permitted under the PP9 Agreements and applicable law, the Buyer will provide the Sellers with copies of all internal and external project reports and correspondence as generated or received. In addition, the Sellers will be entitled to place one or more employees or consultants on-site to observe the performance of the PP9 Agreements. The Sellers and the Buyer will appoint liaisons to meet and discuss the PP9 Agreements on an ongoing basis (the "PP9 Liaisons"). The Sellers and the
                                             --- --------
Buyer may not designate a replacement PP9 Liaison without the consent of the other party, not to be unreasonably withheld. To the extent that there are any legal or contractual impediments to the Buyer providing the access and information described above, the Buyer will use commercially reasonable efforts to obtain any required consents or otherwise seek to provide the access and information while addressing such impediments.

         8.14.    Internet Protocol and Related Matters.
                  -------- -------- --- ------- -------

                  (a) The Sellers and the Buyer will cooperate and work diligently so that, promptly following the Closing all text, images and other content contained in all web sites relating to the REC Companies maintained by any member of the Raytheon Group are provided to MK for inclusion in its web site and except as otherwise expressly set forth in Section 8.10, to remove all references to the "Raytheon" name, from any such text images, or other content.

                  (b) Raytheon shall retain ownership of all domain names employing the name Raytheon and neither Buyer nor any RECI Subsidiaries nor any of their

Affiliates shall have any right or license to any such domain name, except as otherwise expressly set forth in Section 8.10.

                  (c) To the extent the RECI Subsidiaries utilize any internet protocol address space allocated to Raytheon, such internet protocol address space shall remain the property of Raytheon, and no rights or licenses are granted to Buyer or the RECI Subsidiaries with respect thereto.

                  (d) Except as may be provided in Sections 8.16 and 8.17, Buyer and the RECI Subsidiaries shall have no right to continued access to the Raytheon phone network, Raytheon internet mail, or any other Raytheon computer network.

         8.15.    Non-Competition.
                  ---------------

                  (a) The Sellers agree that for a period of four (4) years after the Closing Date (the "Restricted Period"), the Sellers will not, and the
                             ---------- ------
Sellers will not permit any of their Subsidiaries to, engage directly or indirectly in competition with the Buyer or any of its Subsidiaries, whether individually or as a consultant, partner, investor, lender, owner or stockholder, in the engineering and construction business, consisting of the provision of design, engineering, procurement, construction, construction management, architectural services, project management services and plant operation and maintenance services of the type provided by the RECI Companies in the conduct of the Purchased Business on or prior to the Closing Date (the "Restricted Business"). Notwithstanding the foregoing, nothing herein shall
 ---------- --------
prohibit the Sellers or any Subsidiary from:

                      (i) owning, directly or indirectly, less than five per-cent (5%) of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market;

                      (ii) directly or indirectly acquiring a business which engages in the Restricted Business if such business constitutes 25% or less (measured by total revenues for the most recent fiscal year, but excluding from the numerator any revenues generated by activities permitted under clause (viii) below) of a larger business so acquired by a Seller or such Subsidiary and the total revenues of that portion of the business so acquired that is engaged in the Restricted Business (measured by total revenues for the most recent fiscal year, but excluding revenues generated by activities permitted under clause
         (viii) below) is less than $50,000,000, provided that if such acquisition would result in the total consolidated revenues of the Sellers and their Subsidiaries derived from the Restricted Business exceeding $200,000,000 (measured by total revenues for the most recent
                    -----------
         fiscal year, but excluding any revenues generated by activities permitted under clause (viii) below) (with that portion of such newly acquired business engaged in the Restricted Business, excluding that portion engaged in activities permitted under clause (viii) below, referred to as the "Incremental Restricted Business"), then the Seller
                             ----------- ---------- --------
         or such Subsidiary must place such Incremental Restricted Business for sale to one or more unaffiliated third parties promptly after its acquisition and use reasonable commercial efforts to complete such a sale within the Restricted Period;

                      (iii) acquiring a business which engages in the Restricted Business if such business constitutes (A) more than 25% (measured by total revenues for the most recent fiscal year, but excluding from the numerator any revenues generated by activities permitted under clause (viii) below) of a larger business so acquired by a Seller or such Subsidiary or (B) less than 25% (measured by total revenues for the most recent fiscal year, but excluding from the numerator any revenues generated by activities permitted under clause
         (viii) below) of a larger business so acquired by a Seller or such Subsidiary but the portion of the business so acquired that is engaged in the Restricted Business (measured by total revenues for the most recent fiscal year, but excluding any revenues generated by activities permitted under clause (viii) below) is more than $50,000,000, provided that in either case the Seller or such Subsidiary places that portion of such business engaged in the Restricted Business (other than that portion engaged in activities permitted under clause (viii) below) for sale to one or more unaffiliated third parties promptly after its acquisition and uses reasonable commercial efforts to complete such a sale within the Restricted Period;

                      (iv) selling products or services that do not themselves constitute a Restricted Business and are not uniquely and inherently related to the Restricted Business to any Person engaged in a Restricted Business;

                      (v) completing performance of any obligations included in any contracts constituting part of the Excluded RECI Assets, performing its obligations under this Agreement and the other Acquisition Agreements or otherwise taking actions in connection with the winding up of their ownership of the Purchased Business;

                      (vi) entering into and performing a contract that includes the provision of services constituting part of the Restricted Business (the "Restricted Services"), if the Restricted Services are only ancillary to the primary purpose of the contract and the Restricted Services are subcontracted to or otherwise performed by a third party other than Raytheon or any Subsidiary of Raytheon;

                      (vii) the performance by Raytheon or any of its Subsidiaries of any contract in existence as of the date of this Agreement or for which a bid has been submitted as of the date of this Agreement;

                      (viii) engaging directly or indirectly, whether individually or as a consultant, partner, investor, lender, owner or stockholder, in any business activities currently conducted by Raytheon, Raytheon Technical Services Company (f/k/a "Raytheon Service Company"), or Raytheon's other Subsidiaries (other than the RECI Companies), including the development, use, licensing or sale of any Intellectual Property held by Raytheon or such other Subsidiary, or any similar, ancillary or related business activities, including the acquisition of or investment in or merger with other Persons engaged in activities permitted under this clause (viii), but excluding in every case any Core Business (as defined below).

                  (b) For purposes of clause (viii) above, the term "Core
                                                                     ----
Business" means the provision of any Core Services (as defined below) to:
--------
producers of petroleum products and chemicals; utilities, independent power producers and other power producers, including producers of fossil power, hydroelectric power and nuclear power; the pharmaceutical and biotechnology industries; the pulp and paper industry; the metals and mining industries; the food and beverage, consumer products and general manufacturing industries; and infrastructure projects in the areas of mass transit systems (other than airports), railroads, highways, bridges, tunnels, dams, marine ports and space vehicle launch sites and similar structures. For purposes of this Agreement, the term "Core Services" means architectural, design, engineering, procurement,
      ---- --------
construction management and other construction services, but excluding facilities maintenance and operation services and any of the foregoing services if they relate to activities not typically associated with an engineering and construction business, such as providing technical services (which may include engineering) in the form of seismic data analysis for a petroleum producer, or designing a product, such as a photovoltaic cell, to be used by a power producer.

                  (c) In addition to the foregoing, at no time after the Closing will the Sellers or any Subsidiary represent to any Person that the Sellers still own or operate the Purchased Business or are the successors in interest of or otherwise operating the Purchased Business.

                  (d) The parties hereto acknowledge that any breach of the covenants contained in this Section 8.15 will result in irreparable damage to the Buyer for which the Buyer will have no adequate remedy at law and, accordingly, that the Buyer shall be entitled to an injunction restraining the Sellers from such breach; provided, however, that resort to such injunctive
                          --------  -------
relief shall not be exclusive of any other remedy at law, in equity or otherwise, and shall not preclude the recovery of the Buyer of monetary damages or other relief in addition thereto. If any of the restrictions contained in this Section 8.15 shall be deemed by a court of competent jurisdiction to be unenforceable by reason of the extent, duration or geographical or other scope hereof, then such restrictions will be interpreted to apply only to the maximum extent, duration, geographical or other scope that such court would find to be enforceable.

         8.16.    Information Technology Transition. The Sellers and the Buyer
                  ----------- ---------- ----------
agree that they will take the steps required, if any, to obtain consents from software vendors or obtain new software licenses so that the Buyer and RECI Subsidiaries will have access to the software and information technology described in Schedule 8.16(a). The costs of obtaining such consents or licenses
             -------- -------
will be borne by the Buyer. With respect to the software listed on
Schedule 8.16(b) the Sellers agree that they will continue to provide
-------- -------
the Buyer and the RECI Subsidiaries with continued rights to use such software as described on Schedule 8.16(b), and the Buyer agrees that it will pay a pro
                -------- -------                                          ---
rata share of the Sellers' cost of the applicable software licenses as described
----
on Schedule 8.16(b).
   -------- -------

         8.17.    General Transitional Assistance. The Sellers agree to provide
                  ------- ------------ ----------
general transition assistance to Buyer and the RECI Subsidiaries after the Closing in the areas described on Schedule 8.17(a) and other transitional
                                  -------- -------
business services similar to the ongoing business services provided to the Purchased Business at the time of the Closing. These services will also include the right to use any internet protocol address space or any proprietary software systems held by Raytheon or any of its Subsidiaries, subject to any appropriate confidentiality and security procedures. The Sellers will not be required to provide any assistance to the extent not permitted by applicable law or the Sellers' other contractual arrangements. Any such transitional assistance will be at the request of Buyer. Buyer will reimburse the Sellers for any out-of-pocket costs and an allocable portion of wages or salaries and related costs and overhead of any Seller employees providing this assistance. Unless it otherwise agrees, the Sellers will not be required to provide this assistance for more than 365 days after Closing. The Sellers' only obligation is to provide these services as provided in this Section 8.17 and they shall not be responsible to the Buyer or the RECI Subsidiaries for any Losses (as defined in Article 13) arising out of the provision of such services other than any Losses that result from the Sellers' gross negligence or willful misconduct.

         8.18.    Foreign RECI Subsidiaries. In the event any foreign govern-
                  ------- ---- ------------
mental approvals required for the transfer of the RECI Subsidiaries are not obtained by the Closing, then the Sellers and the Buyer shall consummate the transactions contemplated by this Agreement without the transfers of any such RECI Subsidiaries (the "Deferred Conveyance Subsidiaries").
                        -------- ---------- ------------

                  (a) The transfer of any Deferred Conveyance Subsidiary shall be consummated within ten days following the procurement of such governmental approvals as are applicable thereto. The Sellers and the Buyers shall work diligently to cause all governmental approvals with respect to the Deferred Conveyance Subsidiaries to be procured as promptly as practicable after the Closing.

                  (b) To the maximum extent permitted under applicable law, the economic interest in any Deferred Conveyance Subsidiary shall be deemed to have transferred from Sellers to the Buyer effective as of the Closing Date. During the period from the Closing Date to the consummation of the transfer of a Deferred Conveyance Subsidiary (the "Interim Ownership Period"), the Sellers
                                     ------- --------- ------
shall hold the ownership interests of such Deferred Conveyance Subsidiary in the manner provided in this Section 8.18 (such actions being "Deferred Operation
                                                          -------- ---------
Services"), with all gains, income, expense, profits and losses generated
--------
thereby during such Interim Ownership Period being for the account of the Buyer. Promptly following the conclusion of each Interim Ownership Period, the Sellers and the Buyer shall jointly prepare and agree upon an accounting with respect to the net cash transferred by RECI to such Deferred Conveyance Subsidiary or received by RECI from such Deferred Conveyance Subsidiary and shall effect a cash settlement of all amounts due and payable in respect thereof. To the maximum extent permissible under applicable law, the Buyer shall direct the operation of each Deferred Conveyance Subsidiary during the applicable Interim Ownership Period. In all other respects the Sellers shall continue to operate each Deferred Conveyance Subsidiary in the geographic areas in which it was operated prior to the Closing in the ordinary course of business, consistent with past practice, and otherwise at the direction of the Buyer. The Buyer shall cooperate fully with the Sellers in connection with their performance of the Deferred Operation Services, and shall provide to the Sellers, without charge, such technical or other assistance and resources as the Sellers may reasonably request in connection therewith.

         8.19.    Assumed Non-Competition Obligations. The Buyer agrees that it
                  ------- --------------- -----------
will comply, and cause the RECI Subsidiaries to comply, with the non-competition and other obligations identified in Schedule 8.19, for the periods identified in
                                    -------- ----
Schedule 8.19.
-------- ----

         8.20.    Required Financing.
                  -------- ---------

                  (a) The Buyer hereby agrees to use its best efforts to arrange the financing contemplated by the CSFB Commitment Letters and to satisfy the conditions set forth in the CSFB Commitment Letters on an expeditious basis. These best efforts will include taking all actions required to satisfy the conditions under the CSFB Commitment Letters but will not include the Buyer being required to accept any commercially unreasonable terms. As provided in the CSFB Commitment Letters, the Buyer will not unreasonably withhold its consent to any request by CSFB and BMO to change the amount, pricing, terms and structure of the Senior Facilities. The Buyer will enforce all of its rights under the CSFB Commitment Letters and will not waive or amend any provision of the CSFB Commitment Letters without the Sellers' prior written consent (which shall not be unreasonably withheld or delayed), except that the Sellers' consent shall not be required in connection with any waiver or amendment that will not adversely impact the ability of the Buyer to obtain funding on a timely basis sufficient for the Buyer to pay the Final Purchase Price and perform its other obligations under this Agreement. The Buyer shall keep the Sellers informed of the status of its financing arrangements, including providing written notification to the Sellers as promptly as reasonably possible (but in any event within forty-eight
(48) hours) with respect to (i) any indication that CSFB may be unable to provide the financing as contemplated by the CSFB Commitment Letters, including without limitation, any indication from CSFB that there has occurred a Capital Market Event (as defined in Section 10.4) or Financing Failure (as defined in paragraph (c) below), (ii) any inability of the Buyer to satisfy any of the conditions set forth in the CSFB Commitment Letters, and (iii) any adverse developments relating to the financing contemplated by the CSFB Commitment Letters. The Buyer shall provide reasonably prompt (and in any event within forty-eight (48) hours) written notice to the Sellers if CSFB or BMO has indicated to the Buyer that CSFB or BMO lender will be unable to provide the financing contemplated by the CSFB Commitment Letters (a "Buyer Financing
                                                          ---------------
Notice").
------

                  (b) In the event a Capital Market Event has occurred, the Buyer will use its best efforts to complete the financing contemplated by the CSFB Commitment Letters as soon as possible after such Capital Market Event and prior to June 30, 2000. These best efforts will include increasing the pricing on the loans and changing the other terms and structure, including a reduction in the total amount of financing to be provided, of the Senior Facilities to be provided pursuant to the CSFB Commitment Letters as provided in the eighth paragraph of the CSFB Commitment Letter relating to the secured facility and the eighth paragraph of the CSFB Commitment Letter relating to the unsecured facility. However, these best efforts will not include the Buyer being required to accept any commercially unreasonable terms. At the Sellers' request, the Buyer will discuss, and if requested meet to discuss, with the Sellers the status of any negotiations between CSFB, BMO and the Buyer regarding any proposed changes required to the Senior Facilities to complete the financing contemplated by the CSFB Commitment Letters, and will use commercially reasonable efforts to provide the Sellers with direct access to CSFB and BMO to discuss such negotiations and proposed changes.

                  (c) In the event that the CSFB Commitment Letters are terminated or CSFB and BMO otherwise do not provide financing under the CSFB Commitment Letters, other than as a result of a Capital Market Event (a "Financing Failure"), then if this Agreement has not been terminated, the Buyer
 --------- -------
will use its best efforts to obtain as promptly as practicable alternative debt and/or equity financing sufficient to pay the Final Purchase Price and to fund the reasonable working capital needs of the Purchased Business after the Closing. These best efforts will include taking advantage of all financial resources available to the Buyer but will not include the Buyer being required to accept any commercially unreasonable terms. The Buyer will keep the Sellers informed concerning the progress of its financing efforts and will meet with the Sellers as reasonably requested to discuss these efforts.

                  (d) The Sellers agree to cooperate with the Buyer as reasonably requested to facilitate the pursuit by the Buyer of its financing. This cooperation includes: permitting the Buyer to make information about the Purchased Business available on a confidential basis to its financing sources; making certain members of senior management available to participate in Buyer's presentations to its prospective lenders and investors; providing the Buyer with unaudited consolidated balance sheets of the RECI Companies at March 31, 2000 and March 31, 1999 and the consolidated statements of operations and cash flows of the RECI Companies for the three-month periods ended on such dates and other financial information regarding the RECI Companies for use in disclosure documents to be utilized in connection with the Buyer's financing efforts as reasonably requested by the Buyer; and using their commercially reasonable efforts to cause their outside auditors to deliver a comfort letter relating to financial information regarding the RECI Companies included in any such disclosure document. Any out-of-pocket expenses incurred by the Seller or their Subsidiaries in connection with the foregoing will be reimbursed by the Buyer.

         8.21.    Hague Restructuring. With respect to the proposed
                  ----- -------------
restructuring plan in place for the operations located in the Netherlands and described in Schedule 8.21, the

Sellers will reimburse the Buyer for severance and related costs described in
Schedule 8.21 and incurred by the Buyer or any RECI Subsidiary after the
-------- ----
Closing, promptly after receipt by the Sellers of documentation in reasonable detail evidencing such payment. However, the total amount to be reimbursed by the Sellers shall not exceed an amount equal to $9.8 million less amounts paid by the RECI Subsidiaries with respect to such restructuring prior to the Closing.

         8.22.    Foreign Exchange. At the Closing, the Buyer will assume the
                  ------- --------
Sellers' rights and obligations with respect to the foreign exchange contracts and instruments listed on Schedule 8.22 and any similar contracts and
                          -------- ----
instruments entered into for the benefit of the Purchased Business consistent with the provisions of Section 7.4.

         8.23.    Hawker Aircraft. With respect to the Hawker 800 aircraft
                  ---------------
included in the Acquired RECI Assets, the Sellers agree that prior to or as promptly as practicable after Closing the aircraft will be repainted and receive an airworthiness certification as described in Schedule 1.3 at the Sellers'
                                               -------- ---
cost. In addition, an engine MPI (Major Periodic Inspection) will be performed as described in Schedule 1.3, and the Sellers will pay for the cost of this
                -------- ---
service. The Sellers also agree that prior to delivery they will cause at their cost to be completed the 12 month, 24 month and 48 month required inspections (including non-destructive testing) in compliance with FAA airworthiness requirements and the Raytheon Hawker recommended maintenance schedule. The Sellers will perform or select the vendors to perform this work and will oversee and control this work.

         8.24.    East Side Reservoir. The Buyer agrees that it will not assert
                  ---- ---- ---------
or pursue, and will not permit any Subsidiary to assert or pursue, any claim against the Sellers or any RECI Subsidiary arising from the performance by the RECI Companies prior to Closing of the East Side Reservoir Project Agreements other than any claim for indemnification under Section 13.1 relating to a Third-Party Claim (as defined in Article 13) and any claim pursuant to the provisions of Section 3.3 or Section 4.3.

         8.25.    REOL. The Buyer agrees that without the Sellers' prior written
                  ----
consent it will not conduct any new business through Raytheon Ebasco Overseas Ltd. ("REOL"), and in connection with the defense of any claim relating to the Pakistani judgment described on Schedule 14.4, at the request of the Sellers the
                                -------- ----
Buyer will transfer the capital stock of REOL back to the Sellers for a purchase price equal to its book value at such time.

         8.26.    Arayco Documents. The Buyer agrees that, effective as of the
                  ------ ---------
Closing, it will assume jointly and severally with RECI, all of RECI's obligations under the Stock Purchase Agreement, between RECI, Raytheon Constructors International, Inc. and United Rentals (North America), Inc., dated as of May 20, 1999 (the "Arayco Purchase Agreement"), and the Ancillary
                         ------ -------- ---------
Agreements (as defined therein) to which RECI is a party. However, the parties acknowledge and agree that they are effecting the foregoing assumption only to fulfill a commitment of Raytheon to United Rentals, Inc., and this Section 8.26 is not intended to change the treatment, as between the Sellers and the Buyer, of all of these obligations other than RECI's obligations under the June 25, 1999

National Supply Agreement, as Specified Seller Liabilities for purposes of this Agreement. The Buyer acknowledges that RECI's obligations under this National Supply Agreement constitute Specified Buyer Liabilities for purposes of this Agreement.

         8.27.    Basic Ordering. (a) Raytheon's operating units will award
                  ----- --------
individual job orders to the Buyer for certain services, of the type described in paragraph (d) below, subject to and on the terms and conditions listed below and provided that Raytheon does not determine in its reasonable judgement that awarding a particular job order to the Buyer would be inconsistent with Raytheon's practices in specific circumstances, such as entering into labor agreements, in a manner that is detrimental to Raytheon. At Buyer's request, Raytheon will meet with the Buyer to discuss these practices and ways for the Buyer to overcome any obstacles presented by these practices. Each order will identify the specific work to be performed and the terms specific to the order and will be subject to a definitive agreement containing terms and conditions that are consistent with this Section 8.27 and otherwise customary for the type of work to be performed.

                  (b) This Section 8.27 shall remain in effect for five (5) years after the Closing Date.

                  (c) Job orders will be priced to reflect prevailing competitive market rates for the class and type of service being provided, including a 7% fee (i.e. profit) payable to the Buyer, provided that costs (exclusive of fees payable to the Buyer) and other terms are competitive. Only bids that offer competitive costs will be considered by Raytheon. Pricing for both existing contracts and new bids will be reviewed and benchmarked annually.

                  (d) Subject to the other provisions of this Section 8.27, Raytheon's operating units will endeavor to award job orders to the Buyer under this Section 8.27 aggregating $40 million per year on a revenue basis. Services subject to this Section 8.27 are operations and maintenance and construction services in support of Raytheon's facilities.

                  (e) The quality of the Buyer's work and performance will be reviewed by Raytheon annually and will be considered equally with cost competitiveness in awarding and renewing job orders.

                  (f) In any year that this Section 8.27 is in effect, Raytheon shall have the option to award job orders to parties other than the Buyer even in the event that the Buyer meets the conditions of this Section 8.27 (including the condition that Raytheon does not determine in its reasonable judgement that the award of such a job order to the Buyer would be inconsistent with Raytheon's practices in specific circumstances, such as entering into labor agreements, in a manner that is detrimental to Raytheon), if, but only if, Raytheon pays the Buyer the 7% fee (i.e. profit) included in the Buyer's bid; provided that
                                                            -------- ----
Raytheon shall have no obligation to pay the Buyer such a fee if the $40 million annual target for such year has already been met pursuant to the provisions of this

Section 8.27. If Raytheon exercises its option pursuant to this Section 8.27(f), the Buyer's bid shall be counted toward the applicable $40 million annual target.

                  (g) In the event that through contacts initiated by Raytheon, any consortium partner of Raytheon awards the Buyer a job order to perform services of the type described in Section 8.27(d), such order shall be counted toward the $40 million annual target.

         8.28.    Receivables Termination Agreement. The Sellers and the Buyer
                  ----------- ----------- ---------
agree that they will use all commercially reasonable efforts required to obtain the consent of Canadian Imperial Bank of Commerce ("CIBC") and its affiliate,
                                                    ----
Asset Securitization Cooperation Corporation ("ASCC"), to the Receivables
                                               ----
Termination Agreement, including modifying the Receivables Termination Agreement as CIBC and ASCC may reasonably request, provided that such modifications do not adversely affect in any material respect the rights or obligations of the Buyer thereunder. If CIBC and ASCC do not consent to the Receivables Termination Agreement, then Raytheon will cause REC Receivables Corporation to repurchase all of the ASCC Receivables and Raytheon, REC Receivables Corporation, the applicable REC Subsidiaries and the Buyer will enter into a receivables termination agreement in substantially the same form as the Receivables Termination Agreement, modified to remove CIBC and ASCC as a party and to substitute Raytheon in place of CIBC and ASCC and as otherwise agreed by the parties thereto.


                                    Article 9
                                    ------- -

                     Employees and Employee Benefit Matters
                     --------- --- -------- ------- -------

         9.1      Hiring Employees.
                  ------ ---------

                  (a) At the Closing, the Buyer will or will cause an RECI Company to offer employment to those individuals listed on Schedule 9.1(a), each
                                                           -------- ------
an employee of one or another of the Sellers primarily engaged in providing services with respect to the Purchased Business. The offer for each such individual shall be for the same base pay as such individual receives as of the Closing Date and with benefits satisfying the Buyer's obligations under Section
9.2. The employment with the Buyer (or an RECI Company) of all such employees accepting such offers (the "Seller Employees") will be deemed to have commenced
                            ------ ---------
immediately after 11:59 p.m., Boston local time, on the Closing Date.

                  (b) The Buyer agrees that, for a period of 60 days after the Closing Date, it will not cause any Seller Employee or any of the employees of the RECI Subsidiaries (including employees on leave, disability or workers compensation) at Closing (collectively with the Seller Employees, the "Assumed
                                                                       -------
Employees") to suffer "employment loss" for purposes of the Worker Adjustment
---------
and Retraining Notification Act, 29 U.S.C. (S)(S)2101-2109, and related regulations (the "WARN Act") if such employment loss could create any liability
                  ---- ---
for the Sellers, unless the Buyer delivers notices under the WARN Act in such a manner and at such a time that the Sellers bear no liability with respect thereto.

                  (c) The Sellers shall remain responsible for any severance benefits, termination indemnity payments or similar payments, if any, owed to any individual made an offer of employment as provided in paragraph (a) above who does not accept such offer.

         9.2.     Benefit Plan Commitments.
                  ------- ---- -----------

                  (a) Assumption of Certain Plans; Responsibility for Plans.
                      ---------- -- ------- -----  -------------- --- -----
Schedule 9.2 identifies each ERISA Plan or Non-ERISA Plan listed on Schedule
-------- ---                                                        --------
5.20(a), sponsorship of which is to be assumed by Buyer (the "Assumed Employee
-------                                                       ------- --------
Benefit Plans") and each ERISA Plan or Non-ERISA Plan listed on Schedule
------- -----                                                   --------
5.20(a), sponsorship of which is to be retained by Seller (such Plans,
-------
collectively with the Pension Plan and any ERISA Plan or Non-ERISA Plan benefiting an individual on Schedule 9.1 prior to closing, the "Raytheon
                            -------- ---                        --------
Employee Benefit Plans"). All liabilities and obligations remaining in respect
-------- ------- -----
of Raytheon Employee Benefit Plans shall constitute Specified Seller Liabilities for purposes of this Agreement. At and effective as of the Closing Date, the Buyer will or will cause an RECI Subsidiary to be substituted as plan sponsor within the meaning of Section 3(16) of ERISA with respect to the Assumed Employee Benefit Plans, and Buyer (or such RECI Subsidiary) will succeed to all powers, duties, rights and privileges relating to the sponsorship of the Assumed Employee Benefit Plans and will assume all liabilities and obligations arising out of or relating to sponsorship and maintenance of the Assumed Employee Benefit Plans (which liabilities and obligations will constitute Specified Buyer Liabilities for purposes of this Agreement). Effective as of the Closing Date, the RECI Subsidiaries will cease to maintain or participate in each Raytheon Employee Benefit Plan and thereafter shall have no liabilities or obligations in connection therewith except to the extent such liability or obligation is accrued on the Cut-Off Date Balance Sheet or otherwise constitutes an Assumed RECI Liability. From and after the Closing Date the RECI Companies will remain responsible for all liabilities and obligations (which liabilities and obligations will constitute Specified Buyer Liabilities for purposes of this Agreement) arising out of or relating to sponsorship and maintenance of each ERISA Plan and Non-ERISA Plan which is neither an Assumed Employee Benefit Plan nor a Raytheon Employee Benefit Plan (each such Plan, collectively with the Assumed Employee Benefit Plans, the "RECI Employee Benefit Plans"). The Buyer
                                     ---- -------- ------- -----
and the Sellers will and will cause the RECI Subsidiaries to cooperate in good faith to facilitate the effective transfer of responsibilities with respect to ERISA and non-ERISA Plans required by this Section 9.2(a) on or as promptly as possible after Closing. Without limiting the generality of the foregoing sentence, Sellers will make available to the Buyer, and the Buyer will and after Closing will cause the RECI Subsidiaries to make available to the Sellers, each in accordance with Section 8.2 hereof, any information (including current and historic data and files) which either may reasonably request of the other and which is required or helpful for the continued and lawful operation of the Raytheon Employee Benefits Plans (in the case of a request from the Sellers) or the RECI Employee Benefits Plans (in the case of a request from the

Buyer).

                  (b) Collective Bargaining. On and after the Closing Date, the
                      ---------- ----------
Buyer shall provide and cause the RECI Subsidiaries to provide benefits to Assumed Employees in units represented for collective bargaining, works council or other collective representation purposes ("Represented Employees") in
                                              ----------- ---------
compliance with the applicable collective bargaining agreement or other collective agreement and the requirements of applicable laws, including the National Labor Relations Act (the "NLRA"), except that the Represented Employees
                                   ----
shall be given the opportunity to participate in the Buyer Defined Contribution Plans instead of the Raytheon Savings and Investment Plan. Any changes in the benefits for Represented Employees will be made only after notice to and consultation with the recognized collective bargaining, works council or other applicable representative, as and to the extent required by the NLRA and any other applicable labor law.

                  (c) Benefits Maintenance. Commencing as of the Closing Date
                      -------- -----------
and for a period of one (1) year thereafter (the "Benefits Maintenance Period"),
                                                  -------- ----------- ------
with respect to the Assumed Employees, other than Represented Employees, and dependents and beneficiaries thereof, the Buyer shall provide base compensation at the rates in effect for each Assumed Employee at the Closing Date and other bonus and option opportunities and welfare and retirement benefits comparable in the aggregate to the opportunities and benefits provided by Buyer to Buyer's other similarly situated employees from time to time after the Closing Date. Buyer shall not be considered to have failed to meet the foregoing requirement solely because it elects to continue to maintain (or cause the RECI Subsidiaries to maintain) for the benefit of Assumed Employees any RECI Employee Benefit Plan. Furthermore, the Buyer shall continue or cause to be continued the provision of COBRA continuation coverage to individuals, whether or not Assumed Employees, who qualified for the same on or prior to the Closing Date under each RECI Employee Benefit Plan which is a group health plan, under such Plan or any succeeding plan thereto which Buyer may adopt or cause to be adopted.

                  (d) Defined Contribution Plan. The Raytheon Employee Benefit
                      ------- ------------ ----
Plans include the Raytheon Savings and Investment Plan and the active participation of all Assumed Employees in such Plan shall end, effective as of the Closing Date. The Sellers agree that they will cause the accounts in the Raytheon Savings and Investment Plan of all Assumed Employees to be fully vested as of the Closing Date. Following the Closing Date the Assumed Employees shall be permitted to elect to take distributions (subject to applicable law) of their accounts thereunder and, if such Assumed Employees so elect, to roll them over, directly or otherwise, in accordance with applicable law and regulations, to an individual retirement account or to one or more defined contribution retirement plans qualified under Section 401(a) of the Code (the "Buyer Defined
                                                       ----- -------
Contribution Plans") and maintained by Buyer and the Buyer Defined Contribution
------------ -----
Plans shall accept such rollovers (including any plan loans). Furthermore, the Buyer Defined Contribution Plans shall not be required to accept any transfer or rollover of a plan loan unless the Assumed Employee electing such a transfer or rollover elects to transfer or rollover his or her entire account balance under the Raytheon Savings and Investment Plan as of the date of the transfer or rollover nor shall Buyers' Defined Contribution Plans be required to accept any rollover of property other than participant loans. The Buyer Defined Contribution Plans shall recognize service of the Assumed Employees with the Sellers and RECI Companies prior to the Closing Date for eligibility and vesting purposes.

                  (e) Stock Options. Sellers shall retain responsibility for
                      ----- -------
satisfying any outstanding obligations of Sellers or any of their Affiliates under any outstanding stock option issued to any of the Assumed Employees, in accordance with the respective terms of such options (and the Retention Agreements as defined in Section 9.3 below, if applicable).

                  (f) Transfer Sponsorship of Pension Plan. As of the execution
                      -------- ----------- -- ------- ----
of this Agreement, the Pension Plan (as defined in Section 5.20(f)) is sponsored by an RECI Subsidiary. Prior to Closing, Sellers shall assign and transfer sponsorship of the Pension Plan to a company designated by the Sellers other than an RECI Subsidiary with such assignment and transfer to be completed prior to the Closing and fully vest all Assumed Employees who have an accrued benefit under the Pension Plan.

                  (g) Limits on Rights. Nothing contained in this Section 9.2
                      ------ -- ------
shall (i), except where expressly provided otherwise, limit the discretion of Buyer after Closing over the hiring, promotion, firing and other terms and conditions of employment of any employee of Buyer or any of its Subsidiaries or obligate the Buyer to continue any particular benefits for any particular period after the Closing Date and (ii) without limitation on the generality or effect of Section 16.6, confer on any third party any claim or right as a beneficiary of the provisions of this Section 9.2.

         9.3.     Retention Agreements.
                  --------- ----------

                  (a) One of the Sellers has entered into letter agreements ("Retention Agreements") with the employees of the RECI Companies listed on
  --------- ----------
Schedule 9.3(a) (the "Key Employees"). The Sellers have previously furnished to
-------- ------       --- ---------
the Buyer true and correct copies of the Retention Agreements. Schedule 9.3(a)
                                                               -------- ------
also lists the total "Retention Bonus" payable to each Key Employee pursuant to the applicable Retention Agreement.

                  (b) With respect to "Part 1" of the Retention Bonus payable to any Key Employee pursuant to the applicable Retention Agreement, the Buyer agrees to pay such portion of the Retention Bonus when due in accordance with the terms of the applicable Retention Agreement. The Sellers agree to reimburse the Buyer for any such payment, plus any employer liability for related FICA or similar payments to be made by the Buyer. The Sellers will make such payment within ten (10) business days after receipt from the Buyer of supporting documentation in reasonable detail.

                  (c) With respect to Part 2 and Part 3 of the Retention Bonus payable to any Key Employee pursuant to the applicable Retention Agreement, the Buyer agrees to pay such portion of the Retention Bonus when due in accordance with the applicable Retention Agreement. The Sellers agree to reimburse the Buyer for one-half of any such payment, plus one-half of any employer liability for related FICA or similar payments to be made by the Buyer; provided, however, that if such payments and
                                  --------  -------
related employer liability exceed $10,000,000 in the aggregate, the Sellers agree to reimburse the Buyer for all such payments and related employer liability in excess thereof. The Sellers will make such payment within ten (10) business days after receipt from the Buyer of supporting documentation in reasonable detail.

                (d) The Sellers shall be responsible for amounts payable and any other obligations under the Retention Agreements not specifically addressed in this Section 9.3, when and if such obligations become due, and for severance, change of control or similar amounts payable to any Assumed Employees and arising solely from the consummation of the transactions contemplated by this Agreement.

                                  Article 10
                                  ------- --

                  Conditions Precedent to Buyer's Obligations
                  ---------- --------- -- ------- -----------

         The obligations of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         10.1.  Representations and Warranties True at Closing. The
                --------------- --- ---------- ---- -- -------
representations and warranties made by the Sellers in Article 5 of this Agreement, which for purposes of this Section 10.1 shall be deemed not to include any limitation or qualification with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct
              -------- ------- ------
at and as of the Closing Date, with the same effect as though such representations and warranties had been made or given at and as of the Closing Date, except with respect to any representations and warranties that address matters only as of a particular date or for a particular period (which shall be true and correct in all respects as of such date or for such period), and except where the failure of any representations and warranties in Article 5 to be true and correct, in the aggregate, would not have a Material Adverse Effect.

         10.2.  Compliance With Agreement. Each Seller shall have performed
                ---------- ---- ---------
and complied in all material respects (without giving any effect to any materiality qualifier contained in the applicable obligation) with all of its obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

         10.3.  No Material Adverse Change. Since the date of this Agreement,
                -- -------- ------- ------
there shall not have been any material adverse change in the business, operations, financial condition, assets, liabilities, or prospects of the Purchased Business.

         10.4.  No Financial Market Adverse Change. There shall not have
                -- --------- ------ ------- ------
occurred and be continuing any material disruption or material adverse change in the banking, financial or capital markets that (x) has materially adversely affected the syndication of the Senior Facilities, including after giving effect to any changes or proposed changes to the Senior Facilities as contemplated by Section 8.20(b), and (y) has caused CSFB to withdraw or refuse to honor its commitment to provide financing as contemplated by the CSFB Commitment Letters (a "Capital Market Event").
                                                ------- ------ -----

         10.5.  No Litigation. No restraining order or injunction shall
                -- ----------
prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending before any court or administrative body seeking to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby, and no action, suit or proceeding shall be threatened by any governmental authority before any court or administrative body seeking to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby, and no law shall have been enacted which renders unlawful, materially restrains or prohibits, as of the Closing Date, the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement or which could reasonably be expected to limit in any material respect the Buyer's ownership or control of the Purchased Business.

         10.6.  Delivery of Documents. The Sellers shall have delivered
                -------- -- ---------
original signed copies of the following documents in the form required under this Agreement: the Bill of Sale and other transfer instruments referred to in
Section 4.2; the Receivables Termination Agreement; the Tax Sharing Agreement; the Mutual Release; and the Indemnified Project Subcontracts; and certificate(s) representing the Purchased Shares, duly endorsed for transfer or accompanied by signed stock powers in appropriate form.

         10.7.  HSR Act. Any applicable waiting period under the HSR Act,
                -------
including any extension thereof, shall have expired, or shall have been earlier terminated.

         10.8.  Leasing Programs. The applicable RECI Companies shall have
                ------- --------
terminated the "off balance sheet" leasing programs in place with State Street Bank and Trust Company and any other financial institution party thereto and repurchased the tangible personal property subject to such leases.

         10.9.  Officer's Certificate. The Sellers shall have furnished the
                --------- -----------
Buyer with a certificate of the Sellers' appropriate officers as to compliance with the conditions set forth in Sections 10.1 and 10.2.

         10.10. Financial Statements. The Sellers shall have furnished the
                --------- ----------
Buyer at least 5 business days prior to the Closing with correct and complete copies of unaudited consolidated balance sheets of the RECI Companies at March 31, 2000 and March 31, 1999 and unaudited consolidated statements of operations and cash flows for the three months ended March 31, 2000 and March 31, 1999, accompanied by a review report of PriceWaterhouseCoopers LLP in accordance with Statements on Auditing Standards #71, "Interim Financial Reporting".

                                  Article 11
                                  ----------

            Conditions Precedent to the Obligations of the Sellers
            ------------------------------------------------------

         The obligation of the Sellers to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Sellers):

         11.1.  Representations and Warranties True at Closing. The
                --------------- --- ---------- ---- -- -------
representations and warranties made by the Buyer in Article 6 of this Agreement, which for purposes of this Section 11.1 shall be deemed not to include any limitation or qualification with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct at and as of the Closing Date, with the same effect as though such representations and warranties had been made or given at and as of the Closing Date, except with respect to any representations and warranties that address matters only as of a particular date or for a particular period (which shall be true and correct in all respects as of such date or for such period), and except where the failure of any representations and warranties in Article 6 to be true and correct, in the aggregate, would not have a Material Adverse Effect.

         11.2.  Compliance with Agreement. The Buyer shall have performed and
                ---------- ---- ---------
complied in all material respects (without giving any effect to any materiality qualifier contained in the applicable obligation) with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         11.3.  No Litigation. No restraining order or injunction shall
                -- ----------
prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending before any court or administrative body seeking to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby, and no action, suit or proceeding shall be threatened by any governmental authority before any court or administrative body seeking to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby, and no law shall have been enacted which renders unlawful, materially restrains or prohibits, as of the Closing Date, the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

         11.4.  Delivery of Documents. The Buyer shall have delivered original
                -------- -- ---------
signed copies of the following documents in the form required under this
Agreement: the Assumption Agreement; the Receivables Termination Agreement; the Tax Sharing Agreement; the Mutual Release; and the Indemnified Project Subcontracts.

         11.5.  HSR Act. Any applicable waiting period under the HSR Act,
                --- ---
including any extension thereof, shall have expired, or shall have been earlier terminated.

         11.6.  Officer's Certificate. The Buyer shall have furnished the
                --------- -----------
Sellers with a certificate of the Buyer's appropriate officers as to compliance with the conditions set forth in Sections 11.1 and 11.2.

                                  Article 12
                                  ----------

                                Confidentiality
                                ---------------

         12.1.  Buyer Confidentiality.
                ----- ---------------

                (a) The Buyer, subject to the conditions and exceptions set forth below, shall (i) keep secret and maintain in strictest confidence and (ii) not use for its own benefit (other than as reasonably required in connection with concluding the transactions contemplated by this Agreement and/or in connection with the exercise of its rights under this Agreement or under any ancillary agreements) or for the benefit of others any information which concerns the business and operations of any member of the Raytheon Group or the RECI Companies ("Raytheon Information") and which is or has been acquired by the
                 -------- -----------
Buyer pursuant to this Agreement and/or pursuant to the Confidentiality Agreement dated as of August 4, 1999 between Raytheon Company and Morrison Knudsen Corporation (the "Buyer Confidentiality Agreement"), including any such
                          ----- --------------- ---------
Raytheon Information which is related to any liability retained by the Sellers pursuant to this Agreement and/or to any Retained Risk E&C Contract; provided,
                                                                     --------
however, that the Buyer's obligations hereunder with respect to information
-------
concerning the business and operations of any RECI Subsidiary, the Acquired RECI Assets, the Assumed RECI Liabilities or the Purchased Business shall expire at Closing but shall continue with respect to any Raytheon Information related to any liability retained by the Sellers pursuant to this Agreement and/or to any Retained Risk E&C Contract and the Indemnified Projects, Retained Claims, Excluded RECI Assets and Distributed Assets.

                (b) The Buyer's obligations under Sections 12.1(a) above shall not apply with respect to any information which the Buyer can demonstrate:

                       (i) was known to the Buyer prior to receipt from the RECI Companies or any member of the Raytheon Group;

                       (ii) is in the public domain at the time of receipt from the RECI Companies or any member of the Raytheon Group or thereafter becomes part of the public domain through no fault of the Buyer or of any party who received such information from the Buyer; or

                       (iii) is rightfully received by it from a third party having a lawful right to disclose same without breach of any obligation to the RECI Companies or to any member of the Raytheon Group.

                (c) Notwithstanding the foregoing, the Buyer may disclose Raytheon Information to its employees, consultants, advisors and lenders (collectively, "Representatives") to the extent necessary in connection with
                ---------------
concluding the transactions contemplated by this Agreement and/or in connection with the exercise of its rights under this Agreement or under any ancillary agreements. The Buyer shall instruct all Representatives who have access to the Raytheon Information of the necessity to maintain the confidentiality of the same, and shall take reasonable care to prevent the disclosure or use of the Raytheon Information other than as permitted in this Agreement. The Buyer shall be responsible for any breach of this Section 12.1 by any of its Representatives.

                (d) In the event of termination of this Agreement, the Buyer shall, upon the Sellers' request (which may include a direction that return or destruction is requested), return all Raytheon Information, including all copies thereof, or shall destroy all such material and deliver an officer's certificate certifying such destruction. Furthermore, at or at any time after Closing, the Buyer shall return to the Sellers all Raytheon Information related to any liability retained by the Sellers pursuant to this Agreement and/or any Retained Risk E&C Contract, including all copies thereof, except that the Buyer shall not be required to return any such information which the Buyer may reasonably require in connection with the exercise of its rights under this Agreement and/or under any ancillary agreements or in connection with any filings required to be made with government authorities.

                (e) The Buyer's obligations under this Section 12.1(a) shall supercede and terminate the Buyer's obligations under the Buyer Confidentiality Agreement.

                (f) Nothing in the foregoing shall prohibit the Buyer's use or disclosure of any such Raytheon Information to the extent required by law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any court or other governmental authority or body (collectively, "Laws"), or as is necessary to prepare Tax Returns or other
                ----
filings with governmental authorities, or to assert or protect any rights of the Sellers under this Agreement; provided that the Sellers are given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the "confidential treatment" provisions of Rule
                          ----
24b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and provided that in connection with any such required
 -------- ---
disclosure the Buyer cooperate with the Sellers and takes reasonable steps to invoke any confidentiality protection which is available in connection with the required disclosure and to mark any documents provided in connection therewith with an appropriate restrictive legend.

                (g) The obligations under this Section 12.1 shall survive any termination of this Agreement.

         12.2.  Sellers Confidentiality.
                ------- ---------------

                (a) The Sellers, subject to the conditions and exceptions set forth below, shall (i) keep secret and maintain in strictest confidence and (ii) not use for their own benefit (other than as reasonably required in connection with concluding the transactions contemplated by this Agreement and/or in connection with the exercise of its rights under this Agreement or under any ancillary agreements) or for the benefit of others any information which concerns the business and operations of the Buyer ("Buyer
                                                    -----

Information") and which is or has been acquired by the Sellers pursuant to
-----------
either this Agreement and/or pursuant to the Confidentiality Agreement of August 16, 1999 between Raytheon Company and Morrison Knudsen Corporation (the "Seller
                                                                         ------
Confidentiality Agreement").
--------------- ---------

                (b) The Sellers' obligations under Section 12.1(a) above shall not apply to any information which the Sellers can demonstrate:

                       (i) was known to the Sellers prior to receipt from the Buyer;

                       (ii) is in the public domain at the time of receipt from the Buyer or, thereafter, becomes part of the public domain through no fault of the Sellers or of any party who received such information from the Sellers; or

                       (iii) is rightfully received by the Sellers from a third party having the lawful right to disclose same without breach of any obligation to the Buyer.

                (c) Notwithstanding the foregoing, the Sellers may disclose Buyer Information to their employees, consultants, and advisors and lenders (collectively, "Representatives") to the extent necessary in connection with
                ---------------
concluding the transactions contemplated by this Agreement and/or with exercising their rights under this Agreement or under any ancillary agreement. The Sellers shall instruct all Representatives who have access the Buyer Information of the necessity to maintain the confidentiality of the same, and shall take reasonable care to prevent the disclosure or use of the Buyer Information other than as permitted in this Agreement. The Sellers shall be responsible for any breach of this Section 12.2 by any of their Representatives.

                (d) In the event of termination of this Agreement, the Sellers shall, upon the Buyer's request, return all Buyer Information, including all copies thereof, upon request or shall destroy all such material and deliver an officer's certificate certifying such destruction. Furthermore, at or at any time after Closing, the Sellers shall return to the Buyer all Buyer Information, including all copies thereof, except that the Sellers shall not be required to return any such information which the Sellers may reasonably require in connection with the exercise of their rights under this Agreement and/or under any ancillary agreements or in connection with any filings required to be made with government authorities.

                (e) The Sellers' obligations under this Section 12.1(b) shall supercede and terminate the Sellers' obligations under the Seller
Confidentiality Agreement.

                (f) Nothing in the foregoing shall prohibit the Sellers' use or disclosure of any such Buyer Information to the extent required by law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any court or other governmental authority or body (collectively, "Laws"), or as is
                ----
necessary to prepare Tax Returns or other filings with governmental authorities, or to assert or protect any rights of the Seller under this Agreement; provided that the Buyer is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the
                                                                      ----
"confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and provided
                                                  -------- ---
that in connection with any such required disclosure the Sellers cooperate with the Buyer and take reasonable steps to invoke any confidentiality protection which is available in connection with the required disclosure and to mark any documents provided in connection therewith with an appropriate restrictive legend.

                (g) The Sellers' obligations under this Section 12.2 shall survive any termination of this Agreement.


                                  Article 13
                                  ----------

                                Indemnification
                                ---------------

         13.1.  Indemnity by the Sellers. Subject to the provisions of
                --------- -- --- -------
Sections 13.3 through 13.9 and Section 16.16, from and after the Closing each Seller shall jointly and severally indemnify and hold the Buyer, its Subsidiaries and Affiliates (and each of their respective directors, officers, shareholders, agents and employees) (collectively, the "Buyer Indemnified
                                                        ----- -----------
Parties") harmless from and with respect to any and all claims, actions, suits,
-------
demands, assessments, judgments, obligations, liabilities, losses, damages, costs and expenses, including without limitation reasonable investigation, defense and prosecution costs and the reasonable fees and disbursements of counsel (collectively, the "Losses"), related to or arising out of any of the
                            ------
following:

                       (i) any breach of any representation or warranty made by either Seller in this Agreement or the certificate referred to in
         Section 10.9, but excluding any breach of the Sellers' representations and warranties set forth in Sections 5.4 (e), 5.4(f), 5.4(g), 5.5(b), 5.6, 5.14(b) and 5.14(c) (the "Terminated Representations");
                                        ---------- ---------------

                       (ii) any breach by either Seller of any covenant, obligation, or undertaking made by any Seller in this Agreement or any other Acquisition Agreement or the Ancillary Letter Agreement;

                       (iii)  any Specified Seller Liabilities; provided,
                                                                --------
         however, that the Sellers shall not be obligated to indemnify or hold
         -------
         the Buyer harmless from or with respect to Losses related to or arising out of the Pakistani judgment described on Schedule 14.4 to the extent
                                                    -------- ----
         that such Losses are incurred as a result of the conduct by the Buyer or its Subsidiaries of operations in Pakistan other than those operations that are conducted by the RECI Companies on the date of this Agreement or the Closing Date; and

                       (iv) any claim, liability or obligation relating to any broker or finder retained or utilized by any member of the Sellers or representing any member of the Sellers in connection with the transactions contemplated by this Agreement, including but not limited to Merrill Lynch.

         13.2.  Indemnity by the Buyer. Subject to the provisions of Sections
                --------- -- --- -----
13.3 through 13.9 and Section 16.16, from and after the Closing the Buyer shall indemnify and hold each Seller and their Subsidiaries and Affiliates (and each of their respective directors, officers, shareholders, agents and employees) (collectively, the "Seller Indemnified Parties") harmless from and with respect
                    ------ ----------- -------
to any and all Losses related to or arising out of any of the following:

                       (i) any breach in any representation or warranty made by the Buyer in this Agreement or the certificate referred to in
         Section 11.6;

                       (ii) any breach by the Buyer of any covenant, obligation or undertaking made by the Buyer in this Agreement or any other Acquisition Agreement or the Ancillary Letter Agreement;

                       (iii)  any Specified Buyer Liabilities;

                       (iv) except for those matters for which the Buyer is entitled to indemnification under Section 13.1 and whether or not the event, circumstance or fact giving rise to Losses also constitutes a breach of any of the Buyer's representations or warranties or covenants, (i) any and all claims, liabilities and obligations arising out of the operation after the Closing Date of the Purchased Business or any other business conducted by the RECI Subsidiaries, including any claims for workers compensation relating to the period after the Closing and (ii) any claims arising from the offer or sale of securities or from any lending arrangements in connection with Buyer's obtaining financing in connection with the transactions contemplated by this Agreement;

                       (v) any third party claim relating to any use of the Raytheon mark and/or from the use of the name "Raytheon Engineers and Constructors" or any variation thereof whether alone or in combination with other words or designs; and

                       (vi) any claim, liability or obligation relating to any broker or finder retained or utilized by the Buyer or representing the Buyer in connection with the transactions contemplated by this Agreement, including but not limited to CSFB or Batchelder & Partners, Inc.

         13.3.  Time Limitations.
                ---- -----------

                (a) Neither the Sellers nor the Buyer shall be liable to the other under this Article 13 for any claim relating to a breach of any representation or warranty referred to in Section 13.1(i) or Section 13.2(i) (a "Misrepresentation Claim") unless, except in the case of any claim arising under
 ----------------- -----
any of Sections 5.2, 5.17(c) or 6.2 ("Specified Misrepresentation Claims"), the
                                      --------- ----------------- ------
claim is asserted in writing by the party seeking indemnification hereunder no later than the fifteenth month anniversary of the Closing Date (for example, if the Closing occurred on May 27, 2000 the deadline would be August 27, 2001). No claims may be asserted under this Article 13 for any breach of any of the Terminated Representations. Any Specified Misrepresentation Claim may be made at any time in the future, subject to any applicable statute of limitations or repose.

                (b) Any claim for indemnification under Sections 13.1(ii), 13.1(iii) or 13.1(iv) or 13.2(ii), 13.2(iii), 13.2(iv), 13.2(v) or Section
13.2(vi) may be made at any time in the future, subject to any applicable statute of limitations or repose.


         13.4.  Dollar Thresholds.
                ------ ----------

                (a) With respect to any Misrepresentation Claim relating to a representation or warranty that contains a materiality qualifier (whether by reference to "Material Adverse Effect" or otherwise), except for Misrepresentation Claims arising under Sections 5.5, 5.7(b), 5.8(f)(xi), 5.8(f)(xv), 5.12(b)(vi), 5.17(c) or 5.26(a) ("Qualified Misrepresentation
                                              --------- -----------------
Claims"), for purposes of determining whether any such breach exists for
------
purposes of this Article 13 such representations and warranties shall be deemed not to include or be qualified by any such materiality qualifier. Neither the Sellers nor the Buyer shall be liable to the other for any Misrepresentation Claim (other than a Qualified Misrepresentation Claim) if the total Losses with respect to such Misrepresentation Claim do not exceed $1,000,000, except with respect to any Misrepresentation Claim arising under Sections 5.4, the second sentence of Section 5.8(h), Section 5.9 or Section 5.14(a), for which the Sellers shall not be responsible if the total Losses with respect to such Misrepresentation Claim do not exceed $3,000,000 (collectively, "Minor Claims").
                                                                 ----- ------
The parties acknowledge that these $1,000,000 and $3,000,000 thresholds have been designated only for those Misrepresentation Claims that are not Qualified Misrepresentation Claims. Qualified Misrepresentation Claims will not be subject to the $1,000,000 or $3,000,000 thresholds described above, but will be interpreted for purposes of determining whether a breach has occurred taking into account the materiality qualifiers set forth in the text of the applicable representation and warranty. For this purpose, the parties acknowledge that the $1,000,000/$3,000,000 thresholds do not represent any agreement between the parties as to what constitutes a "material" matter for purposes of this Agreement.

                (b) The Sellers shall not be liable to the Buyer for any Misrepresentation Claims unless and until the total Losses suffered by the Buyer and its Affiliates with respect to all Misrepresentation Claims exceeds $25,000,000, excluding Losses with respect to Minor Claims, and then only to the extent of such excess. The Buyer shall not be liable to the Sellers or their Affiliates for any Misrepresentation Claims unless and until the total Losses suffered by the Sellers and their Affiliates with respect to all Misrepresentation Claims exceeds $25,000,000, excluding Losses with respect to Minor Claims, and then only to the extent of such excess.

                (c) The total amount payable by the Sellers under Section 13.1(i) with respect to all Misrepresentation Claims, other than Specified Misrepresentation Claims, shall not exceed $87,500,000. The total amount payable by the Buyer under Section 13.2(i) with respect to all Misrepresentation Claims, other than Specified Misrepresentation Claims, shall not exceed $87,500,000.

                (d)    No claim for indemnification under Section 13.1 or
Section 13.2, other than a Misrepresentation Claim (other than Specified Misrepresentation Claims), shall be subject to any threshold amount or deductible amount or cap on liability.

         13.5.  Claims.
                ------

                (a) Any party seeking indemnification hereunder (the "Indemnified Party") shall within five (5) business days notify the other party
 ----------- -----
hereto obligated to provide indemnification hereunder (the "Indemnifying Party")
                                                            ------------ -----
of any action, suit, proceeding, demand or breach (a "Claim") with respect to
                                                      -----
which the Indemnified Party claims indemnification hereunder, provided that
                                                              --------
failure of the Indemnified Party to give such notice shall not relieve any Indemnifying Party of its obligations under this Article 13 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party
                                                              ----- -----
Claim"), upon receipt of such notice from the Indemnified Party, the
-----
Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim:

                       (i) the Indemnifying Party confirms to the Indemnified Party in writing that it is willing to assume the defense of such Third Party Claim in accordance with this Article 13; and

                       (ii) the Indemnified Party does not give the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that a conflict of interest makes separate representation by the Indemnified Party's own counsel advisable.

                If the Indemnifying Party has so elected to assume the defense of any such Third Party Claim, such defense shall be conducted by counsel chosen by the Indemnifying Party, provided that such counsel is reasonably satisfactory to the Indemnified Party. The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

                (b) Notwithstanding the foregoing provisions of this Section 13.5, (i) no Indemnifying Party shall be entitled to settle any Third Party Claim without the

Indemnified Party's prior written consent unless as part of such settlement the Indemnified Party is released in writing from all liability with respect to such Third Party Claim and (ii) no Indemnified Party shall be entitled to settle any Third Party Claim without the Indemnifying Party's prior written consent unless as part of such settlement the Indemnifying Party is released in writing from all liability with respect to such Third Party Claim.

                (c) In the event any Indemnified Party shall have a claim for indemnification hereunder that does not involve a Third-Party Claim, the Indemnified Party shall promptly send notice of such Claim to the Indemnifying Party; provided that failure to give such notice shall not relieve any Indemnifying Party of its obligations under this Article 13 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If the Indemnifying Party does not respond to such notice within 30 days after receipt thereof, it shall be deemed to have disputed the validity of such claim. If the Indemnifying Party disputes or is deemed to have disputed such Claim, such dispute shall be resolved by agreement of the Buyer and the Sellers or in accordance with Section 16.13.

         13.6.  Losses Net of Tax Costs and Benefits. Losses under this Article
                ------ --- -- --- ----- --- --------
13 shall not include any Taxes payable as a result of any indemnity payment made with respect to any claims under this Article 13 and Losses under this Article 13 will be calculated without regard to any tax benefits arising from the matter giving rise to an indemnity claim for Losses under this Article 13.

         13.7.  Insurance Proceeds.
                --------- --------

                (a) No Indemnifying Party shall be entitled to postpone performance of any indemnification obligation under this Article 13 while an insurance claim is pending. However, without limiting any of the provisions of Sections 13.1 through 13.6, in connection with any Losses subject to indemnification under this Article 13, all parties shall pursue and cooperate with each other in giving notice of any claim to any insurer (including an insurer of an Indemnified Party) from which recovery in respect of such Losses is reasonably believed to be available and in pursuing recovery therefrom in respect of such Losses; provided, however, that no Indemnified Party shall be
                        --------  -------
required to provide notice of or pursue recovery in respect of any claim under the Indemnified Party's insurance policies where the Indemnified Party determines in its sole discretion that such notice, pursuit, cooperation or assistance could invalidate any portion of the coverage available under such policy or result in the imposition of retroactive premiums or material prospective premium increases. In addition, if an Indemnified Party makes such a determination after it has notified its insurer, it shall be entitled to retract such notice.

                (b) If an Indemnified Party actually receives insurance proceeds, the amount of the Losses for which such Indemnified Party is entitled to indemnification under this Article 13 shall be reduced by the amount received, net of any retroactive premiums or prospective premium increases. In the event an Indemnified Party receives insurance proceeds in respect of Losses after receiving payment in respect of such Losses from the Indemnifying Party under this Article 13 and the amount of insurance proceeds received exceeds the remaining unpaid balance of such Losses, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (A) the sum of the amount therefore paid by the Indemnifying Party in respect of such Losses plus the amount of insurance proceeds received, less (B) the sum of the full amount of such Losses and any retroactive premiums or prospective premium increases relating to such Losses. Nothing in this
Section 13.7 shall be deemed to waive or limit the subrogation rights of any insurer.

         13.8. Scope of Indemnity. The Sellers and the Buyer each acknowledge
               ----- -- ---------
and agree that, after the Closing and except for equitable relief before or after the Closing, including specific performance, its and their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 13 and the Tax Sharing Agreement. The provisions of the Tax Sharing Agreement, and not this Article 13, shall allocate responsibility between the Sellers and the Buyer for Taxes of the Purchased Business.

         13.9. Waiver of Statutory Claims. The Buyer hereby waives and releases
               ------ -- --------- ------
the Sellers and their other Subsidiaries from any and all Losses, known or unknown, it may have under CERCLA (as defined in Article 14) or any other statutes or regulations relating to environmental matters now or hereafter in effect or any other statutes or regulations if the assertion of a right under such statute or regulation would circumvent the intended effect of Section 13.8. The Sellers hereby waive and release the Buyer from any and all Losses, known or unknown, it may have under CERCLA or any other statutes or regulations relating to environmental matters now or hereafter in effect or any other statutes or regulations if the assertion of a right under such statute or regulation would circumvent the intended effect of Section 13.8.

                                   Article 14
                                   ----------

                               Certain Definitions
                               -------------------

         As used herein the following terms not otherwise defined have the following respective meanings:

         "Affiliate": with respect to any Person, any Person controlling,
          ---------
controlled by or under common control with such Person.

         "ASCC Receivables": all account receivables that as of the Closing have
          ---- -----------
been sold by the RECI Companies to REC Receivables Corporation, and subsequently resold to Asset Securitization Cooperative Corporation pursuant to the receivables sales facility referred to in the Receivables Termination Agreement, and not subsequently repurchased by a RECI Company other than RE&C Receivables Corporation prior to the Closing.

         "Buyer Labor Rate": means an amount equal to the actual fully burdened
          ----- ----- ----
labor costs of the Buyer and the RECI Companies, without any fee component, based on (i) a multiple of actual W-2 wages or salaries agreed to by the Buyer and the Sellers or (ii) if they are unable to so agree, based on the forward pricing rates used by the Buyer and the RECI Subsidiaries for U.S. government contracting purposes as defined in the Federal Acquisition Regulations Subpart 31.2, Contracts With Commercial Organizations.

         "Continuing Services Agreement": a standing contract to perform E&C
          ---------- -------- ---------
Services from time to time when requested to do so by a customer pursuant to a job order, work order or similar task-specific request and subject, where applicable, to acceptance of such order. Included as part of Schedule 5.8(c)) is
                                                             -------- -------
a list of Transferred Risk E&C Contracts that constitute Continuing Services Agreements.

         "Contract Completion": a contract for the performance of any E&C
          -------- ----------
Services shall be deemed to have reached Contract Completion for purposes of this Agreement when (i) the applicable project or scope of work is 100% physically complete, and (ii) all work under the contract has been completed except for warranty work and, if applicable, the job site has been demobilized. With respect to any contract for the performance of any E&C Services that is a Continuing Services Agreement, any particular job order or work order under such E&C Contract shall be deemed to have reached Contract Completion for purposes of this Agreement when such job order meets the criteria set forth in (i) and (ii) above.

         "Control" (including its correlatives "controlled by" and "under common
          -------                               ---------- --       ----- ------
control with"): the possession, directly or indirectly, of the power to direct
------- ----
or cause the direction of the management or policies of any Person through ownership of a majority of securities or partnership or other ownership rights or agreements.

         "East Side Reservoir Project Agreements": the contracts, subcontracts
          --------------------------------------
and other agreements listed on Schedule 14.1 hereto for the provision of E&C
                               -------- ----
Services in connection with the East Side Reservoir project described in
Schedule 14.1, together with all related purchase orders, job orders, change
-------- ----
orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as project-specific hedging or currency swap agreements and any services agreements.

         "ECAC": with respect to any particular contract, the estimate of the
          ----
total costs that will have been incurred upon completion of the contract.

         "Environmental Law": any judgment, decree, order, law, license, rule or
          ------------- ---
regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the
                                                                 ----
Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986
          ------
("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act,
  ----
as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

         "GAAP": generally accepted accounting principles which are (a)
          ----
consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the applicable period of the Sellers and the RECI Subsidiaries, and (b) such that a "big five" accounting firm would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

         "Government Contract": any contract with any domestic or foreign
          ---------- --------
government or agency or executive office thereof.

         "Government Subcontract": any subcontract between a RECI Company and a
          ---------- -----------
third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof.

         "Income Taxes": any Taxes based upon or related to income, including
          ------ -----
any Taxes calculated in whole or in part based upon net revenues.

         "Indemnified Project Agreements": the contracts described in Exhibits
          ----------- ------- ----------
E-1 to E-4 as the "Project Agreements".
                   ------- ----------

         "Intellectual Property" means any patents (including patent
          ------------ --------
applications, abandoned patent applications, divisions, rights to file divisions on non-elected claims, continuations, reissues, renewals, reexaminations, extensions, utility models, certificates of invention and like statutory rights), inventions (including invention disclosures assigned a disclosure number, all disclosures submitted but not numbered, disclosures in preparation, and all inventions conceived and recorded in any ordinarily kept business record, such as lab notebooks, reports, computer databases and the like), copyrights, brand names, trademarks, service marks, trade names, trade dress, logos, technologies, trade secrets, processes, formulae, software, designs, drawings, know-how and all other intellectual property rights.

         "Knowledge" or "to knowledge of Sellers" or similar knowledge
          ---------
qualifications shall mean the actual knowledge of any of the following persons:
Assad, Myers, Modigliani, Hissong, Wiesel, Rocca, Zaist, Barry, Iotti, Kinsella, Maher, Gaufin, Ferguson, Scarpino and Dickman.

         "Person": A corporation, an association, a partnership, a limited
          ------
liability company, an organization, a business, a trust, an individual, a government or political subdivision thereof or a governmental agency.

         "PP9 Agreements" means the contracts, subcontracts and other agreements
          --------------
listed on Schedule 14.2 hereto for the provision of E&C Services in connection
          -------- ----
with the PP9 project described on Schedule 14.2, together with all related
                                  -------- ----
purchase orders, job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as project-specific hedging or currency swap agreements and any services agreements.

         "Raytheon Group" means Raytheon and all its Subsidiaries other than the
          -------- -----
RECI Companies.

         "Retained Risk E&C Contracts": all contracts, bids, subcontracts or
          -------- ---- --- ---------
other agreements for the provision or prospective provision by any RECI Company of any E&C Services, other than the Transferred Risk E&C Contracts, together with all related subcontracts, purchase orders, completed and uncompleted job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements such as project-specific hedging or currency swap agreements and any services agreements.

         "Specified Buyer Liabilities" means the following obligations and
          --------- ----- -----------
liabilities (excluding in all cases any Specified Seller Liabilities):

                  (i) all obligations and liabilities of the RECI Companies under or arising from the Transferred Risk E&C Contracts;

                  (ii) all contractual warranty obligations of the RECI Companies arising under the express terms of the contracts listed on
         Schedule 14.3 hereto (all of which are Retained Risk E&C Contracts) and
         -------- ----
         any E&C Contracts listed on Schedule 5.8(c) (or, in the case of
                                     -------- ------
         Continuing Services Agreements listed on Schedule 5.8(c) hereto, the
                                                  -------- ------
         applicable job or work orders outstanding as of the date of this Agreement) which will not constitute Transferred Risk E&C Contracts for purposes of this Agreement because such contracts (or, in the case of Continuing Services Agreements listed on Schedule 5.8(c), the
                                                  -------- ------
         applicable job or work orders) will have reached Contract Completion prior to the Cut-Off Date (collectively, the "Warranty Obligations");
                                                       -------- -----------
                  (iii) all other obligations and liabilities of the RECI Companies of any nature, fixed or contingent, known or unknown, relating to or arising from the operation of the Purchased Business at any time prior to the Closing, including the following:

                        (A) those matters listed on Schedule 5.19 hereto that
                                                    -------- ----
                  are designated on Schedule 5.19 as being the responsibility of
                                    -------- ----
                  the Buyer, but specifically excluding those matters designated on Schedule 5.19 as being the responsibility of the Sellers
                     -------- ----
                  and the matter listed on Schedule 14.4 hereto and accordingly
                                           -------- ----
                  included within the definition of "Specified Seller Liabilities";

                        (B) all obligations and liabilities under the RECI
                  Employee Benefits Plans; and

                        (C) the Assumed RECI Liabilities.

                            The parties hereto acknowledge that a particular
                  liability or obligation may be included in more than one of the foregoing clauses and that such clauses are not intended to be mutually exclusive.

         "Specified Seller Liabilities" means the following obligations and
          --------- ------ -----------
liabilities, none of which shall constitute Specified Buyer Liabilities, but excluding those matters listed on Schedule 5.19 that are designated as being the
                                  -------- ----
responsibility of the Buyer:

                  (i) all obligations and liabilities for Taxes for which the Sellers are responsible pursuant to the Tax Sharing Agreement (as defined in Section 4.2); and

                  (ii)   (x) those matters listed on Schedule 5.19 that are
                                                     -------- ----
         designated on Schedule 5.19 as being the responsibility of the Sellers,
                       -------- ----
         and (y) all obligations and liabilities (including obligations and liabilities to non-contract parties) arising under or in connection with the performance of Retained Risk E&C Contracts, but excluding for purposes of this clause (y) Warranty Obligations, matters referred to in Clause (x) above and any matter that is listed on Schedule 5.19 that
                                                              -------- ----
         is designated as being the responsibility of the Buyer; and

                  (iii) all obligations and liabilities relating to employee benefit plans assumed or retained by the Sellers pursuant to Article 9;

                  (iv) all obligations and liabilities associated with Excluded RECI Assets (except as provided in Section 8.26), Retained Claims (including any counterclaims relating thereto), ASCC Receivables (other than ASCC Receivables related to any Transferred Risk E&C Contracts), and Distributed Assets;

                  (v) except for the Buyer's obligations under the Indemnified Project Subcontracts, all obligations and liabilities (including liabilities to non-contract parties) associated with the Indemnified Projects;

                  (vi) all obligations and liabilities relating to any investments of employee plan assets in Raytheon securities and qui tam
                                                                        --- ---
         actions relating to pre-Closing activities of the Purchased Business;

                  (vii) all obligations and liabilities to the customer under the East Side Reservoir Project Agreements attributable to pre-Signing Date performance by any RECI Company of those agreements;

                  (viii) all obligations and liabilities for liquidated damages under the PP9 Agreements;

                  (ix) all obligations and liabilities of any member of the Raytheon Group (other than any RECI Subsidiary) not related to the Purchased Business for which any RECI Subsidiary may have joint and several liability;

                  (x) all obligations and liabilities associated with the Pakistani judgment described in Schedule 14.4 (subject to the
                                         -------- ----
         limitation set forth in Section 13.1(iii));

                  (xi) all obligations and liabilities associated with manufacturing operations of the RECI Companies discontinued prior to the Closing Date and the sale prior to the Closing Date of divested subsidiaries or lines of business, except as provided in Sections 8.19 and 8.26.

         The parties hereto acknowledge that a particular liability or obligation may be included in more than one of the foregoing clauses and that such clauses are not intended to be mutually exclusive.

         "Subsidiary": With respect to any Person, any corporation a majority
          ----------
(by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Tax": Any federal, state, local, or foreign income, gross receipts,
          ---
franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, withholding, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "Tax Return": Any return, declaration, report, claim for refund,
          --- ------
information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

         "Transferred Risk E&C Contracts" means the following:
          ----------- ---- --- ---------

                  (i) all contracts, bids, subcontracts and other agreements for the provision or prospective provision by any RECI Company of E&C Services (other than the Indemnified Project Agreements);

                  (ii) in connection with the contracts, bids, subcontracts and agreements described in (i) above, all related purchase orders, completed and uncompleted job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements such as project-specific hedging or currency swap agreements and any services agreements (other than any agency or representative agreement);

         but, in the case of clauses (i) - (ii) above, excluding all such contracts, subcontracts and other agreements (and all related or ancillary purchase and job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and ancillary contracts of the type referred to in clause (ii) above) having reached Contract Completion at any time prior to the Cut-Off Date (or, in the case of Continuing Services Agreements, excluding any particular job order or work order having reached Contract Completion at any time prior to the Cut-Off Date), which shall be treated as Retained Risk E&C Contracts for purposes of this Agreement.

                                   Article 15
                                   ----------

                                   Termination
                                   -----------

         15.1.    Termination of Agreement.  The parties may terminate this
                  ----------- -- ---------
Agreement as provided below:

                  (a) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event:

                       (i) the Sellers are in material breach of any covenant contained in this Agreement and such material breach is not cured within thirty (30) days after written notice from the Buyer of such breach; or

                       (ii) the representations and warranties of the Sellers contained in Article 5 of this Agreement, which representations and warranties shall be deemed for purposes of this Section 15.1(b) not to include any qualification or limitation with respect to materiality, whether by reference to a "Material Adverse Effect" or otherwise, shall have been untrue in any respect on the date when made (or in the case of any representations or warranties that are made as of a different date or period, as of such different date or period) and the matters in respect of which such representations and warranties shall have been untrue, in the aggregate, have had a Material Adverse Effect, in either case only to the extent that such material breach or inaccuracy of representation or warranty is not cured within thirty (30) days after the date of the applicable notice;

                (c) The Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event:

                       (i) the Buyer is in material breach of any covenant contained in this Agreement and such material breach is not cured within thirty (30) days after written notice from the Sellers of such breach; or

                       (ii) the representations and warranties of the Buyer contained in Article 6 of this Agreement, which representations and warranties shall be deemed for purposes of this Section 15.1(c) not to include any qualification or limitation with respect to materiality, whether by reference to a "Buyer Material Adverse Effect" or otherwise, shall have been untrue in any respect on the date when made (or in the case of any representations or warranties that are made as of a different date or period, as of such different date or period) and the matters in respect of which such representations and warranties shall have been untrue, in the aggregate, have had a Buyer Material Adverse Effect, in either case only to the extent that such material breach or inaccuracy of representation or warranty is not cured within thirty
         (30) days after the date of the applicable notice;

                (d) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if the Closing has not occurred on or before June 30, 2000, by reason of the failure to occur of any closing condition under Article 10 (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement);

                (e) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing has not occurred on or before June 30, 2000, by reason of the failure to occur of any closing condition under Article 11 (unless the failure results primarily from the Sellers themselves breaching any representation, warranty or covenant contained in this Agreement);

                (f) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing has not occurred on or before June 30, 2000, by reason of the failure of the Buyer to take the actions required to be taken by it at the Closing and all conditions set forth in Article 10 shall have been satisfied (or, in the case of any such condition that is capable of being satisfied by actions taken by the Sellers at the Closing, the Sellers either took such action or notified the Buyer in writing that they were ready, willing and able to take such action); or

                (g) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if (i) the Buyer is unable to obtain financing for the acquisition described herein, (ii) the Buyer has complied with its obligations under Section 8.20 and (iii) prior to such termination the Buyer pays the Sellers a termination fee of $12.5 million.

         15.2.  Effect of Termination. If any party terminates this Agreement
                ------ -- -----------
pursuant to Section 15.1, all obligations of the parties hereunder will terminate without liability of any party to the other party (except for any liability of any party for willful and intentional breach hereof); provided (i) that the confidentiality provisions contained in Article 12 and the provisions of Article 16 will survive termination and remain in full force and effect, (ii) in the event of any termination by the Sellers pursuant to paragraph (f) above, such termination shall not relieve the Buyer from its liability for failure to purchase the Purchased Business as contemplated by this Agreement and (iii) in the event of any termination of this Agreement by the Buyer pursuant to paragraph (g) above, the Buyer shall be fully released and discharged from any liability or obligation resulting from or under this Agreement (other than any obligations contained in Articles 12 or 16).

                                  Article 16
                                  ----------

                                    General
                                    -------

         16.1.  Expenses. All transfer and sales taxes payable with respect to
                --------
the sale and conveyance of the Acquired RECI Assets and Purchased Shares to the Buyer shall be shared one-half by the Buyer and one-half by the Sellers. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         16.2.  Notices. All notices, demands and other communications here-
                -------
under shall be in writing or by facsimile, and shall be deemed to have been duly given when delivered personally or three days after being mailed by certified mail, return receipt requested, postage prepaid, or one day after being sent by overnight courier, or one day after being sent by facsimile with a confirmation copy sent by overnight courier or certified mail, as follows:

                If to the Sellers, to:

                Raytheon Company
                141 Spring Street
                Lexington, MA 02173
                Attention:  General Counsel
                Telephone:  (781) 860-2681
                Facsimile:  (781) 860-2924

                with a copy sent contemporaneously to:

                Bingham Dana LLP
                150 Federal Street
                Boston, MA 02110
                Attention: John R. Utzschneider, Esq.
                Telephone:  (617) 951-8852
                Facsimile:  (617) 951-8736

                If to the Buyer, to:

                Morrison Knudsen Corporation
                720 Park Boulevard
                Boise, ID 83712
                Attention: Corporate Secretary
                Telephone:  (208) 386-5223
                Facsimile:  (208) 386-5298

                with a copy sent contemporaneously to:

                Jones, Day, Reavis & Pogue
                2727 N. Harwood Street
                Dallas, TX 75201
                Attention: Mark E. Betzen, Esq.
                Telephone:  (214) 969-3704
                Facsimile:  (214) 969-5100


         16.3.  Entire Agreement. Except for the Fire Wall Letter and the
                ------ ---------
Ancillary Letter Agreement, this Agreement (including the Exhibits and Schedules hereto) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto. EXCEPT AS SET FORTH IN ARTICLE 5 AND ARTICLE 13, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SALE OF THE PURCHASED SHARES OR THE PURCHASED BUSINESS AND SUCH SALE IS MADE ON AN "AS IS" BASIS.

         16.4.  Governing Law. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT
                --------- ---
SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE CHOICE-OF-LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION) OF THE STATE OF NEW YORK.

         16.5.  Sections and Section Headings. The headings of sections and
                -------- --- ------- --------
subsections are for reference only and shall not limit or control the meaning thereof.

         16.6.  Assigns. This Agreement shall be binding upon and inure to the
                -------
benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the rights or obligations of any party hereunder shall be assigned or delegated (by operation of law or otherwise) by such party without the prior written consent of the other parties hereto, except that the Buyer may assign its rights and obligations hereunder, in whole or in part, to one or more wholly owned subsidiaries of the Buyer (but no such assignment shall relieve the Buyer of any of its obligations hereunder). Notwithstanding the foregoing provisions of this Section 16.6, the Buyer's rights hereunder may be assigned as security to one or more financial institutions providing financing to the Buyer and may be assigned pursuant to the terms of the relevant security agreement, it being understood that no such assignment shall release the Buyer from any of its obligations hereunder (or be deemed to constitute an assumption by the assignee of such obligations) or increase or otherwise modify the obligations of the Sellers hereunder.

         16.7.  Survival of Representations and Warranties. The representations
                -------- -- --------------- --- ----------
and warranties of the parties hereto contained in this Agreement (in each case except as affected by the transactions contemplated by this Agreement) shall survive the Closing and the consummation of the transactions contemplated hereby. Such representations and warranties shall expire on the last day (if any) on which a claim for indemnification may be made pursuant to Article 13 for a breach thereof, unless such representation or warranty is the subject of a pending claim pursuant to Article 13 on such date, in which case such representation or warranty shall expire upon resolution of such claim. The Terminated Representations will expire upon the occurrence of the Closing.

         16.8.  Further Assurances. From time to time, at the request of the
                ------- ----------
Buyer and without further consideration, each Seller shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require to more effectively convey and transfer any of the Purchased Shares or Acquired RECI Assets to the Buyer. From time to time, at the request of the Sellers and without further consideration, the Buyer shall execute and deliver such further instruments of assumption and take such other actions as the Sellers may reasonably require to more effectively cause the assumption by the Buyer of the Assumed RECI Liabilities.

         16.9.  No Implied Rights or Remedies. Except as otherwise expressly
                -- ------- ------ -- --------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, except the Sellers and the Buyer and as provided in Article 13 with respect to the Buyer Indemnified Parties and Seller Indemnified Parties, any rights or remedies under or by reason of this Agreement.

         16.10. Counterparts.  This Agreement may be executed in multiple
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.11. Public Statements or Releases. The parties hereto each agree
                ------ ---------- -- --------
that prior to Closing no party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. Nothing contained in this Section
16.11 shall prevent any party from making such public announcements as such party may consider necessary or desirable in order to satisfy such party's legal obligations (including under any applicable securities laws), provided that such disclosing party shall to the extent practicable give prior notice to the other party of the contents of, and requirement for, such disclosure.

         16.12. Nature of Obligations.  With respect to any covenant in this
                ------ -- -----------
Agreement applicable (prior to the Closing) to the RECI Subsidiaries, the Sellers shall cause the applicable RECI Subsidiary to comply with such covenant.

         16.13. Arbitration.
                -----------

                (a) All disputes or claims arising under or in any way relating to this Agreement or to the acquisition of the Purchased Business by the Buyer shall be settled by arbitration before a panel of three arbitrators (with one designated by the Buyer and one designated by the Sellers, and the third arbitrator designated by the first two) pursuant to the rules of the American Arbitration Association. Any arbitrator designated by the Buyer or the Sellers must be an "Independent Person." For the purposes of this Section 16.13,
                    ----------- ------
an "Independent Person" shall be an individual who is not and has not been (i) a director, officer, employee, agent or shareholder of either party hereto, (ii) a consultant to either party hereto, (iii) a person with a direct or indirect financial interest in any contract with either party hereto, (iv) a director, officer or key employee of a company at a time when such company was party to a contract with either party hereto, or (v) a relative of any person referred to in clauses (i), (ii), (iii) or (iv) above. As used in the immediately preceding sentence, the term "either party hereto" shall be deemed to include any Affiliates of the parties hereto. Any such arbitration shall take place in Chicago, Illinois. Arbitration may be commenced at any time by either party hereto giving written notice to the other party hereto that such dispute has been referred to arbitration under this Section 16.13. The third arbitrator shall be selected as prescribed above, but if the first two arbitrators do not so agree within 30 days after the date of the notice referred to above, the selection shall be made pursuant to the rules of the American Arbitration Association from the Commercial Arbitration Panel (and not the Construction Arbitration Panel) maintained by such Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided,
                                                                     --------
however, that any such award shall be accompanied by a written opinion of the
-------
arbitrators giving the reasons for the award. In making such award, the arbitrators shall be authorized to award interest on any amount awarded. This provision for arbitration shall be specifically enforceable by the Sellers and the Buyer and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each of the Sellers and the Buyer shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in
                                            --------  -------
the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was frivolous or in bad faith, the arbitrators may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

                (b) To the extent that arbitration may not be legally permitted hereunder and the Sellers and the Buyer do not at the time of such dispute or claim mutually agree to submit such dispute or claim to arbitration either the Sellers or the Buyer may commence a civil action in a court of appropriate jurisdiction to resolve disputes or claims hereunder. Nothing contained in this Section 16.13 shall prevent the Sellers and the Buyer from settling any dispute or claim by mutual agreement at any time.

                (c) Neither party shall be precluded hereby from seeking, from the courts of any jurisdiction, provisional or equitable remedies of a type not available in arbitration, including without limitation, temporary restraining orders and preliminary or permanent injunctions, nor shall the pursuit of such provisional or equitable relief constitute a waiver or modification of such party's right and obligation to arbitrate any related or unrelated dispute which is otherwise subject to arbitration under this Agreement, unless such waiver is expressed in writing and signed by such party. In the event any person not a party to this Agreement shall commence any interpleader or similar action which either directly or indirectly raises issues which are subject to arbitration hereunder, the Sellers and the Buyer shall seek a stay of such proceedings pending arbitration in accordance with this Agreement.

                (d) In the event of any Third Party Claim where the Indemnifying Party does not assume the defense of such Third Party Claim, nothing in this Section 16.13 shall prevent the Indemnified Party from impleading the Indemnifying Party or otherwise joining the Indemnifying Party to any litigation relating to such Third Party Claim.

                (e) Disputes relating to the performance of the Indemnified Project Subcontracts shall be resolved pursuant to the procedures set forth in the Indemnified Project Subcontracts.

         16.14. Construction. The language used in this Agreement will be
                ------------
deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         16.15. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHTS TO A
                ------ -- ---- -----
JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         16.16. Waiver of Certain Damages. EACH OF THE SELLERS AND THE BUYER TO
                -------------------------
THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO INCIDENTAL, CONSEQUENTIAL OR SPECIAL (INCLUDING PUNITIVE OR MULTIPLE) DAMAGES BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         16.17. Disclosure in Schedules. For purposes of this Agreement, with
                ---------- -- ---------
respect to any matter that is clearly disclosed in any portion of the Disclosure
Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in the Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered as of the date and year first above written.



                                          RAYTHEON COMPANY


                                          By:  /s/ Thomas D. Hyde
                                             -----------------------------------
                                               Title: Senior Vice President and
                                                      General Counsel


                                          RAYTHEON ENGINEERS &
                                          CONSTRUCTORS INTERNATIONAL, INC.


                                          By:  /s/ William J. Ferguson, Jr.
                                             -----------------------------------
                                               Title: Senior Vice President,
                                                      Secretary and General
                                                      Counsel


                                          MORRISON KNUDSEN CORPORATION


                                          By:  /s/ Stephen G. Hanks
                                             -----------------------------------
                                               Stephen G. Hanks
                                               President

                                                        Schedules to
                                                        Stock Purchase Agreement
                                                        ------------------------


                                   SCHEDULES



        [The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the Schedules hereto.]

                                                                    Exhibit A to
                                                                    ---------
                                              Stock and Asset Purchase Agreement
                                              ----------------------------------


                          BILL OF SALE AND CONVEYANCE
                          ---------------------------


KNOW ALL MEN BY THESE PRESENTS:

     That pursuant to the terms of the Stock Purchase Agreement, dated as of April 14, 2000 (the "Purchase Agreement"), by and among Raytheon Company, a
                     -------- ---------
Delaware corporation ("Raytheon"), Raytheon Engineers & Constructors
                       --------
International, Inc., a Delaware corporation ("RECI", and together with Raytheon,
                                              ----
the "Sellers"), and Morrison Knudsen Corporation, a Delaware corporation (the
     -------
"Buyer"), for good and valuable consideration as recited in the Purchase
------
Agreement, the receipt and adequacy of which are hereby acknowledged, subject to
Section 8.3 of the Purchase Agreement, RECI does hereby sell, assign transfer and deliver to the Buyer and subject to Section 16.6 of the Purchase Agreement
                                        ------------
its successors and assigns, effective as of the date hereof, all of RECI's rights, title and interest in, to and under the Acquired RECI Assets. Notwithstanding anything to the contrary contained herein, RECI does not hereby sell, assign, transfer or deliver to the Buyer, or its successors or assigns, any of RECI's right, title or interest in, to or under any of the Excluded RECI Assets.

     This Bill of Sale and Conveyance shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Bill of Sale and Conveyance shall be construed to limit, terminate, expand or otherwise modify the terms and conditions set forth in the Purchase Agreement.

     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.


     IN WITNESS WHEREOF, RECI has caused this Bill of Sale and Conveyance to be duly executed by its officer thereunto duly authorized this ____ day of _________, 2000.


                         RAYTHEON ENGINEERS &
                         CONSTRUCTORS INTERNATIONAL, INC.



                         By:__________________________________
                            Name:
                            Title:

                                                                    Exhibit B to
                                                                    ------- -
                                              Stock and Asset Purchase Agreement
                                              ----------------------------------


                             ASSUMPTION AGREEMENT
                             --------------------


KNOW ALL MEN BY THESE PRESENTS:

     That pursuant to the terms of the Stock Purchase Agreement, dated as of April 14, 2000 (the "Purchase Agreement"), by and among Morrison Knudsen
                     -------- ---------
Corporation, a Delaware corporation (the "Buyer"), Raytheon Company, a Delaware
                                          -----
corporation ("Raytheon"), and Raytheon Engineers & Constructors International,
              --------
Inc., a Delaware corporation ("RECI", and together with Raytheon, the
                               ----
"Sellers"), for good and valuable consideration as recited in the Purchase
 -------
Agreement, the receipt and adequacy of which are hereby acknowledged, subject to
Article 2 and Section 8.3 of the Purchase Agreement, the Buyer does hereby assume and agree to perform all of the Assumed RECI Liabilities but does not hereby assume or agree to perform, and shall not be responsible for, any of the Excluded RECI Liabilities.

     This Assumption Agreement shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing in this Assumption Agreement shall be construed to limit, terminate, expand or otherwise modify the terms and conditions set forth in the Purchase Agreement.

     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

     IN WITNESS WHEREOF, the Buyer has caused this Assumption Agreement to be duly executed by its officer thereunto duly authorized this ______ day of ________, 2000.


                                        MORRISON KNUDSEN CORPORATION


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                              Exhibit C to Stock
                                                              ------- -    -----
                                                              Purchase Agreement
                                                              ------------------




                       RECEIVABLES TERMINATION AGREEMENT
                                     Among
                               RAYTHEON COMPANY,
                         RE&C RECEIVABLES CORPORATION,
                   RAYTHEON ENGINEERS & CONSTRUCTORS, INC.,
                     UNITED ENGINEERS INTERNATIONAL, INC.,
                  CATALYTIC INDUSTRIAL MAINTENANCE CO., INC.,
                         RAYTHEON CONSTRUCTORS, INC.,
                           RAYTHEON-CATALYTIC INC.,
                         RAYTHEON INFRASTRUCTURE INC.,
                        RAYTHEON-EBASCO OVERSEAS LTD.,
                            RUST CONSTRUCTORS INC.,
                      RAYTHEON DEMILITARIZATION COMPANY,
                        21/ST/ CENTURY RAIL CORPORATION
                                      and
                         MORRISON KNUDSEN CORPORATION

     THIS RECEIVABLES TERMINATION AGREEMENT (this "Agreement") is made effective
                                                   ---------
as of the close of business on ______ __, 2000 (the "Closing Date") by and
                                                     ------- ----
between Raytheon Company, a Delaware corporation ("Raytheon"), RE&C Receivables
                                                   --------
Corporation, a Delaware corporation (the "Special Purpose Purchaser" or "SPP"),
                                          ------- ------- ---------      ---
Raytheon Engineers & Constructors, Inc., a Delaware corporation, United Engineers International, Inc., a Pennsylvania corporation, Catalytic Industrial Maintenance Co., Inc., a Delaware corporation, Raytheon Constructors, Inc., a Delaware corporation, Raytheon-Catalytic Inc., a Delaware corporation, Raytheon Infrastructure Inc., a New York corporation, Raytheon-Ebasco Overseas Ltd., a Delaware corporation, Rust Constructors Inc., a Delaware corporation, Raytheon Demilitarization Company, a Delaware corporation, and 21/st/ Century Rail Corporation, a Delaware corporation (collectively, the "REC Subsidiaries"), and
                                                        --- ------------
Morrison Knudsen Corporation, a Delaware corporation ("Buyer").
                                                       -----

                                  WITNESSETH
                                  ----------

     Raytheon Engineers & Constructors International, Inc., a Delaware corporation and subsidiary of Raytheon ("REC"), Raytheon and Buyer have entered
                                         ---
into that certain Stock Purchase Agreement, dated as of April 14, 2000 (the

"Stock
 -----

Purchase Agreement"), pursuant to which REC has agreed to sell to Buyer certain
-------- ---------
of the assets of REC and the capital stock of the REC Subsidiaries and Buyer has agreed to purchase certain of the assets of REC and the capital stock of the REC Subsidiaries.

     Each of the REC Subsidiaries is currently a party to a First Amended and Restated Receivables Sale Agreement, dated as of April 24, 1998 (as amended by the First Amendment thereto dated as of December 29, 1998, and the Second Amendment thereto dated as of April 28, 1999, the "Receivables Sale Agreement"),
                                                   ----------- ---- ---------
among the REC Subsidiaries, Raytheon, and the Special Purpose Purchaser. Pursuant to the Receivables Sale Agreement, the REC Subsidiaries and Raytheon sell receivables to the Special Purpose Purchaser. The Special Purpose Purchaser resells these receivables to Asset Securitization Cooperative Corporation ("ASCC") pursuant to a Second Amended and Restated Receivables Sale
              ----
Agreement, dated as of April 24, 1998 (as amended by the First Amendment thereto dated as of December 29, 1998, and the Second Amendment thereto dated as of April 28, 1999, the "Receivables Resale Agreement"), among ASCC, Canadian
                     ----------- ------ ---------
Imperial Bank of Commerce ("CIBC"), the Special Purpose Purchaser and Raytheon.
                            ----

     The REC Subsidiaries, Raytheon, the Special Purpose Purchaser and Buyer are entering into this Agreement to provide for the orderly withdrawal of the REC Subsidiaries from the receivables sale arrangements created by the Receivables Sale Agreement and the Receivables Resale Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein set forth, Raytheon, the Special Purpose Purchaser, the REC Subsidiaries and Buyer, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                 DEFINED TERMS

     Defined terms used in this Agreement have the meanings specified for such terms in Annex A.
         ----- -

                                   ARTICLE 2
                           WITHDRAWAL FROM FACILITY

     2.1.  Withdrawal and Release.
           ---------- --- -------

          (a) From and after the Closing, the REC Subsidiaries will not sell and the Special Purpose Purchaser will not purchase any Receivables pursuant to the Receivables Sale Agreement. REC will not transfer to Buyer any rights, and Buyer will not assume any obligations of REC, under the Receivables Sale Agreement pursuant to the Stock Purchase Agreement.

          (b) Simultaneously with the execution and delivery of this Agreement, the Special Purpose Purchaser and the REC Subsidiaries will deliver UCC-3 partial releases substantially in the forms attached as Annex B hereto.
                                                             ----- -

          (c) Prior to or at the Closing the Special Purpose Purchaser and each REC Subsidiary will cancel the subordinated note issued to such REC Subsidiary pursuant to the Receivables Sale Agreement.

          (d) Upon termination of this Agreement pursuant to Article 7, if requested by Buyer or any REC Subsidiary the Special Purpose Purchaser will deliver to each REC Subsidiary UCC-3 termination statements for any UCC-1s previously delivered by such REC Subsidiary in connection with the Receivables Sale Agreement.

          (e) Simultaneously with the execution and delivery of this Agreement, Raytheon will deliver to Buyer the release of the REC Subsidiaries from the Receivables Sale Agreement substantially in the form included in the letter agreement attached as Annex C hereto.
                           ----- -


     2.2.  Treatment of Existing Receivables.
           ---------------------------------

          (a) Notwithstanding the cessation of future sales by the REC Subsidiaries under the Receivables Sale Agreement pursuant to Section 2.1, all Receivables of the REC Subsidiaries that have been sold pursuant to the Receivables Sale Agreement to the Special Purpose Purchaser and not reconveyed to the REC Subsidiaries as of the Closing (the "Existing
                                                                --------
     Receivables") will remain the property of the Special Purpose Purchaser and
     -----------
     will not be reconveyed to the REC Subsidiaries. Annex D hereto sets forth a
                                                     ----- -
     correct and complete list of the Existing Receivables. Raytheon will be responsible for all amounts which under the Receivables Sale Agreement are required to be paid by the REC Subsidiaries to the Special Purpose Purchaser, ASCC or CIBC, including, without limitation, amounts payable in respect of any Purchase Price Credit under Section 1.5(a) of the Receivables Sale Agreement or in respect of the Purchased Receivables specified in Section 1.5(b) of the Receivables Purchase Agreement. After the Closing, Buyer will not be entitled to any collections or other payments with respect to the Existing Receivables except for the servicing fee referred to in Section 3.8 below.

          (b) The REC Subsidiaries will from time to time, at the Special Purpose Purchaser's expense, promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary to perfect, protect or more fully evidence the Special Purpose Purchaser's (or its assignee's) ownership of the Existing Receivables, all as may be reasonably requested by the Special Purpose Purchaser.


                                   ARTICLE 3
                         ADMINISTRATION AND COLLECTION
                            OF EXISTING RECEIVABLES

     3.1.  Designation of Sub-Servicer.
           ----------- -- ------------

          (a) The administration and collection of Existing Receivables shall be conducted by the Collection Agent so designated from time to time in accordance with Section 7.2 of the Receivables Resale Agreement. Buyer is hereby designated as, and hereby agrees to act as, sub-servicer (the "Sub-
                                                                           ----
     Servicer") for the Special Purpose Purchaser in the Special Purpose
     --------
     Purchaser's capacity as the Collection Agent designated pursuant to the terms of the Receivables Resale Agreement, and Buyer agrees in such capacity as Sub-Servicer to perform all of the duties and obligations of the Collection Agent set forth herein and in the Receivables Resale Agreement with respect to the Existing Receivables and Collections thereon.

          (b) Without the prior written consent of the Special Purpose Purchaser and its assignees, Buyer shall not be permitted to delegate any of its duties or responsibilities as Sub-Servicer to any Person other than Raytheon or any of its Affiliates. If at any time CIBC shall, as permitted under Section 7.2.1 of the Receivables Resale Agreement, designate as Collection Agent any Person other than the Special Purpose Purchaser, all duties and responsibilities theretofore delegated by the Special Purpose Purchaser to Buyer may, at the discretion of CIBC, be terminated forthwith on written notice given by the Special Purpose Purchaser or CIBC (as assignee of the Special Purpose Purchaser) to Buyer.

          (c) All Collections and other payments or distributions upon or in respect of the Existing Receivables shall be received by Buyer in trust for the benefit of ASCC prior to remittance thereof in accordance herewith.

          (d) The Special Purpose Purchaser hereby grants Buyer the authority necessary to carry out the duties under this Agreement for so long as it is acting as Sub-Servicer.

          (e) The Special Purpose Purchaser hereby grants to Buyer, for so long as it is acting in the capacity of Sub-Servicer, an irrevocable power of attorney to endorse all drafts, checks and other forms of payment made out in any REC Subsidiary's name. Upon any replacement of Buyer as Sub-Servicer, such power of attorney in favor of Buyer will terminate and have no further force or effect.

          (f) Buyer shall exercise reasonable care in the performance of its duties under this Agreement and shall use the same degree of care and skill which it applies to its own property, subject to the restrictions imposed on Buyer by the terms of this Agreement.

     3.2.  Replacement of Sub-Servicer; Overdue Receivables.
           ------------------------------------------------

          (a) In the event of any payment default under this Agreement by Buyer that is not cured within three (3) Business Days, or any other breach of this Agreement in any material respect by Buyer that is not cured within fifteen (15) Business Days, in either case, after the earlier of (i) Buyer's actual knowledge thereof and (ii) receipt by Buyer of written notice thereof by the Special Purpose Purchaser, ASCC or CIBC, the Special Purpose Purchaser may, without obtaining the consent of any party, and shall, at the request of ASCC or CIBC, remove Buyer as its Sub-Servicer and appoint a new Sub-Servicer, and notify Obligors of ASCC's ownership of the Existing Receivables. The Special Purpose Purchaser shall provide Buyer with three (3) Business Days' notice of such removal. In addition, CIBC may terminate Buyer's designation as Sub-Servicer as provided in Section 3.1(b). Upon any removal of Buyer as a Sub-Servicer, Buyer shall cooperate with the Special Purpose Purchaser or CIBC, as applicable, in transferring Collections and enabling the successor Sub-Servicer to perform its duties under this Agreement. The Special Purpose Purchaser, ASCC and CIBC shall have the right to remove any successor Sub-Servicer and to take the other actions described above at any time in their sole discretion.

          (b) If Buyer is removed as Sub-Servicer, Buyer shall provide and cause the REC Subsidiaries to provide the Special Purpose Purchaser or any successor Sub-Servicer designated by the Special Purpose Purchaser or CIBC, as applicable, with access at reasonable times during normal business hours to all records, correspondence and documents (including computer software related to the collection, administration and monitoring of Existing Receivables) reasonably requested by them and to permit such persons to have access at reasonable times during normal business hours to, and to copy, all software used by such Sub-Servicer in the collection, administration or monitoring of the Existing Receivables, to the extent permitted by existing software licenses of the REC Subsidiaries.

          (c) In the event any Existing Receivable becomes more than sixty (60) days overdue, any of the Special Purpose Purchaser, ASCC or CIBC may, after delivery of written notice to Buyer, notify the related Obligor of

     ASCC's interest in such Existing Receivable and pursue collection of such Existing Receivable directly against such Obligor.

     3.3.  Collection Account Agreement.
           ---------- ------- ---------

          (a) Each REC Subsidiary has previously transferred to CIBC as agent for ASCC, the exclusive ownership and control of the Collection Account of such REC Subsidiary, as evidenced by the Collection Account Agreement to which such REC Subsidiary is a party, and such REC Subsidiary shall claim no further right, title and/or interest in and to such Collection Account nor any rights to withdraw funds therefrom except as provided in Section
     3.7. Each REC Subsidiary hereby authorizes the Special Purpose Purchaser and CIBC, as agent for ASCC, and agrees that the Special Purpose Purchaser and CIBC, as agent for ASCC, shall be entitled to, (i) endorse such REC Subsidiary's name on checks and other instruments representing Collections on Existing Receivables, (ii) enforce the Existing Receivables sold by such REC Subsidiary, and (iii) take such action as shall be reasonably necessary or desirable to cause all cash, checks and other instruments constituting Collections of Existing Receivables to come into the possession of the Special Purpose Purchaser (or its designees) rather than such REC Subsidiary.

          (b) Each REC Subsidiary acknowledges and agrees that (i) at the Closing, such REC Subsidiary will deliver to the bank set forth opposite its name on Annex E hereto (the "Collection Bank") a letter of direction
                 ----- -              ---------- ----
     with respect to the Collection Account of such REC Subsidiary in the form of Annex F hereto (the "Collection Account Letter") and (ii) from and after
        ----- -              ---------- ------- ------
     the Closing, such REC Subsidiary shall not revoke, or amend the terms of, such Collection Account Letter, or otherwise issue any instructions or directions to such Collection Bank with respect to the Collection Account of such REC Subsidiary which are inconsistent with the terms of such Collection Account Letter, without obtaining the prior written consent of the Special Purpose Purchaser and CIBC.

     3.4.  Responsibilities of the REC Subsidiaries.  Anything herein to the
           ---------------- -- --- --- ------------
contrary notwithstanding, the exercise by the Special Purpose Purchaser (or its assignees) of its rights hereunder shall not release the REC Subsidiaries or Buyer from any of their duties or obligations with respect to any Existing Receivables under this Agreement. Except as may otherwise be provided in the Receivables Resale Agreement, neither the Special Purpose Purchaser nor any of its assignees (including any Collection Agent) shall have any obligation or liability with respect to any Existing Receivables, nor shall any of them be obligated to perform the obligations of the REC Subsidiaries.

     3.5.  Application of Collections.  The REC Subsidiaries shall not be
           ----------- -- -----------
entitled to any Collections on the Existing Receivables. The Special Purpose Purchaser shall be entitled to Collections on the Existing Receivables only as provided in the Receivables Resale Agreement.


     3.6.  Receivables Reports.  So long as any Existing Receivables remain
           ----------- -------
outstanding, Buyer shall prepare a monthly information package for the Special Purpose Purchaser and ASCC, showing Collections on the Existing Receivables and Outstanding Balances and prepared generally in the form of Annex G hereto.
                                                           -------

     3.7.  Joint Account.
           ----- --------

          (a) The Collection Account Letter of each REC Subsidiary will provide that the Collection Bank of such REC Subsidiary will transfer daily all amounts received into the Collection Account of the applicable REC Subsidiary to a bank account jointly created and controlled by Buyer and the Special Purpose Purchaser (the "Joint Account"), unless and until (i)
                                         ----- -------
     such Collection Bank receives notice in the form of a letter from both the Special Purpose Purchaser and Buyer instructing it to do otherwise or (ii) CIBC takes control of the Collection Account of such REC Subsidiary as provided in the Collection Account Agreement of such REC Subsidiary.

          (b) Representatives of Buyer and the Special Purpose Purchaser will meet (either in person or telephonically) every Business Day to review collections received into the Collection Accounts and transferred to the Joint Account and to determine whether such amounts either (i) relate to Collections or other proceeds on Existing Receivables, and accordingly are the property of the Special Purpose Purchaser or ASCC ("SPP Funds") or (ii)
                                                             --- -----
     relate to collections or other proceeds on other receivables of Buyer or any of its Subsidiaries or other amounts owed to Buyer or any of its Subsidiaries, and accordingly, are the property of Buyer or any of its Subsidiaries ("Buyer Funds"). The Special Purpose Purchaser and Buyer will
                    -----------
     cause SPP Funds to be transferred to ASCC from the Joint Account, and Buyer Funds to be transferred to Buyer from the Joint Account, on a daily basis and as early in the day as practicable.

          (c) Buyer will not assert any claim with respect to, including any right of offset or lien, any of SPP Funds, and will not otherwise interfere with the regular and periodic transfer of SPP Funds to ASCC as provided in paragraph (b) above, notwithstanding any claim Buyer may have against Raytheon or any of its Subsidiaries. The Special Purpose Purchaser will not assert any claim with respect to, including any rights of offset or lien, any of Buyer Funds and will not otherwise interfere with the regular and periodic transfer of Buyer Funds to Buyer as provided in paragraph (b) above, notwithstanding any claim the Special Purpose Purchaser or Raytheon or any of its other Subsidiaries may have against Buyer or any of its Subsidiaries.

          (d) In the event that Buyer and the Special Purpose Purchaser are unable to determine within three (3) Business Days (or such longer period as the representatives of Buyer and the Special Purpose Purchaser may mutually agree) whether any particular funds constitute SPP Funds or Buyer Funds, Buyer and the Special Purpose Purchaser will retain the ____________ office of Ernst & Young LLP (the "Account Reviewer") to determine whether
                                       ----------------
     such funds constitute SPP Funds or Buyer Funds pursuant to the terms of this Agreement, including the allocation provisions of Section 5.2. The Account Reviewer shall be instructed to complete its review and render a decision as soon as possible and in any event within fourteen (14) days after receipt of such instructions. Buyer and Special Purpose Purchaser will cooperate and provide the Account Reviewer with access to records and personnel as it requests. Buyer and the Special Purpose Purchaser shall be bound by the determination of the Account Reviewer. The fees and expenses of the Account Reviewer shall be paid one-half by Buyer and one-half by the Special Purpose Purchaser.

     3.8.  Sub-Servicer Fee.  In consideration of the Sub-Servicer's agreement
           ------------ ---
to perform the duties and obligations of the Collection Agent under the Receivables Resale Agreement, so long as Buyer has not been removed as Sub-Servicer hereunder pursuant to Section 3.2 and Buyer shall continue to perform as Sub-Servicer hereunder, the Special Purpose Purchaser shall pay over to Buyer a fee in the amount of (i) 1.25% of all Collections received on Existing Receivables received and remitted to ASCC or the Special Purpose Purchaser between the date of this Agreement and sixty (60) days thereafter, (ii) 0.75% of all Collections received on Existing Receivables received and remitted to ASCC or the Special Purpose Purchaser after the 60th day after this Agreement and before the one hundred and twentieth (120th) day after the date of this Agreement and (iii) 0.50% of all Collections on Existing Receivables received and remitted to ASCC or the Special Purpose Purchaser thereafter. The foregoing fee will be paid on a monthly basis with respect to all Collections remitted to ASCC or the Special Purpose Purchaser during the preceding month, with such payment to be made not later than 10 business days after delivery of the related monthly report pursuant to Section 3.6. The foregoing fee will constitute the sole compensation payable to Buyer for acting as a Sub-Servicer hereunder.

                                   ARTICLE 4
                                   COVENANTS

     4.1.  Affirmative Covenants of Buyer.  Buyer hereby covenants, individually
           ----------- --------- -- -----
and in its capacity as a Sub-Servicer, that it will and will cause the REC Subsidiaries to:

          (a) Comply in all material respects with all applicable law, rules, regulations and orders with respect to all Existing Receivables and Collections thereof.

          (b) Notify the Special Purpose Purchaser, promptly upon its knowledge thereof, of the breach by Buyer of any covenant, term or agreement contained in this Agreement.

          (c) At any reasonable time during normal business hours, permit the Special Purpose Purchaser, ASCC or CIBC or their respective agents or representatives to visit and inspect any of its properties, to examine and make copies of its books of account and other records and files relating to Existing Receivables (including, without limitation, computer tapes and disks) and to discuss the Existing Receivables and the performance by Buyer of its obligations under this Agreement.

          (d) Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Existing Receivables in the event of the destruction of the originals thereof), and keep and maintain all records and other information, reasonably necessary or advisable for the collection of Existing Receivables (including, without limitation, records adequate to permit the daily identification of Collections and any adjustments to Existing Receivables).

          (e) At its expense timely and fully perform and comply in all material respects with all provisions and covenants required to be observed by Buyer under any Transferred Risk E&C Contracts (as defined in the Stock Purchase Agreement) relating to the Existing Receivables (provided that this covenant shall not impair Buyer's ability to amend or modify such contracts from time to time in accordance with Section 4.2(b)).

          (f) Comply in all material respects with the credit and collection policy currently in place with respect to each Existing Receivable and any contract related to such Existing Receivable (provided that this covenant shall not impair Buyer's ability to change such policies from time to time in accordance with Section 4.2(c)).

          (g) Upon request of the Special Purpose Purchaser, take all reasonably necessary action to maintain in favor of the Special Purpose Purchaser a valid and perfected first priority ownership interest in the Existing

     Receivables and the related Collections and the Collection Account with respect thereto, to the full extent contemplated herein, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Special Purpose Purchaser hereunder as the Special Purpose Purchaser or its assignees may reasonably request.

          (h) Upon request of the Special Purpose Purchaser, instruct all Obligors of each REC Subsidiary to pay all Collections on the Existing Receivables directly to the applicable segregated Collection Account. Pursuant to Section 3.3 hereof and the Collection Account Agreement, the REC Subsidiaries have transferred and assigned to CIBC all of their right, title and interest in and to, and exclusive ownership, dominion and control (subject to the terms of this Agreement) of the Collection Account of such REC Subsidiary. In the case of any Collections on the Existing Receivables received by Buyer, Buyer shall remit such Collections to the applicable Collection Account not later than the Business Day immediately following the date of Buyer's knowledge of, but not later than five (5) Business Days after, receipt of such Collections, and, at all times prior to such remittance, Buyer shall itself hold such Collections in trust, for the exclusive benefit of the Special Purpose Purchaser and its assigns.

     4.2.  Negative Covenants of Buyer.  Buyer, individually and in its capacity
           -------- --------- -- -----
as a Sub-Servicer, will not, and will cause the REC Subsidiaries not to, unless the Special Purpose Purchaser and CIBC have otherwise consented in writing, such consent not to be unreasonably withheld or delayed:

          (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any security interest, lien or encumbrance upon or with respect to, Existing Receivables, Collections thereon, proceeds of Existing Receivables held in any Collection Account, or any books or records (including computer software) related to the Existing Receivables, or assign any right to receive income in respect thereof.

          (b) (i) Amend or otherwise modify any term of any Existing Receivable, or (ii) amend, modify or waive any term or condition of any contract related thereto, in the case of this clause (ii), so as to impair in any material respect the collectibility of any Existing Receivable.

          (c) Make any change in the character of the Purchased Business (as defined in the Stock Purchase Agreement) relating to the REC Subsidiaries or change in the credit and collection policy currently in place with respect to Existing Receivables which could, in either case, impair in any material respect the collectibility of any Existing Receivable.

          (d) Terminate any bank listed opposite any REC Subsidiary's name on Annex C hereto as the Collection Bank of such REC Subsidiary, or make any
     ----- -
     change in its instructions to Obligors regarding payments on Existing Receivables to be made to the Special Purpose Purchaser or to the Collection Bank of any REC Subsidiary.

          (e) Deposit or otherwise credit, or cause to be so deposited or credited, cash or cash proceeds of Existing Receivables to any account or lock-box other than the Collection Account.


                                   ARTICLE 5
                   ALLOCATION OF PAYMENT AND RELATED MATTERS

     5.1.  Certain Actions.  After the date of this Agreement, except as
           ------- -------
contemplated by Section 4.2(b), Buyer will not and will cause the REC Subsidiaries not to intentionally take any action or fail to take any such action if as a result of such action or inaction an Obligor on an Existing Receivable would no longer be required to pay such Existing Receivable, would be entitled to pay less than the full amount of such Existing Receivable or would be entitled to delay any payments on such Existing Receivables.

     5.2.  Allocation of Payment.  Unless otherwise designated by the applicable
           ---------- -- -------
Obligor in writing, all payments received from any Obligor on an Existing Receivable will be applied to Existing Receivables and other Receivables owed by such Obligor (including other Receivables outstanding at the Closing) first to the Existing Receivables, and shall be allocated among the Existing Receivables based on aging, with the oldest outstanding Existing Receivable to be paid first. Buyer will not and will cause the REC Subsidiaries not to, without the prior consent of the Special Purpose Purchaser, and the Special Purpose Purchaser will not, without the prior consent of Buyer, direct or request any Obligor on an Existing Receivable to designate any particular payment in any particular manner. In addition, Buyer will not and will cause the REC Subsidiaries not to, without the prior written consent of the Special Purpose Purchaser and CIBC, such consent not to be unreasonably withheld or delayed, inform Obligors on Existing Receivables that the Existing Receivables have been sold by the REC Subsidiaries or that someone other than the REC Subsidiaries or Buyer will be the recipient of any payments made on Existing Receivables. Notwithstanding anything to the contrary herein contained, at such time as an Obligor is no longer an Obligor on an Existing Receivable, Buyer may send notices to such Obligor as Buyer deems appropriate, including notices intended to ensure that payments made on Receivables thereafter are not deposited into a Collection Account.

     5.3.  Dispute Resolution.  Notwithstanding the foregoing provisions of this
           ------- ----------
Article 5, in the event any Obligor disputes any Existing Receivable or asserts a defense to payment on any Existing Receivable, Buyer will provide the Special Purpose

Purchaser with prompt notice thereof and will provide information to the Special Purpose Purchaser as reasonably requested relating to such dispute or claim. The Special Purpose Purchaser will control the settlement of any dispute or defense to payment relating to an Existing Receivable.

                                   ARTICLE 6
                       COMMUNICATION AND ADMINISTRATION

     6.1.  Notices.  All notices, approvals, and other communications required
           -------
or permitted by this Agreement to be given to Raytheon, the Special Purpose Purchaser, any REC Subsidiary or Buyer shall be in writing and shall be delivered (i) in person or by a reputable courier service that provides receipt of delivery, (ii) by deposit in the U.S. mail, postage prepaid, by certified or registered mail, return receipt requested, provided, however, the delivery of payment of routine invoices shall not be required to be by certified or registered mail; (iii) by a nationally recognized overnight courier service; or
(iv) by electronic mail or facsimile delivery confirmed by delivery in accordance with subparagraphs (i) or (iii) above; in each case addressed to the party concerned at its address or facsimile number as set forth below (or at such other address as a party may specify by written notice pursuant to this paragraph to the other party):

If to Raytheon:                Raytheon Company
--------------
                               141 Spring Street
                               Lexington, MA  02421
                               Attention:    Treasurer
                               Facsimile No.: 781-860-2341

If to any REC
-------------
Subsidiary:
----------                     ___________________
                               ___________________
                               ___________________
                               Attention:
                               Facsimile No.:

If to the Special
-----------------
Purpose Purchaser:             RE&C Receivables Corporation
-----------------
                               One Broadway
                               Cambridge, MA  02142
                               Attention:    Treasurer
                               Facsimile No.: 617-494-7252

If to Buyer:
-----------                    ___________________
                               ___________________
                               ___________________

                               Attention:
                               Facsimile No.:

In each case with copies of
notices to CIBC and ASCC:      425 Lexington Avenue
------------------------
                               New York, New York 10017
                               Attention: Asset Securitization Group
                               Facsimile No.: (212) 856-3643

     6.2.  Payments and Computations, Etc.  All amounts to be paid or deposited
           -------- --- ------------- ---
by any party hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the respective account of the applicable party, designated from time to time by such party. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any amount due hereunder which is not paid when due hereunder shall bear interest at the Prime Rate as in effect from time to time until paid in full; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     6.3.  Liaisons; Staffing.
           --------- --------

           (a) Buyer and the Special Purpose Purchaser have designated one or more employees to serve as liaison (the "Liaison") for them under this Agreement and have notified the
      -------
     other party of the identity and address of such Liaison. The Liaisons will continue to be the primary interface for all issues under this Agreement. However, no Liaison shall be authorized to amend or waive any provision of this Agreement. Each of Buyer and the Special Purpose Purchaser may change its Liaison at any time and from time to time during the term of this Agreement with the consent of the other party.

          (b) So long as any Existing Receivables are outstanding, Buyer (i) will not terminate the employment of Mr. Chris Ziino without cause or cease to provide Mr. Ziino with any resources, including personnel, reasonably necessary to the performance of Buyer's obligations under this Agreement, including acting as Sub-Servicer, and (ii) will continue to assign Mr. Ziino primarily to the performance of Buyer's obligations under this Agreement, including acting as Sub-Servicer. In addition, Buyer will cause Mr. Ziino to provide reasonable assistance to the Special Purpose Purchaser in connection with the performance by the Special Purpose Purchaser of its obligations under the Receivables Termination Agreement, dated as of August 26, 1999 between Raytheon Company, RE&C Receivables Corporation, Cedarapids, Inc. and Terex Corporation.

                                   ARTICLE 7
                             TERM AND TERMINATION

     7.1.  Term.  This Agreement shall commence as of the Closing Date and,
           ----
unless terminated earlier pursuant to Section 7.2, shall remain in effect until the first anniversary of the Closing Date.

     7.2.  Early Termination.
           ----- -----------

           (a) The parties may terminate their obligations hereunder by mutual agreement. Any such termination will require the prior written consent of ASCC and CIBC.

           (b) Raytheon or the Special Purpose Purchaser may and, at the request of ASCC or CIBC shall, terminate this Agreement (i) in the event Buyer breaches any covenant or obligation in this Agreement in any material respect and such breach continues uncured, in the case of any payment default for three (3) Business Days or, in the case of any other breach or default, for forty-five (45) days after the earlier of (x) Buyer's actual knowledge thereof and (y) receipt by Buyer of written notice of such breach by Raytheon, ASCC or CIBC specifying such breach or (ii) upon the occurrence of any Bankruptcy (as defined below) of Buyer.

           (c) For purposes of this Article 7, "Bankruptcy" means (i) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of a party's debts under Title 11 of the United States Code or any successor bankruptcy or insolvency laws,
     (ii) the filing of an answer consenting to or acquiescing in any such petition, (iii) the making by a party of any assignment for the benefit of its creditors or the admission by such party in writing of its inability to pay its debts as they mature, (iv) the filing of an involuntary petition against a party under Title 11 of the United States Code or any successor bankruptcy or insolvency laws, an application for the appointment of a receiver for the assets of such party, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of such party's debts under any other federal or state bankruptcy or insolvency laws, provided that the same shall not have been vacated, set aside or stayed within a 60-day period after the occurrence of such event, or (v) the entry against a party of a final non-appealable order for relief under any other bankruptcy, insolvency or similar law now or hereafter in effect.

     7.3.  No Waiver.  This Article 7 shall not be deemed to waive, prejudice or
           -- ------
diminish any rights a party hereto may have at law or in equity for any breach of this Agreement.

     7.4.  Survival.  The provisions of Article 2, the fourth sentence of
           --------
Section 3.2(a), Section 3.2(b), Section 3.8 and Articles 7-11 shall survive any termination of this Agreement. In addition, the termination of this Agreement will not affect any party's rights with respect to any breach of this Agreement arising prior to such termination.

                                   ARTICLE 8
                                 GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (EXCLUDING ANY CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION) OF THE STATE OF NEW YORK.

                                   ARTICLE 9
                                    ASSIGNS

     No assignment of this Agreement by any party hereto shall be permitted without the prior written consent of the other parties. Notwithstanding the foregoing, (i) Raytheon and the Special Purpose Purchaser may assign this Agreement to ASSC and CIBC as collateral security and (ii) Buyer may assign this Agreement as provided in Section 16.6 of the Stock Purchase Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                                  ARTICLE 10
                             ADDITIONAL DOCUMENTS

     Each party shall promptly execute and deliver or cause to be executed and delivered such additional documents as are reasonably required by any other party for the purpose of implementing this Agreement.


                                  ARTICLE 11
                                INDEMNIFICATION

     11.1  Indemnification of ASCC and CIBC. Without limiting any other rights
           --------------------------------
which ASCC or CIBC may have hereunder or under applicable law, each party hereto hereby agrees to indemnify ASCC or CIBC and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against
                                          ----------- -----
any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of
 ----------- -------
a breach of this Agreement, excluding, however, the following:

               (a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from breach of the Receivables Resale Agreement by ASCC or CIBC, gross negligence on the part of ASCC or CIBC or willful misconduct on the part of ASCC or CIBC or the Indemnified Party seeking indemnification;

               (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that prove to be uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (c) Taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with (i) the characterization of the purchases under the Receivables Resale Agreement as true sales or (ii) the characterization of the transactions under the Receivable Resale Agreement as creating indebtedness of ASCC for purposes of taxation.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the parties hereto hereby agree to make the maximum contribution to the payment of the amounts indemnified against in this Section 11.1 which is permissible under applicable law.

                                  ARTICLE 12
                              GENERAL PROVISIONS

     12.1.  Entire Agreement.  This Agreement and the Annexes referred to herein
            ------ ---------
constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either written or oral, between the parties.

     12.2.  Validity.  If any provision of this Agreement or the application
            --------
thereof to any party or circumstance shall be held to be invalid and unenforceable to any extent, the remainder of this Agreement or the application thereof to any other party or circumstance shall not be affected thereby and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

     12.3.  Independent Contractors.  The parties hereto shall act in all
            ----------- -----------
matters pertaining to this Agreement as independent contractors and nothing contained herein and, except for the designation of Buyer as Sub-Servicer pursuant to this Agreement, no action taken with respect to the provision of this Agreement shall constitute one party to be the agent, partner or joint venturer of any other party for any purpose whatsoever.

     12.4.  Confidentiality.  Raytheon, the Special Purpose Purchaser and Buyer
            ---------------
agree to maintain the confidentiality of any information regarding the REC Subsidiaries and the Purchased Business (as defined in the Stock Purchase Agreement) obtained in accordance with the terms of this Agreement which is not publicly available, but Raytheon, the Special Purchase Purchaser (and their assignees) and Buyer may reveal such information (i) on a confidential basis to applicable rating agencies, liquidity providers and credit enhancers, (ii) as necessary or appropriate in connection with the administration or enforcement of this Agreement, (iii) as required by law, government regulation or court proceeding, (iv) to bank regulatory agencies and examiners, (v) to ASCC and CIBC pursuant to Sections 9.1(n) and 9.3 of the Receivables Resale Agreement, or (vi) on a confidential basis to financing sources and legal and accounting advisors.

     12.5.  Amendments.  This Agreement shall be modified only by an instrument
            ----------
in writing executed by duly authorized representatives of the parties thereto. No such modification shall be effective without the prior written consent of ASCC and CIBC.

     12.6.  Waivers.  A waiver of breach, delay or failure to take action with
            -------
respect to any previous default or failure by a party to fulfill its obligations under this Agreement shall not be deemed to constitute a waiver of any other or subsequent default or failure by such party to fulfill such obligations and shall not constitute or be construed as a continuing waiver and/or as a waiver of other subsequent defaults or breaches of the same or other (similar or otherwise) obligations or as a waiver of any remedy available.

     12.7.  Gender.  Words of any gender used in this Agreement shall be held
            ------
and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     12.8.  Headings.  The article headings and section captions of this
            --------
Agreement are inserted for convenience only, and shall not be deemed to constitute part thereof or to affect the construction thereof.

     12.9.  Construction.  The language used in this Agreement will be deemed to
            ------------
be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

     12.10. Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ITS RIGHTS TO A
            ------ -- ---- -----
JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS

AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.11.  Consents.  Where any matter is subject to obtaining the consent of
             --------
Raytheon or the Special Purpose Purchaser, such consent shall not be deemed to have been unreasonably withheld or delayed if Raytheon or the Special Purpose Purchaser has requested and pursued diligently any required consent of CIBC or ASCC but has not yet obtained such consent.

     12.12.  Third Party Beneficiaries; Assignment.  ASCC and CIBC are intended
             -------------------------------------
to be third party beneficiaries of this Agreement. Raytheon and the Special Purpose Purchaser shall be entitled to assign their rights under this Agreement to CIBC and ASCC.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Closing Date indicated above.


                                   RAYTHEON COMPANY


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   RE&C RECEIVABLES
                                   CORPORATION


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   RAYTHEON ENGINEERS &
                                   CONSTRUCTORS, INC.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   UNITED ENGINEERS
                                   INTERNATIONAL, INC.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________

                                   CATALYTIC INDUSTRIAL
                                   MAINTENANCE CO., INC.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   RAYTHEON CONSTRUCTORS, INC.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   RAYTHEON-CATALYTIC INC.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   RAYTHEON INFRASTRUCTURE
                                   INC.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________

                                   RAYTHEON-EBASCO OVERSEAS
                                   LTD.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________



                                   RUST CONSTRUCTORS INC.


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   RAYTHEON DEMILITARIZATION
                                   COMPANY


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________


                                   21/ST/ CENTURY RAIL
                                   CORPORATION


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________

                                   RE&C RECEIVABLES
                                   CORPORATION


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ____________________________



                                   MORRISON KNUDSEN CORPORATION


                                   By:
                                      _______________________________

                                   Name:
                                        _____________________________

                                   Title:
                                         ______________________________

                                                                         Annex A
                                                                         -------

                                  DEFINITIONS



     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):


     "Agreement" means this Receivables Termination Agreement as it may be amended and modified and in effect from time to time.

     "ASCC" has the meaning set forth in the third paragraph of this Agreement.

     "Bankruptcy" has the meaning set forth in Section 7.2(d).

     "Business Day" means a day on which the Special Purpose Purchaser, Buyer, the REC Subsidiaries, CIBC, ASCC and the Collection Agent are open for business.

     "Buyer" has the meaning set forth in the first paragraph of this Agreement.

     "Buyer Funds" has the meaning set forth in Section 3.7(b) of this Agreement.

     "CIBC" has the meaning set forth in the third paragraph of this Agreement.

     "Closing" has the meaning given such term in the Stock Purchase Agreement.

     "Closing Date" has the meaning set forth in the first paragraph of this Agreement.

     "Collection Account" means, with respect to each REC Subsidiary, the collection account set forth opposite such REC Subsidiary's name on Annex E
                                                                    -------
hereto.

     "Collection Account Agreement" means, with respect to each REC Subsidiary, the agreement between such REC Subsidiary, CIBC and the bank set forth opposite its name of Annex E hereto.
            -------

     "Collection Account Letter" has the meaning set forth in Section 3.3(b) of this Agreement.

     "Collection Agent" means the Collection Agent appointed from time to time pursuant to Section 7.2 of the Receivable Resale Agreement.

     "Collection Bank" means, with respect to each REC Subsidiary, at any time, any of the banks or other financial institutions holding the Collection Account of such REC Subsidiary.

     "Collections" means, with respect to any Existing Receivable, all cash collections and other cash proceeds in respect of such Existing Receivable, including, without limitation, all cash proceeds of any security with respect to such Existing Receivable.

     "Existing Receivables" has the meaning set forth in Section 2.2 of this Agreement.

     "Indemnified Amounts" has the meaning set forth in Section 11.1 of this Agreement.

     "Indemnified Party" has the meaning set forth in Section 11.1 of this Agreement.

     "Joint Account" has the meaning set forth in Section 3.7(a) of this Agreement.

     "Obligor" means a Person obligated to make payments pursuant to a Receivable.

     "Outstanding Balance" of any Existing Receivable at any time means the then outstanding principal balance thereof.

     "Person" means an individual, partnership, corporation, association, trust, or any other entity, or organization, including a government or political subdivision or agency or instrumentality thereof.

     "Prime Rate" means the "Prime Rate" as in effect from time to time and published in The Wall Street Journal in its "Money Rates" column.
             -----------------------

     "Raytheon" has the meaning set forth in the first paragraph of this Agreement.

     "Receivable" means the obligation of an Obligor to pay for merchandise sold or services rendered by any REC Subsidiary and includes any REC Subsidiary's rights to payment of any interest or finance charges and in the merchandise (including returned goods) and contracts relating to such Receivable, all security interests, guaranties and property securing or supporting payment of such Receivable and all proceeds of the foregoing.

     "REC" has the meaning set forth in the second paragraph of this Agreement.

     "Receivables Sale Agreement" has the meaning set forth in the third paragraph of this Agreement.

     "Receivables Resale Agreement" has the meaning set forth in the third paragraph of this Agreement.

     "Records" means, with respect to any Receivable, all contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any security therefor and the related Obligor.

     "REC Subsidiaries" has the meaning set forth in the first paragraph of this Agreement.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Special Purpose Purchaser" has the meaning set forth in the first paragraph of this Agreement.

     "SPP" has the meaning set forth in the first paragraph of this Agreement.

     "SPP Funds" has the meaning set forth in Section 3.7(b) of this Agreement.

     "Stock Purchase Agreement" has the meaning set forth in the second paragraph of this Agreement.

     "Sub-Servicer" means Buyer in its capacity as sub-servicer for the Special Purpose Purchaser as described in Section 3.1 hereof.

     "Subsidiary" means, with respect to any person or entity, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such person or entity or by a Subsidiary of such persons or entity, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of any contingency.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                      -0-

                                                                         Annex B
                                                                         -------


                            Form of UCC-3 Amendment
                            -----------------------


                                 See attached.


     [The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the attachment hereto.]

                                                                         Annex C
                                                                         -------


                  Form of Letter Agreement Including Release
                  ------------------------------------------


                         RE&C Receivables Corporation
                             and Raytheon Company
                             c/o Raytheon Company
                               141 Spring Street
                        Lexington, Massachusetts 02173



                                                                _______ __, 2000
Canadian Imperial Bank of Commerce
Asset Securitization Cooperative Corporation
425 Lexington Avenue
New York, New York 10017

The Originators listed below
c/o ________________
___________________
___________________

  Re:  Receivables Termination Agreement
       ---------------------------------

Ladies and Gentlemen:

     Reference is made to the Stock Purchase Agreement, dated as of April 14, 2000 (the "Stock Purchase Agreement"), by and among Raytheon Company, a Delaware
           ------------------------
corporation ("Raytheon"), Raytheon Engineers & Constructors International,
              --------
Inc., a Delaware corporation ("REC"), and Morrison Knudsen Corporation, a
                               ---
Delaware corporation (the "Buyer"), pursuant to which REC will sell certain of
                           -----
its assets and all of the outstanding capital stock of the Direct Transfer RECI Subsidiaries (as defined in the Stock Purchase Agreement), to the Buyer (the "Sale").
 ----

     Reference is also made to the (i) the First Amended and Restated Receivables Sale Agreement, dated as of April 24, 1998 (as amended by the First Amendment thereto dated December 29, 1998 and the Second Amendment thereto dated April 28, 1999, the "Receivables Sale Agreement"), among Raytheon Engineers &
                     --------------------------
Constructors, Inc., a Delaware corporation, United Engineers International, Inc., a Pennsylvania corporation, Catalytic Industrial Maintenance Co., Inc., a Delaware corporation, Raytheon Constructors Inc., a Delaware corporation, Raytheon-Catalytic

Inc., a Delaware corporation, Raytheon Infrastructure Inc., a New York corporation, Raytheon-Ebasco Overseas Ltd., a Delaware corporation, Rust Constructors Inc., a Delaware corporation, Raytheon Demilitarization Company, a Delaware corporation, 21st Century Rail Corporation, a Delaware corporation (collectively, the "Originators"), Raytheon, and RE&C Receivables Corporation,
                    -----------
a Delaware corporation (the "Special Purpose Purchaser"), and (ii) the Second
                             -------------------------
Amended and Restated Receivables Sale Agreement, dated as of April 24, 1998 (as amended by the First Amendment thereto dated December 29, 1998 and the Second Amendment thereto dated April 28, 1999, the "Receivables Resale Agreement"),
                                             ----------------------------
among Canadian Imperial Bank of Commerce ("CIBC"), Asset Securitization
                                           ----
Cooperative Corporation ("ASCC"), the Special Purpose Purchaser and Raytheon.
                          ----

     Pursuant to Sections 10.6 and 11.4 of the Stock Purchase Agreement, the Originators, Raytheon, the Special Purpose Purchaser and the Buyer are entering into a Receivables Termination Agreement (the "Receivables Termination
                                               -----------------------
Agreement") to provide for the orderly withdrawal of the Originators from the
---------
receivables sale arrangements created by the Receivables Sale Agreement and the Receivables Resale Agreement. Capitalized terms used herein and not defined have the meanings given them in the Receivables Termination Agreement.

     In connection with the Receivables Termination Agreement, the parties hereto agree as follows:

     1.   Release.  Each of Raytheon and the Special Purpose Purchaser hereby
          -------
releases each Originator from its obligations under the Receivables Sale Agreement; provided, that, such release does not extend to, and each Originator
           --------  ----
shall remain subject to, the provisions of, (a) Section 1.7 ("Transfer of
                                                              -----------
Records"), Section 1.8 ("Characterization"), Section 2.3 ("Collection Account
-------                  ----------------                  ------------------
Agreements"), Section 2.4 ("Responsibilities of the Originators"), Article 7
----------                  -----------------------------------
("Indemnification"), Section 8.3 ("Protection of Buyer's Interests"), Section
-----------------                  -------------------------------
8.4 ("Bankruptcy Petition"), Section 8.7 ("Consent to Jurisdiction") and Section
      -------------------                  -----------------------
8.11 ("Confidentiality") of the Receivables Sale Agreement and (b) the
       ---------------
provisions of Article 7 ("Indemnification") insofar as it relates to any breach by such Originator after the Closing of any of the provisions referred to in clause (a) of this sentence.

     2.   Certain Obligations of the Originators. Raytheon will be responsible
          --------------------------------------
for all amounts which under the Receivables Sale Agreement are required to be paid by any Originator to the Special Purpose Purchaser, ASCC or CIBC if such Originator had not been released from such obligations pursuant to Section 1 above, including, without limitation, amounts payable in respect of any Purchase Price Credit under Section 1.5(a) of the Receivables Sale Agreement or in respect of the Purchased Receivables specified in Section 1.5(b) of the Receivables Purchase Agreement.

     3.   Consent.  Each of CIBC and ASCC hereby consents to (i) the Sale, (ii)
          -------
the execution and delivery by each of Raytheon, the Originators and the Special Purpose Purchaser of the Receivables Termination Agreement and (iii) the release described in Section 1 above.

     4.   Guaranty.  Notwithstanding anything contained in the Receivables
          --------
Termination Agreement to the contrary, Raytheon hereby confirms and agrees that Guaranty No. 2281-A dated December 29, 1998 and all of Raytheon's obligations thereunder shall remain in full force and effect.

     Please sign where indicated below to acknowledge your agreement with the foregoing.



                                        Very truly yours,



                                        RAYTHEON COMPANY


                                        By:____________________________________
                                           Name:
                                           Title:


                                        RE&C RECEIVABLES
                                        CORPORATION

                                        By:____________________________________
                                           Name:
                                           Title:

Acknowledged and agreed to
this ___ day of ______, 2000.

CANADIAN IMPERIAL BANK
OF COMMERCE


By:____________________________________
   Name:
   Title:

  ASSET SECURITIZATION COOPERATION
  CORPORATION


  By:____________________________________
     Name:
     Title:


  Acknowledged and agreed to
  this ___ day of ______, 2000.

  RAYTHEON ENGINEERS &
  CONSTRUCTORS INC.

  By:____________________________________
     Name:
     Title:


  UNITED ENGINEERS INTERNATIONAL, INC.


  By:____________________________________
     Name:
     Title:

  RAYTHEON CONSTRUCTORS INC.


  By:____________________________________
     Name:
     Title:


  CATALYTIC INDUSTRIAL
  MAINTENANCE CO., INC.


  By:____________________________________
     Name:
     Title:


  RAYTHEON-CATALYTIC INC.


  By:____________________________________
     Name:
     Title:

  RAYTHEON INFRASTRUCTURE INC.


  By:____________________________________
     Name:
     Title:



  RAYTHEON-EBASCO OVERSEAS LTD.

  By:____________________________________
     Name:
     Title:

  RUST CONSTRUCTORS INC.


  By:____________________________________
     Name:
     Title:


  RAYTHEON DEMILITARIZATION
  COMPANY


  By:____________________________________
     Name:
     Title:


  21/st/ CENTURY RAIL CORPORATION


  By:____________________________________
     Name:
     Title:

                                                                         Annex D
                                                                         -------


                         List of Existing Receivables
                         ----------------------------


     [The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the attachment hereto.]

                                                                         Annex E
                                                                         -------


                                 See attached.


     [The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the attachment hereto.]

                                                                         Annex F
                                                                         -------


                     [Name and Address of REC Subsidiary]
                      ----------------------------------

                                                                __________, 2000

[Name and Address of Bank]

Ladies and Gentlemen:

     Reference is hereby made to lock-box account no. ________ maintained with you (the "Lock-Box Account") by ____________, a __________ corporation (the "REC
          ----------------                                                   ---
Subsidiary"), and that certain Lock Box Agreement among you, the REC Subsidiary
----------
and Canadian Imperial Bank of Commerce ("CIBC") as agent for Asset
                                         ----
Securitization Cooperative Corporation (the "Lock Box Agreement").
                                             ------------------

     This letter constitutes our direction to you to transfer all receipts from the Lock-Box Agreement on a daily basis, by wire transfer or otherwise, to the following account (the "Joint Account"):
                        -------------

          RE&C Receivables Corporation and Morrison Knudsen Corporation Account No. 274-01178
          BankBoston
          100 Federal Street
          Boston, MA 02110
          ABA # 011000390

     Such transfers to the Joint Account shall continue until you receive (i) notice in the form of a letter signed by both Morrison Knudsen Corporation, a Delaware corporation, and RE&C Receivables Corporation, a Delaware corporation ("REC"), instructing you to do otherwise or (ii) a letter from CIBC in the form
  ---
of Attachment A to the Lock Box Agreement. REC is intended to be a third-party beneficiary of this letter.

     Please acknowledge your receipt of this letter by signing and returning a copy of this letter to the REC Subsidiary at the address specified above, to the attention of the Treasurer.


                                             Very truly yours,

                                             [NAME OF REC SUBSIDIARY]


                                             By:___________________
                                                Name:
                                                Title:

Receipt acknowledged
this ___ day of ____, 2000

[NAME OF BANK]

By:___________________________

Title: _______________________

                                                                         Annex G
                                                                         -------

                            Form of Monthly Report
                            ----------------------


                                 See attached.


     [The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the attachment hereto.]

                                                                    EXHIBIT D TO
                                                                    ------- - --
                                                                 STOCK AND ASSET
                                                                 ----- --- -----
                                                              PURCHASE AGREEMENT
                                                              -------- ---------

                     DISAFFILIATION TAX SHARING AGREEMENT
                     ------------------------------------


     The parties to this Disaffiliation Tax Sharing Agreement, dated as of April 14, 2000 (this "Agreement"), are Raytheon Company, a Delaware corporation ("Raytheon"), Raytheon Engineers & Constructors International, Inc., a Delaware corporation ("RECI"), and Morrison Knudsen Corporation, a Delaware corporation (the "Buyer").

     RECI, a wholly-owned subsidiary of Raytheon, Raytheon, and the Buyer have entered into a Stock Purchase Agreement, dated as of April 14, 2000 (the "Purchase Agreement"), pursuant to which (i) RECI will sell to the Buyer certain of its assets, including all of the issued and outstanding capital stock of the RECI Subsidiaries set forth in the Purchase Agreement (the "RECI Subsidiaries"),
(ii) the Buyer will assume certain liabilities, and (iii) thereafter the Buyer will operate the Purchased Business (as defined in the Purchase Agreement) subject to the terms and conditions set forth in the Purchase Agreement. The parties desire to enter into this Agreement pursuant to the Purchase Agreement in order to address certain matters relating to their respective Tax liabilities and the Tax liabilities of the RECI Companies (as defined in the Purchase Agreement).

                           Article 1. Defined Terms
                           ------------------------

          (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings given those terms in the Purchase Agreement.

          (b) "Adjustment" means any change in an item of income, gain, loss, deduction or credit, including, but not limited to, changes attributable to any amended Tax Returns, deficiencies asserted by any taxing authority, overpayments, claims for refund, audit, examination, proceedings or litigation resulting from any of the foregoing events.

          (c)  "Affiliated Group" means an affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign Income Tax law).

          (d) "Closing Date Balance Sheet" means an unaudited consolidated balance sheet of the RECI Companies as of the close of business on the Closing Date, prepared in accordance with GAAP as applied on a basis consistent with the preparation of the Financial Statements as of and for the year ended December 31, 1999 and, as applicable, the final Cut-Off Date Balance Sheet.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Consolidated State Tax Return" means any consolidated, combined or unitary U.S. state or local Income Tax Return of which any member of the Raytheon Affiliated Group is the parent corporation which includes any RECI Company for the relevant period.

          (g) "Income Tax Return" means a Tax Return with respect to an Income Tax.

          (h) "Income Tax" means any Tax based upon or relating to income, including without limitation any Tax calculated in whole or in part with reference to net revenues.

          (i) "Long-Term Contract" has the meaning set forth in Code Section 460(f) or Internal Revenue Service Notice 89-15.

          (j)  "Non-Income Tax" means any Tax other than an Income Tax.

          (k) "Raytheon Affiliated Group" means an Affiliated Group of which both Raytheon and any RECI Company are members.

          (l) "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

          (m) "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any attached or related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

                      Article 2. Responsibility for Taxes
                      -----------------------------------

     2.1  Income Taxes and Income Tax Returns.
          -----------------------------------

          (a) Raytheon shall be responsible for and shall hold the Buyer harmless from and against

               (i) all U.S. federal Income Taxes of the Raytheon Affiliated Group and all Taxes with respect to Consolidated State Tax Returns attributable to any Tax period (but not limited to the Taxes) of a RECI Subsidiary ending on or prior to the Closing Date (including any Taxes attributable to a Section 338(h)(10) Election referred to in Article 4), and

               (ii) all Income Taxes with respect to RECI.

Subject to the provisions of Article 3, Raytheon shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis any Raytheon Affiliated Group U.S. federal Income Tax Returns or Consolidated State Tax Returns for Tax periods ending on or prior to the Closing Date that are due (including all applicable extensions) or may be filed after the Closing Date. Raytheon shall pay (or cause to be paid) all Taxes shown or required to be shown to be due on such Tax Returns. Such Tax Returns shall not, without Buyer's prior written consent, contain any new elections that would have a material adverse effect on the financial condition or tax position of the RECI Subsidiaries after the Closing Date.

          (b) With respect to any U.S. state or U.S. local Income Taxes (other than those referred to in paragraph (a) above) and foreign national, state and local Income Taxes of the RECI Subsidiaries (or any Affiliated Group which includes any of the RECI Subsidiaries) attributable to any Tax period that either ends on or prior to the Closing Date or includes but does not end on the Closing Date:

               (i) with respect to any such Tax periods that end on or prior to the Closing Date, Raytheon shall be responsible for (and shall hold the Buyer harmless against) all such Income Taxes;

               (ii) with respect to any such Tax periods of a RECI Subsidiary that include but do not end on the Closing Date, Raytheon shall be responsible for (and shall hold the Buyer harmless against) all such Income Taxes attributable to the period ending on the Closing Date, such portion to be that amount that bears the same ratio (but not less than zero or greater than one) to the total Tax liability for the Tax period that the taxable income of the applicable RECI Subsidiary during that portion of the Tax period ending on the Closing Date bears to its taxable income for the entire applicable Tax period; and

               (iii) with respect to any such Tax periods that include but do not end on the Closing Date, the Buyer shall be responsible for (and shall hold Raytheon harmless against) all such Income Taxes attributable to the period after the Closing Date, such portion to equal the excess of the total Tax liability for the Tax period for the applicable RECI Subsidiary over the amount of the Tax liability for the applicable RECI Subsidiary and Tax period as computed under clause (ii) above.

     For purposes of this Section 2.1(b), all Income Taxes attributable to a
Section 338(h)(10) Election referred to in Article 4 shall be deemed to arise on the Closing Date. Raytheon's obligations under clauses (i) and (ii) above shall be net of any reserve on the final Cut-Off Date Balance Sheet, as described below. Subject to the provisions of Article 3, the Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis any Tax Returns of the RECI Subsidiaries for Income Taxes described in this Section 2.1(b) for applicable Income Tax periods that are due (including all applicable extensions) or that may be filed after the Closing Date. Raytheon's liability for any Income Tax under this Section 2.1(b) shall not exceed what its liability therefor would have been had the applicable Tax Return been prepared on a basis consistent with the RECI Subsidiaries' respective prior Tax Returns to the extent permitted under all applicable Income Tax laws, rules and regulations. The Buyer shall pay (or cause to be paid) all Taxes shown to be due on such Tax Returns. To the extent that Raytheon is responsible for any portion of such Income Taxes pursuant to this Section 2.1(b), Raytheon shall be liable for and reimburse the Buyer for that portion of such Income Taxes (excluding any penalties caused by acts or failures to act of the Buyer, including without limitation Buyer's preparation (or causing to be prepared) of the applicable Tax Return) in excess of any aggregate reserve for such U.S. state or local or foreign national, state or local Income Taxes set forth on the Cut-Off Date Balance Sheet (as finally adjusted pursuant to the Purchase Agreement). Any such reimbursement shall occur within ten (10) business days of Raytheon's receipt of notice of payment by the Buyer.

          (c)  Raytheon shall be entitled to all refunds of Income Taxes of the type and for all Tax periods referred to in paragraph (a) above or paragraph
(b) above, except with respect to any Tax Return for which the Buyer has paid a portion of the relevant Income Taxes as provided in paragraph (b) above, in which case the Buyer shall be entitled to a pro rata portion of such refund
                                            --- ----
based on the proportion of applicable Income Taxes paid by the Buyer.

          (d) All computations required by this Section 2.1 shall be made on the basis of a closing of the books as of the close of business on the Closing Date, consistent with the computation of the final Closing Date Balance Sheet.

     2.2  Non-Income Taxes.
          -----------------

          (a) Raytheon shall be responsible for and shall hold the Buyer harmless against all Non-Income Taxes of the RECI Subsidiaries attributable to any Tax period ending on or prior to the Closing Date. With respect to any Non-Income Taxes of the RECI Subsidiaries attributable to any Tax period that includes but ends after the Closing Date, (i) Raytheon shall be responsible for and shall hold the Buyer harmless against the Non-Income Taxes of the RECI Subsidiaries attributable to the period prior to and including the Closing Date and (ii) the Buyer shall be responsible for and shall hold Raytheon harmless against the Non-Income Taxes of the RECI Subsidiaries attributable to the period after the Closing Date.

          (b) Notwithstanding the foregoing, the Buyer and Raytheon shall each bear and be responsible for paying half of any sales, use, transfer, stamp, documentary, registration, business and occupation or similar Tax (including related interest and penalties) ("Transaction Taxes") imposed by any Governmental Entity with respect to the sale of the Purchased Shares and the Acquired RECI Assets to the Buyer, regardless of whether the applicable Taxing authority seeks to collect such Tax from Raytheon or the Buyer. The Buyer shall also be responsible for (i) administering the payment of such Transaction Taxes,
(ii) defending or pursuing any proceedings relating thereto, and (iii) paying any expenses related thereto; provided, that Raytheon will reimburse Buyer for
                              --------
half of any reasonable out-of-pocket expenses related thereto that are authorized in advance by Raytheon within thirty (30) days of its receipt of written notice of payment by Buyer. The Buyer shall also give prompt notice to Raytheon of any proceeding relating to Transaction Taxes, shall keep Raytheon reasonably informed of the progress thereof, shall consult Raytheon regarding such proceeding and shall not settle any such proceeding without the written consent of Raytheon, which shall not be unreasonably withheld. Raytheon shall give prompt written notice to the Buyer of any proposed adjustment or assessment of any Transaction Tax with respect to the transaction, or of any examination of said transaction in a sales, use, transfer or similar Tax audit.

          (c) Buyer shall be responsible for and shall hold the Raytheon harmless against all Non-Income Taxes of the RECI Subsidiaries attributable to any period after the Closing Date.

          (d) The Buyer shall prepare (or cause to be prepared) and (except with respect to RECI) file (or cause to be filed) on a timely basis any Tax Returns for Non-Income Taxes of the RECI Companies that are due (including all applicable extensions) or may be filed after the Closing Date, it being understood that Raytheon shall be responsible for filing (or causing to be filed) such Tax Returns due (including all applicable extensions) through the Closing Date. In the case of returns prepared (or caused to be prepared) by the Buyer for RECI, the Buyer will deliver completed Tax Returns to Raytheon along with the Buyer's share of the Tax payment, if any, shown to be due thereon, no later than five (5) business days before such Tax Returns are due, and Raytheon hereby agrees to file such Tax Returns no later than five (5) business days after its receipt thereof from Buyer and to pay the Tax payment shown to be due thereon (or the amount received in respect thereof from Buyer, if less). Such Tax Returns shall be prepared on a basis consistent with the RECI Companies' prior Tax Returns to the extent permitted under all applicable Tax laws, rules and regulations. The Buyer shall pay (or cause to be paid) all Non-Income Taxes shown or required to be shown to be due on such Tax Returns. To the extent that Raytheon is responsible for any portion of such Non-Income Taxes pursuant to this Article 2, Raytheon shall be liable for and reimburse the Buyer for that portion of such Non-Income Taxes (excluding any penalties caused by acts or failures to act of the Buyer, including without limitation Buyer's preparation (or causing to be prepared) of the applicable Tax Return) in excess of any aggregate reserve for such Non-Income Taxes set forth on the Cut-Off Date Balance Sheet (as finally adjusted pursuant to the Purchase Agreement). Any such reimbursement shall occur within ten (10) business days of Raytheon's receipt of notice of payment by the Buyer.

          (e) Buyer shall be entitled to all refunds of Non-Income Taxes for which it is liable under this Section 2.2, and Raytheon shall be entitled to all refunds of Non-Income Taxes for which it is liable under this Section 2.2.

          (f) For any Non-Income Taxes of a RECI Subsidiary based on sales or revenue (other than Transaction Taxes), the allocation of responsibility between Raytheon and the Buyer shall be based on the sales or revenues, as applicable, taken into account in the final Closing Date Balance Sheet. For any real estate Taxes or other property or asset-based Taxes of a RECI Subsidiary (other than Transfer Taxes), the allocation of responsibility between Raytheon and the Buyer shall be based on the number of days the applicable asset was held by the RECI Subsidiary in the applicable Tax period through the Closing Date as compared to the number of days the applicable asset was held by the RECI Subsidiary in the applicable Tax period after the Closing Date. For all other Non-Income Taxes of a RECI Subsidiary, the allocation of responsibility to the Buyer or Raytheon shall be made by reference to the specific asset, activity or payment producing such Tax liability, and if the Tax liability cannot practically be so allocated, then pro rata based on the number
                                                   --------
of days in the applicable Tax period prior to and including the Closing Date as compared to the number of days in the Tax period after the Closing Date, or based on some other method determined jointly by the Buyer and Raytheon to be more appropriate.


         Article 3. Cooperation on Tax Matters; Conduct of Proceedings
         -------------------------------------------------------------

         (a) The Buyer and Raytheon shall cooperate fully and in good faith, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to Article 2 and any audit, litigation or other proceeding with respect to Taxes, it being understood that a party's failure to so cooperate, or to perform its obligations under this
Article 3, shall excuse the other party from its indemnification obligations hereunder with respect to the affected Taxes if and to the extent the failure has an adverse effect on the indemnifying party. Such cooperation shall include, subject to the following sentence, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to such preparation and filing and to any audit, litigation or other proceeding relating thereto and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer agrees to retain (and to cause the RECI Subsidiaries to retain) all books and records with respect to Taxes pertinent to the RECI Subsidiaries relating to any Tax period for which Raytheon may have an indemnity obligation hereunder for not less than ten (10) years after the Closing Date (and, to the extent notified by Raytheon, until the expiration of any extensions of the applicable statutes of limitations), and shall not destroy or otherwise dispose of any such books and records without first providing Raytheon with a reasonable opportunity to review and copy the same. In addition, with respect to any Tax Returns that Raytheon is responsible for filing under this Agreement, the Buyer agrees that it will cause its employees and employees of the RECI Subsidiaries, to the extent they have done so in the past, to prepare tax reporting packages and initial drafts of Tax Returns for the RECI Companies prepared on a basis consistent with past practice to the extent permitted under all applicable Tax laws, rules and regulations. Prior to filing any Income Tax Returns of any RECI Subsidiary for which Raytheon has agreed to indemnify the Buyer (in whole or in part) pursuant to Article 2, the Buyer shall provide Raytheon with a reasonable opportunity to review the applicable Tax Returns and any necessary or appropriate applicable supporting workpapers and schedules, and shall obtain the prior written consent of Raytheon to the filing thereof, such consent not to be unreasonably withheld, conditioned, or delayed; provided, that without limiting the provisions of the first sentence of this paragraph, the failure to provide a reasonable opportunity to review or a lack of consent, or the failure to make any changes to the Tax Returns requested by Raytheon, shall excuse Raytheon from its indemnification obligations to the extent Raytheon can demonstrate that it was prejudiced thereby. The Buyer shall provide Raytheon with a copy of all Non-Income Tax Returns for which Raytheon has agreed to indemnify the Buyer (in whole or in part) pursuant to Article 2, along with any necessary or appropriate applicable supporting workpapers and schedules, within thirty (30) days of the filing thereof, and not later than at the time the Buyer provides Raytheon with notice of payment and a request for reimbursement hereunder.

          (b) Except as set forth in Section 2.2(b), each party shall be solely responsible for defending any audit, litigation or other proceeding with respect to Taxes for which it is liable hereunder, and shall have the authority to negotiate, compromise and settle any such audit, litigation or other proceeding. In the case of any Tax for which Raytheon is liable hereunder, Raytheon shall keep the Buyer reasonably informed as to the progress of any such audit, litigation or other proceeding to the extent it relates to such Taxes, and shall, if the Buyer so requests in writing, permit the Buyer at its expense to participate in any such audit, litigation or other proceeding insofar as it relates to any RECI Subsidiary; provided that Raytheon shall not settle any such
                                -------- ----
audit, litigation, or other proceeding without the Buyer's consent (not to be unreasonably withheld, conditioned or delayed) if such settlement would or could reasonably be expected to increase the Tax liabilities of Buyer or any of its Affiliates (including any RECI Subsidiary) for any period after the Closing Date. In the alternative, Raytheon may, by written and revocable notice to the Buyer, at any time request the Buyer to control any audit, litigation, or other proceeding (as and to the extent set forth in the notice) that Raytheon would otherwise be entitled to control hereunder, in which case the Buyer shall diligently proceed with the defense of that audit, litigation, or other proceeding, shall keep Raytheon reasonably informed as to the progress of any such audit, litigation or other proceeding, shall, if Raytheon so requests in writing, permit Raytheon at its expense to participate in any such audit, litigation or other proceeding, and shall not settle any such audit, litigation, or other proceeding without Raytheon's consent, which shall not be unreasonably withheld. If Raytheon requests that Buyer control an audit that Raytheon would otherwise have been entitled to control hereunder, Raytheon will reimburse Buyer for all reasonable out-of-pocket (but not internal or overhead) expenses incurred by the Buyer in connection therewith and authorized in advance by Raytheon. If, as a result of any audit, litigation or proceeding Raytheon, Buyer, or any RECI Company is required to pay any additional Taxes hereunder, each party shall (without duplication of the other provisions of this agreement) reimburse the other party for any portion of such Taxes paid by that other party (or its Affiliates) for which the reimbursing party is liable hereunder within ten (10) business days after receipt of notice of payment.

                    Article 4. Section 338(h)(10) Election
                    --------------------------------------

          (a)  Raytheon shall join with the Buyer in making elections under
Section 338(h)(10) of the Code, and the regulations promulgated thereunder, and any applicable analogous provision of state or local law, with respect to the sale and acquisition of the stock of the RECI Subsidiaries hereunder (the "Section 338(h)(10) Elections").

          (b) In the case of any Section 338(h)(10) Elections that are made in accordance with Section 4(a) hereof, the Buyer will be responsible for preparing and filing all documents and materials necessary in connection with making any such Section 338(h)(10) Election. Each of Raytheon and the Buyer agree to cooperate with each other in connection therewith (including, without limitation, signing and returning any documents sent to such party for its signature in connection therewith within fifteen (15) days of its receipt of such documents). The Buyer and Raytheon agree that for purposes of any Section 338(h)(10) Election they will agree to the valuation, or the method of valuation, of the assets of the RECI

Subsidiaries within three (3) months after the Closing Date, and will reflect such agreement in a written supplement to this Agreement. In preparing such allocation both the Buyer and Raytheon will act in a reasonable manner consistent with the principles set forth in Annex A hereto. The Buyer and
                                            ----- -
Raytheon will file all Tax Returns in a manner consistent with such a Section 338(h)(10) Election and the valuation of the assets determined as provided above.

              Article 5. Carrybacks; Adjustments Affecting Timing
              ---------------------------------------------------

          (a) If there is an Adjustment to any item reported on a Tax Return filed with respect to Raytheon or any Affiliate of Raytheon (including any RECI Company) for a period ending on or before the Closing Date (a "Prior Period") that results in an increase in the Tax liabilities of Raytheon or an Affiliate of Raytheon (including any RECI Company to the extent Raytheon is liable for such Tax liabilities under this Agreement) and such Adjustment results in a corresponding Adjustment to items reported on a Tax Return filed by or with respect to the Buyer or any RECI Subsidiary or any Affiliate for a period beginning after the Closing Date, with the result that the Tax liabilities of the Buyer, such RECI Subsidiary, or such Affiliate with respect to such period are reduced, then the Buyer shall pay to Raytheon an amount equal to such reduction in Taxes of such RECI Subsidiary or Affiliate, such payment being limited to the increase in the Tax liabilities of the Raytheon and its Affiliates (including the RECI Companies) (as reduced by any prior payments by Buyer to Raytheon under this sentence).

          (b) If there is an Adjustment to any item reported on a Tax Return filed with respect to Raytheon or any Affiliate of Raytheon (including any RECI Company) for a Prior Period that results in an aggregate decrease in the Tax liabilities of Raytheon and its Affiliates (including any RECI Company to the extent Raytheon is liable for such Tax liabilities under this Agreement) and such Adjustment results in a corresponding Adjustment to items reported on a Tax Return filed by or with respect to the Buyer or any RECI Subsidiary or any Affiliate for a period beginning after the Closing Date, with the result that the Tax liabilities of the Buyer, such RECI Subsidiary, or such Affiliate with respect to such period are increased, then Raytheon shall pay to the Buyer an amount equal to such increase in Taxes of such RECI Subsidiary or Affiliate, such payment being limited to the aggregate decrease in the Tax liabilities of the Raytheon and its Affiliates (including the RECI Companies) (as reduced by any prior payments by Raytheon to the Buyer under this sentence).

          (c) Any payment by a party under this Article 5 shall be due within thirty (30) days after the later of the realization of the Tax decrease or the incurring of the increase in Taxes. Any Tax reduction will be deemed to have been received when cash payments are received from the applicable Tax authority with respect to a claim for refund or when a Tax Return reflecting the benefit of the Adjustment is filed, and any Tax increase will be deemed to have been incurred when a Tax Return reflecting the increase is filed.

                        Article 6. Long-Term Contracts
                        ------------------------------

          (a) In the case of any Transferred Risk E&C Contract that is a Long-Term Contract, the Buyer and Raytheon shall for all federal and state Income Tax purposes (including without limitation the application of the lookback method described in Code Section 460(b)(2)) take into account all amounts paid by the customer and all contract costs incurred attributable thereto on the basis of a constructive completion of such Long-Term Contract by the applicable Selling Group member on the Closing Date.

          (b) Raytheon shall be responsible for reporting all taxable income properly accruing under each Transferred Risk E&C Contract that is a Long-Term Contract through the Closing Date and paying all Taxes (including, when due, any lookback interest when payable) payable with respect to that period (taking into account all amounts paid by the customer, all contract costs incurred through the Closing Date and all other amounts required to be included by reason of the constructive termination of such Long-Term Contract on the Closing Date), while the Buyer shall be responsible for reporting all taxable income properly accruing under each Transferred Risk E&C Contract that is a Long-Term Contract after the Closing Date and paying all Taxes (including lookback interest) payable with respect to that period (taking into account all amounts paid by the customer (other than collection of amounts taken into account by the Selling Group), and all contract costs incurred after the Closing Date). Any lookback interest refunds for periods through the Closing Date shall accrue to Raytheon, while any lookback interest refunds for periods after the Closing Date shall accrue to the Buyer.

          (c)  For purposes of this Article 6:

               (i) there shall be treated as amounts paid by the customer to the Selling Group member party thereto prior to the Closing Date and attributable to an Transferred Risk E&C Contract that is a Long-Term Contract (A) all amounts received with respect thereto on or prior to the Closing Date and (B) any then unpaid accounts receivable, unbilled work in progress, claims, disputes and retentions, to the extent (but only to the extent) those items are reflected in the final Cut-Off Date Balance Sheet; and

               (ii) there shall be treated as contract costs incurred prior to the Closing Date attributable to an Transferred Risk E&C Contract that is a Long-Term Contract all costs properly accrued as of the Closing Date, determined on a basis consistent with the final Cut-Off Date Balance Sheet.

          (d) Raytheon and the Buyer agree to provide the other party any assistance reasonably necessary or appropriate to carry out the computations required by, and to file Tax Returns (including refund claims) necessary or appropriate to give effect to, this Article 6.

       Article 7. Certain Post-Closing Events Relating to Foreign Taxes
       ----------------------------------------------------------------

     Buyer agrees not to take or cause to be taken prior to January 1 of the year following the year in which the Closing Date occurs any of the following actions in respect of any RECI Subsidiary that is not a United States entity if that action would reduce the earnings and profits of that RECI Subsidiary for its United States federal taxable year including the Closing Date attributable to the shares of that RECI Subsidiary under Section 1248 of the Code below the amount that would be so attributable to such shares if such taxable year had ended on the Closing Date: (i) the payment of an actual or constructive
                            -
dividend; (ii) the triggering of a deemed dividend under Section 956 of the
          --
Code; (iii) a sale of stock subject to Section 304 of the Code;  (iv) a
       ---                                                        --
reorganization involving or liquidation or (except as specifically contemplated hereby) deemed liquidation of the RECI Subsidiary; and (v) a change in
                                                        -
accounting method. Buyer agrees not to take, or cause to be taken, any action (other than an action in the ordinary course of business), if the effect of that action would be to increase the amounts included in any of Raytheon's gross income under Section 951 of the Code for Raytheon's taxable year that includes the Closing Date. Notwithstanding the foregoing, the parties agree to discuss in good faith any actions proposed by the Buyer that would be inconsistent with the agreements set forth in this Article 7, and further agree that Raytheon may, in its good faith discretion, agree to permit Buyer to undertake any such action if the Buyer is able to provide an indemnity, satisfactory to Raytheon, against any adverse Tax effects resulting from the action.

                           Article 8. Miscellaneous
                           ------------------------

     8.1  Payment
          -------

     Any payment due hereunder shall, if not timely made, bear interest at a rate equal to the Applicable Rate from the date due until the date of payment.

     8.2  Expenses
          --------

     Each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     8.3  Assigns
          -------

     This Agreement may be assigned only as and to the extent permitted by
Section 16.6 of the Purchase Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     8.4  Entire Agreement, Etc.
          ----------------------

     Except for the Fire Wall Letter and the Ancillary Letter Agreement, this Agreement and the Purchase Agreement (including the Schedules and Exhibits thereto) contain the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

     8.5  Waiver of Certain Damages
          -------------------------

     EACH OF RAYTHEON AND THE BUYER TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO INCIDENTAL, CONSEQUENTIAL OR SPECIAL (INCLUDING PUNITIVE OR MULTIPLE) DAMAGES BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     8.6  Construction
          ------------

     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     8.7  Governing Law
          -------------

     The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules which would require the application of the laws of another jurisdiction) of the Commonwealth of Massachusetts.

     8.8  Notices
          -------

     All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:


     If to Raytheon, to:

          141 Spring Street
          Lexington, MA  02421

          Attention:  General Counsel

     with a copy sent contemporaneously to:

          John R. Utzschneider, Esq.
          Bingham Dana LLP
          150 Federal Street
          Boston, Massachusetts  02110
          Facsimile: (617) 951-8736

     If to the Buyer, to:

          Morrison Knudsen Corporation
          720 Park Boulevard
          Boise, ID  83712
          Attention: Thomas Foote
          Telephone:  208-386-6045
          Facsimile:  208-386-5077

     with a copy sent contemporaneously to:

          Jones, Day, Reavis & Pogue
          2727 North Harwood Street
          Dallas, Texas  75201
          Attention: Mark E. Betzen, Esq.
          Telephone:  (214) 969-3704
          Facsimile:  (214) 969-5100

     8.9  Counterparts
          ------------

     This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     8.10 Section Headings
          ----------------

     The headings of articles, sections or subsections are for reference only and shall not limit or control the meaning thereof.

     8.11 Waiver of Jury Trial
          --------------------

     EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as an instrument under seal as of the day and year first written above.


                                         RAYTHEON COMPANY



                                         By:____________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                         RAYTHEON ENGINEERS & CONSTRUCTORS
                                         INTERNATIONAL, INC.



                                         By:____________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                         MORRISON KNUDSEN CORPORATION



                                         By:____________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                    Annex A
                                    -------


     This Annex A represents the types of assets, by category, and underlying
          -------
valuation principles which each party covenants to report gain or loss or cost basis, as the case may be, by reason of the making of a Section 338(h)(10) election as called for in Article 4 of the Disaffiliation Tax Sharing Agreement dated as of April 14, 2000.

                                                                 Valuation Principle of
                           Asset (By Category)                    Allocation to Assets
                           -------------------                 --------------------------
Class I:         Cash, demand deposits and similar bank
-------          --------------------------------------
                 accounts
                 --------

                 Cash, Segregated Funds, Margin Deposits and
                 Deposits with Clearing Organizations (Cash)               NBV

Class II:        U.S. government and readily marketable
--------         --------------------------------------
                 stocks and securities and foreign currency
                 ------------------------------------------

                 Temporary Investments, including U.S.
                 government securities (utilized as margin
                 deposits, deposits with clearing
                 organizations and held on behalf of
                 customers)                                                NBV

Class III:      All other assets, excepting Class IV assets
---------       -------------------------------------------

                Accounts receivable (from customers and
                employees), net of the allowance for
                doubtful accounts                                          NBV

                Accrued interest receivable                                NBV

                Furniture and office equipment                             FMV

                Prepaid expenses                                           NBV

                Land                                                       FMV

                                      -2-

                                                                 Valuation Principle of
                           Asset (By Category)                    Allocation to Assets
                           -------------------                 --------------------------
                Real estate improvements                                   FMV

                Machinery and equipment                                    FMV

                Inventories                                                FMV

                Leasehold Interests                                        FMV

                Stock of each RECI Subsidiary as to which no               FMV
                Section 338(h)(10) Election is being made

                All other intangible assets (other than
                Class IV assets)                                           FMV

Class IV:       Certain Section 197 Intangibles
---------       -------------------------------

                All Section 197 Intangibles (as defined in
                Section 197) except those in the nature of                 FMV
                goodwill and going concern value

Class V:        Certain Section 197 Intangibles
-------         -------------------------------

                Section 197 Intangibles in the nature of                    P
                goodwill and going concern value

______________

NBV  =          Net Book Value, as reflected on the final Closing Date Balance
                Sheet.

FMV  =          Gross Fair Market Value (i.e., fair market value without regard to mortgages, liens, pledges or other liabilities).

                The parties agree to use all reasonable good faith efforts to reach mutual agreement as to such Gross Fair Market Values on an entity by entity basis. If the parties cannot reach agreement thereon as to any asset or assets, such disagreement shall be referred for resolution to a nationally recognized independent appraisal or certified public accounting firm mutually acceptable to Raytheon and the Buyer (a "Tax Referee"). If the parties cannot agree on such a Tax Referee, the Tax Referee shall be selected by two nationally recognized certified public accounting firms, one picked by the Buyer and one picked by Raytheon; provided, however, that the Tax Referee so selected may not then represent (other than in connection with the provisions of this Section) the Buyer, Raytheon, or any Affiliate of either. The decision of the Tax Referee shall be final and binding on the parties. The fees of the Tax Referee shall be shared equally by Raytheon and the Buyer.

P    =    The deemed sale price, determined applying Section 336(h)(10) and
          Treasury Regulation Section 1.338(h)(10)-1(f), in excess of the sum of the allocations to Class I, II, III assets, as reflected above, if any.

                                         Exhibit E-1 to Stock Purchase Agreement
                                         ---------------------------------------


                       Subcontract - Jindal Project/1/
                       ----------------------------


Agreed upon assets and liabilities relating to the Indemnified Projects will be transferred to and assumed by RECI. Raytheon, RECI and the Subcontractor will enter into a subcontract having the following terms:


Parties:                 Raytheon and RECI ("Prime Contractor") and
-------                                      ----------------
                         Subcontractor/2/ ("Subcontractor").
                                            -------------

Project:                 The Jindal Project described on Annex A.
-------                                                  -------

Prime Contract:          See Annex A.
--------------               -------


Project
--------
Agreements:              The Prime Contract and all other contracts,
----------
                         subcontracts, purchase orders, labor agreements, and
                         other agreements for the provision of E&C Services in
                         connection with the Jindal Project, described in Annex
                                                                          -----
                         A, together with all related purchase orders, job
                         -
                         orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as project-specific hedging or currency swap agreements and any services agreements.


Term of Subcontract:     Coterminous with Prime Contract.
-------------------


General Provision:       In general, the Subcontract will track the terms of the
-----------------
                         Prime Contract, except as noted below.


____________________
/1/ Defined terms used in this Exhibit without definition have the meanings given them in the Stock Purchase Agreement.

/2/ Subcontractor will be either MK or one or more RECI Subsidiaries performing the work with a guarantee from MK. The parties will structure this subcontract in a manner that minimizes tiering of costs and preserves to the extent possible the existing relationships.

Subcontractor
-------------
Performance:             As set forth in greater detail below, the Prime
-----------
                         Contractor and the Subcontractor intend that the Subcontractor cause the applicable RECI Companies to perform, on a cost-reimbursed basis, all obligations under the Prime Contract. The Subcontractor will perform the Subcontract at the direction of the Prime
                         Contractor. This will include attending and participating in all regularly scheduled meetings with the owner, consortium members, vendors, specialty contractors and others.

Seller Access:           The Prime Contractor and its representatives,
--------------
                         including any third party consultant retained by the
                         Prime Contractor, will be permitted to have access to
                         and examine and take copies of the books and records of
                         the Subcontractor and the RECI Companies relating to
                         the Project. The Subcontractor will provide the Prime
                         Contractor with copies of all internal and external
                         project reports and correspondence as generated or
                         received. In addition, the Prime Contractor will be
                         entitled to place one or more employees or consultants
                         on-site at the Indemnified Projects to observe the
                         performance of the Indemnified Projects and the
                         performance by the Subcontractor of its obligations
                         under the Subcontract. In addition, the Prime
                         Contractor and the Subcontractor have appointed
                         liaisons, as indicated in Annex A, to meet and discuss
                                                   -------
                         the Project on an ongoing basis (the "Project
                                                               -------
                         Liaisons"). These ongoing meetings will include monthly
                         --------
                         project reviews and weekly progress meetings. The
                         Subcontractor may not designate a replacement Project
                         Liaison without the consent of the Prime Contractor, which consent will not be unreasonably withheld or delayed.

Staffing:                The Subcontractor will, until the earlier of September
--------
                         30, 2000 and termination of the Subcontract (the
                         "Performance Period"), not terminate (otherwise than
                          ------------------
                         for cause, as reasonably determined by the
                         Subcontractor) and not permit any RECI Subsidiary to
                         terminate (otherwise than for cause, as reasonably
                         determined by the Subcontractor) the employment of the
                         individuals identified in Annex A as "Key Persons" with
                                                   -------
                         respect to such Project and will continue to assign
                         such personnel to the performance of the Project to a
                         degree consistent with the degree to which such
                         personnel were so assigned at April 13, 2000 (taking
                         into account changes in project status over time). In
                         addition, for the life of the Subcontract the
                         Subcontractor will not terminate (otherwise than for
                         cause, as reasonably determined by the Subcontractor)
                         and will not permit any RECI Subsidiary to terminate
                         (otherwise than for
                         cause, as reasonably determined by the Subcontractor)
                         the employment of any other individuals (other than
                         craft labor and local field hires) working on such
                         Project and will continue to assign them to work on
                         such Project until their particular responsibilities
                         are fulfilled or they are no longer necessary due to
                         changes in the work mix for such Project. If any such
                         individual referred to in this paragraph is terminated
                         for cause or voluntarily terminates his or her
                         employment, then neither the Buyer nor any of its
                         Affiliates will hire that individual for the life of
                         the Subcontract. If any individuals referred to in the
                         preceding sentence voluntarily terminate their
                         employment or die or become disabled prior to the time
                         that they are no longer required for the appropriate
                         Project as provided in the preceding sentence, the
                         Subcontractor will or will cause the RECI Subsidiaries
                         to use commercially reasonable efforts to promptly
                         replace such individuals with appropriately qualified
                         individuals. Any replacements for the Key Persons
                         referred to above during the Performance Period will be
                         subject to the Prime Contractor's prior approval, not
                         to be unreasonably withheld or delayed. The
                         Subcontractor will also use commercially reasonable
                         efforts to maintain staffing levels, including the
                         labor forces of subcontractors and vendors, consistent
                         with the current and projected staffing levels for the
                         Specified Projects set forth on Annex A (taking into
                                                         -------
                         account changes in project status over time). The
                         Subcontractor will also provide all necessary project
                         resources (tools, equipment, scaffolding, etc.) as
                         required. In addition, the Subcontractor will not
                         change (otherwise than in connection with the
                         termination of a vendor or subcontractor for default,
                         as reasonably determined by the Subcontractor and
                         subject to approval of the Prime Contractor, not to be
                         unreasonably withheld) any of the vendors or
                         subcontractors listed in Annex A as "Key Vendors and
                                                  -------
                         Subcontractors" without the prior consent of the Prime
                         Contractor.

Project Statement:       The Subcontractor will deliver for the Project from
-----------------
                         time to time, but not less often than weekly, a
                         statement (the "Project Statement") prepared in
                                         -----------------
                         accordance with the Subcontract showing (i) the
                         personnel working on the Project during the period
                         since the last Project Statement (or, in the case of
                         the first Project Statement, since the Closing Date),
                         (ii) the Labor Costs (as defined below) incurred in
                         accordance with the terms of the Subcontract by the
                         Subcontractor and the RECI Subsidiaries during such
                         period in connection with the performance of their
                         obligations under the Subcontract, and (iii) the out-
                         of-pocket costs, including payments to suppliers and
                         vendors and any Taxes, excluding any Income Taxes
                         payable with respect to any amounts paid to
                         Subcontractor
                         as provided below under "Cost Savings" and any Taxes
                         payable as a result of the amounts paid to
                         Subcontractor pursuant to this paragraph being
                         determined to be greater than Subcontractor's actual
                         costs ("Other Reimbursable Costs"), incurred by the
                                 ------------------------
                         Subcontractor and the RECI Subsidiaries during such
                         period in accordance with the terms of the Subcontract
                         (with such Labor Costs and Reimbursable Costs referred
                         to collectively as the "Allowable Costs"). This Project
                                                 ---------------
                         Statement will also include supporting documentation in reasonable detail for all Labor Costs and Other
                         Reimbursable Costs and weekly certified payroll reports and status reports on all progress in the field, minutes of weekly meetings, issues of concern, vendor and subcontractor updates (including manloading, progress, scheduled deliveries, problems) and progress photos. Within two (2) business days after receipt of the Project Statement for any period the Prime
                         Contractor will pay to the Subcontractor the total amount of Labor Costs and Other Reimbursable Costs set forth in the Project Statement for such month. The payment or receipt by the Prime Contractor of any such amounts as provided above shall not prejudice their rights to subsequently contest the amounts set forth in the applicable Project Statement.

Labor Costs:             For purposes of the Subcontract, Labor Costs will mean
-----------
                         ________./3/

ASCC Receivables;
-----------------
Retained Claims:         Any collections on any ASCC Receivables related to the
---------------
                         Project will be handled as provided in the Receivables
                         Termination Agreement. Any collections on any Retained
                         Claims related to the Project will be paid to the Prime
                         Contractor as provided in Section 8.7 of the Stock
                         Purchase Agreement.

Subcontractor
--------------
Responsibilities:        In performing its obligations under the Subcontract:
----------------

                         (i) The Subcontractor will be responsible for, and hold the Prime Contractor harmless against, any claims arising from the gross negligence or willful misconduct of the Subcontractor or any RECI

____________________

/3/  If the parties are unable to agree on the definition for the Sub-
---
contractor's labor costs (which is intended to define Subcontractor's fully burdened labor costs, excluding any fee component) the parties will base Labor Costs on the RECI Companies forward pricing rates for U.S. government purposes, as defined in the Federal Acquisition Regulations, Subpart 31.2, Contracts with Organizations.

                    Subsidiary in the performance or nonperformance of the Subcontractor's obligations under the Subcontract in addition to any claims under Section 13.2(ii) of the Stock Purchase Agreement for breach of its obligations under the Subcontract; provided, however, that in any case in which the Subcontractor uses commercially reasonable efforts to perform and comply with its obligations under the Subcontract and takes all reasonable steps to abide by the directions of the Prime Contractor and the terms of the Subcontract, it will be deemed not to have breached such obligations. Except as provided or referred to in the preceding sentence, notwithstanding anything to the contrary herein contained, the Prime Contractor will be responsible for, and will release and hold the Subcontractor and the RECI Subsidiaries harmless from and against, any and all Losses (as defined in Section 13.1 of the Stock Purchase Agreement) related to or arising out of the Subcontract or the Project Agreements (including without limitation all obligations and liabilities, including obligations and liabilities to non-contract parties, under or arising in connection with the performance prior to and after the Closing, of the Subcontract or the Project Agreements), except for any obligations for which the Buyer is responsible under the Ancillary Letter Agreement.

                         (ii) The Subcontractor will and will cause the RECI Subsidiaries to use commercially reasonable efforts to assist the Prime Contractor in pursuing change orders and claims for equitable adjustment and other claims relating to the Project against the customers, consortium members, suppliers, subcontractors, vendors and non-contact parties. Any cash received by the Subcontractor or the RECI Subsidiaries from any such change orders or claims or from the customer under the Prime Contract or any other party under any other Project Agreement or to non-contract parties, to the extent not related to ASCC Receivables or Retained Claims (the treatment of which is addressed in the Stock Purchase Agreement or Receivables Termination Agreement), will be remitted to the Prime Contractor within two (2) business days after receipt and until then will be held in trust.

                         (iii) The Subcontractor will not be authorized to, and will not permit any RECI Subsidiary to, waive, modify or amend any term of the Project Agreements.

                         (iv) In performing its obligations under the Subcontract, the Subcontractor will act and will cause the RECI Subsidiaries to act in good faith and use commercially reasonable efforts to perform the work remaining to be performed under the Project Agreements within the time periods required under the Project Agreements and within the ECACs for the Project Agreements as in effect on the Closing Date and referred to in (j) below.

          (i)  Insurance. During the performance of the Projects the
               ---------
     Subcontractor will and will cause the RECI Subsidiaries to maintain the insurance required under the terms of the Project Agreements consistent with the limits of coverage in place as of the Closing and, with respect to project-specific insurance relating to the Projects, will name the Prime Contractor as a named insured and/or loss payee as their interest may appear. The allocable cost of maintaining this insurance will constitute an Other Reimbursable Cost.

          (j)  Cost Savings.  At Closing the Prime Contractor shall provide the
               -------------
     Subcontractor with an ESR as of the Cut-Off Date with respect to the Project. Such ESR shall be prepared consistent with past practices. In the event the Subcontractor completes the Project and achieves final acceptance at a cost less than the ECAC reflected on this ESR, excluding any forecasted liquidated damages or back charge recoveries and excluding any overhead and business development cost (the "Adjusted ECAC") as
                                                      -------------
     evidenced by documentation satisfactory to the Prime Contractor, the Prime Contractor and the Subcontractor will share such cost savings equally and accordingly, the Prime Contractor shall remit an amount equal to one-half of such cost savings to the Subcontractor within thirty (30) days after the Prime Contractor and the Subcontractor determine the final amount, if any, of the cost savings. Any increase in revenue as compared to the revenue forecast in the ESR described above will increase the target Adjusted ECAC for purposes of determining cost underruns.

Taxes:                   The parties will structure the arrangements
-----
                         contemplated by the Subcontract in a manner that will minimize Taxes, to the extent permitted by law.

Assignment:              The parties will work to obtain prior to Closing all
----------
                         consents or novations required to implement the Subcontract. If any such consent or novations is not received by Closing, the parties will enter into arrangements comparable to those described in the
                         Section 8.3 of the Stock Purchase Agreement, with the intent of implementing, as closely as practicable, the contractual relationships between Prime Contractor and Subcontractor contemplated by this Exhibit.


Termination:             In addition to any termination provisions in the
-----------
                         Prime Contract (which will be incorporated into the Subcontract), the Prime Contractor may terminate the Subcontractor's engagement at any time Appropriate provisions of the Subcontract, including provisions relating to exculpation and indemnification, will survive any such termination.

Dispute
-------
Resolution:              Internal mediation between Project Liaisons and then
----------
                         senior management, and then arbitration consistent with
                         Section 16.13 of the Stock Purchase Agreement except that AAA Construction Industry rules shall apply.


Asset Transfers:         With respect to Section 1.4(l) of the Stock Purchase
---------------
                         Agreement, the parties will determine which assets
                         relating to the Project will be transferred to RECI.
                         The parties expect that all contracts and working
                         capital will be transferred to RECI, but that tangible
                         assets including leases covering the same, but
                         excluding any tools, equipment and materials originally
                         costed to the project ("Project Specific Assets"),
                                                 -----------------------
                         Intellectual Property and computer software (including licenses covering the same), collective bargaining and employment agreements and other agreements with employees or their representatives, governmental licenses and permits, and books and records (including site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, feasibility studies, environmental studies, audits and assessments and other plans and studies of any kind relating to the Project) will not be transferred. The parties may also choose not to transfer certain subcontracts or other ancillary agreements (whether because of consents, requirements for contractors, engineers or other licenses, tax planning or other reasons) and will enter into alternative arrangements that achieve to the maximum extent possible the economic intent of the parties.
                         With respect to any Project Specific Assets, the Prime
                         Contractor will be entitled to retain such assets upon completion of the Project or cause the Subcontractor, pursuant to the Subcontract, to dispose of such Project
                         Specific Assets and remit the proceeds to Prime
                         Contractor. The Prime Contractor and Subcontractor will separately inventory and identify (by stickers, etc.)
                         the Project Specific Assets upon commencement of the Subcontract.

RECI Company:            The Subcontractor will maintain the existence and good
                         standing of the RECI Companies party to the Project
                         Agreements until performance is completed.

                                         Exhibit E-1 to Stock Purchase Agreement
                                         ---------------------------------------
                                                                         Annex A
                                                                         -------

Jindal
------


Description of
Project: Engineer, procure and construct a 2 x 130 MW thermal power plant at Toranagallu India.

Key Persons:        R. Zaist
                    T. Delakiris, P.M.
                    S. Gray, PEM
                    J. Beach, Site Mgr.
                    J. Thomas, S/U Mgr.
                    J. Derochia, Res. Engr.
                    S. Henebry, Acct. Mgr.
                    P. Namburi
                    Kevin Colby

Project Liaisons:        Seller: To be designated    Buyer: Robert Zaist

Projected Staffing Levels: See attached.

Key Vendors and Subcontractors: See attached.

                                         Exhibit E-2 to Stock Purchase Agreement
                                         ---------------------------------------

                      Subcontract - Ratchaburi Project/1/
                      --------------------------------



Agreed upon assets and liabilities relating to the Indemnified Projects will be transferred to and assumed by RECI. Raytheon, RECI and the Subcontractor will enter into a subcontract having the following terms:


Parties:                 Raytheon and RECI ("Prime Contractor") and
-------                                      ----------------
                         Subcontractor/2/ ("Subcontractor").
                                            -------------

Project:                 The Ratchaburi Project described on Annex A.
-------                                                      -------

Prime Contract:          See Annex A.
--------------               -------

Project
--------
Agreements:              The Prime Contract and all other contracts,
----------
                         subcontracts, purchase orders, labor agreements, and
                         other agreements for the provision of E&C Services in
                         connection with the Ratchaburi Project, described in
                         Annex A, together with all related purchase orders, job
                         -------
                         orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as project-specific hedging or currency swap agreements and any services agreements.


Term of Subcontract:     Coterminous with Prime Contract.
-------------------


General Provision:       In general, the Subcontract will track the terms of the
-----------------
                         Prime Contract, except as noted below.


___________________

/1/ Defined terms used in this Exhibit without definition have the meanings given them in the Stock Purchase Agreement.

/2/ Subcontractor will be either MK or one or more RECI Subsidiaries performing the work with a guarantee from MK. The parties will structure this subcontract in a manner that minimizes tiering of costs and preserves to the extent possible the existing relationships.

Subcontractor
-------------
Performance:             As set forth in greater detail below, the Prime
-----------
                         Contractor and the Subcontractor intend that the Subcontractor cause the applicable RECI Companies to perform, on a cost-reimbursed basis, all obligations under the Prime Contract. The Subcontractor will perform the Subcontract at the direction of the Prime
                         Contractor. This will include attending and participating in all regularly scheduled meetings with the owner, consortium members, vendors, specialty contractors and others.

Seller Access:           The Prime Contractor and its representatives,
--------------
                         including any third party consultant retained by the
                         Prime Contractor, will be permitted to have access to
                         and examine and take copies of the books and records of
                         the Subcontractor and the RECI Companies relating to
                         the Project. The Subcontractor will provide the Prime
                         Contractor with copies of all internal and external
                         project reports and correspondence as generated or
                         received. In addition, the Prime Contractor will be
                         entitled to place one or more employees or consultants
                         on-site at the Indemnified Projects to observe the
                         performance of the Indemnified Projects and the
                         performance by the Subcontractor of its obligations
                         under the Subcontract. In addition, the Prime
                         Contractor and the Subcontractor have appointed
                         liaisons, as indicated in Annex A, to meet and discuss
                                                   -------
                         the Project on an ongoing basis (the "Project
                                                               -------
                         Liaisons")These ongoing meetings will include monthly
                         --------
                         project reviews and weekly progress meetings. The
                         Subcontractor may not designate a replacement Project
                         Liaison without the consent of the Prime Contractor, which consent will not be unreasonably withheld or delayed.

Staffing:                The Subcontractor will, until the earlier of December
--------
                         31, 2001 and termination of the Subcontract (the
                         "Performance Period"), not terminate (otherwise than
                          ------------------
                         for cause, as reasonably determined by the
                         Subcontractor) and not permit any RECI Subsidiary to
                         terminate (otherwise than for cause, as reasonably
                         determined by the Subcontractor) the employment of the
                         individuals identified in Annex A as "Key Persons" with
                                                   -------
                         respect to such Project and will continue to assign
                         such personnel to the performance of the Project to a
                         degree consistent with the degree to which such
                         personnel were so assigned at April 13, 2000 (taking
                         into account changes in project status over time). In
                         addition, for the life of the Subcontract the
                         Subcontractor will not terminate (otherwise than for
                         cause, as reasonably determined by the Subcontractor)
                         and will not permit any RECI Subsidiary to terminate
                         (otherwise than for cause, as reasonably determined by
                         the Subcontractor) the employment of any other
                         individuals (other than craft labor and local field
                         hires) working on such Project and will continue to
                         assign them to work on such Project until their
                         particular responsibilities are fulfilled or they are
                         no longer necessary due to changes in the work mix for
                         such Project. If any such individual referred to in
                         this paragraph is terminated for cause or voluntarily
                         terminates his or her employment, then neither the
                         Buyer nor any of its Affiliates will hire that
                         individual for the life of the Subcontract. If any
                         individuals referred to in the preceding sentence
                         voluntarily terminate their employment or die or become
                         disabled prior to the time that they are no longer
                         required for the appropriate Project as provided in the
                         preceding sentence, the Subcontractor will or will
                         cause the RECI Subsidiaries to use commercially
                         reasonable efforts to promptly replace such individuals
                         with appropriately qualified individuals. Any
                         replacements for the Key Persons referred to above
                         during the Performance Period will be subject to the
                         Prime Contractor's prior approval, not to be
                         unreasonably withheld or delayed. The Subcontractor
                         will also use commercially reasonable efforts to
                         maintain staffing levels, including the labor forces of
                         subcontractors and vendors, consistent with the current
                         and projected staffing levels for the Specified
                         Projects set forth on Annex A (taking into account
                                               -------
                         changes in project status over time). The Subcontractor
                         will also provide all necessary project resources
                         (tools, equipment, scaffolding, etc.) as required. In
                         addition, the Subcontractor will not change (otherwise
                         than in connection with the termination of a vendor or
                         subcontractor for default, as reasonably determined by
                         the Subcontractor and subject to approval of the Prime
                         Contractor, not to be unreasonably withheld) any of the
                         vendors or subcontractors listed in Annex A as "Key
                                                             -------
                         Vendors and Subcontractors" without the prior consent of the Prime Contractor.

Project Statement:       The Subcontractor will deliver for the Project from
-----------------
                         time to time, but not less often than weekly, a
                         statement (the "Project Statement") prepared in
                                         -----------------
                         accordance with the Subcontract showing (i) the
                         personnel working on the Project during the period
                         since the last Project Statement (or, in the case of
                         the first Project Statement, since the Closing Date),
                         (ii) the Labor Costs (as defined below) incurred in
                         accordance with the terms of the Subcontract by the
                         Subcontractor and the RECI Subsidiaries during such
                         period in connection with the performance of their
                         obligations under the Subcontract, and (iii) the out-
                         of-pocket costs, including payments to suppliers and
                         vendors and any Taxes, excluding any Income Taxes
                         payable with respect to any amounts paid to
                         Subcontractor
                         as provided below under "Cost Savings" and any Taxes
                         payable as a result of the amounts paid to
                         Subcontractor pursuant to this paragraph being
                         determined to be greater than Subcontractor's actual
                         costs ("Other Reimbursable Costs"), incurred by the
                                 ------------------------
                         Subcontractor and the RECI Subsidiaries during such
                         period in accordance with the terms of the Subcontract
                         (with such Labor Costs and Reimbursable Costs referred
                         to collectively as the "Allowable Costs"). This Project
                                                 ---------------
                         Statement will also include supporting documentation in reasonable detail for all Labor Costs and Other
                         Reimbursable Costs and weekly certified payroll reports and status reports on all progress in the field, minutes of weekly meetings, issues of concern, vendor and subcontractor updates (including manloading, progress, scheduled deliveries, problems) and progress photos. Within two (2) business days after receipt of the Project Statement for any period the Prime
                         Contractor will pay to the Subcontractor the total amount of Labor Costs and Other Reimbursable Costs set forth in the Project Statement for such month. The payment or receipt by the Prime Contractor of any such amounts as provided above shall not prejudice their rights to subsequently contest the amounts set forth in the applicable Project Statement.

Labor Costs:             For purposes of the Subcontract, Labor Costs will mean
-----------
                         ________./3/

ASCC Receivables;
-----------------
Retained Claims:         Any collections on any ASCC Receivables related to
---------------
                         the Project will be handled as provided in the Receivables Termination Agreement. Any collections on any Retained Claims related to the Project will be paid to the Prime Contractor as provided in Section 8.7 of the Stock Purchase Agreement.


Subcontractor
--------------
Responsibilities:        In performing its obligations under the Subcontract:
----------------

                         (i) The Subcontractor will be responsible for, and hold the Prime Contractor harmless against, any claims arising from the gross negligence or willful misconduct of the Subcontractor or any RECI


______________________

/3/ If the parties are unable to agree on the definition for the Subcontractor's labor costs (which is intended to define Subcontractor's fully burdened labor costs, excluding any fee component) the parties will base Labor Costs on the RECI Companies forward pricing rates for U.S. government purposes, as defined in the Federal Acquisition Regulations, Subpart 31.2, Contracts with Organizations.

                    Subsidiary in the performance or nonperformance of the Subcontractor's obligations under the Subcontract in addition to any claims under Section 13.2(ii) of the Stock Purchase Agreement for breach of its obligations under the Subcontract; provided, however, that in any case in which the Subcontractor uses commercially reasonable efforts to perform and comply with its obligations under the Subcontract and takes all reasonable steps to abide by the directions of the Prime Contractor and the terms of the Subcontract, it will be deemed not to have breached such obligations. Except as provided or referred to in the preceding sentence, notwithstanding anything to the contrary herein contained, the Prime Contractor will be responsible for, and will release and hold the Subcontractor and the RECI Subsidiaries harmless from and against, any and all Losses (as defined in Section 13.1 of the Stock Purchase Agreement) related to or arising out of the Subcontract or the Project Agreements (including without limitation all obligations and liabilities, including obligations and liabilities to non-contract parties, under or arising in connection with the performance prior to and after the Closing, of the Subcontract or the Project Agreements), except for any obligations for which the Buyer is responsible under the Ancillary Letter Agreement.

                         (ii) The Subcontractor will and will cause the RECI Subsidiaries to use commercially reasonable efforts to assist the Prime Contractor in pursuing change orders and claims for equitable adjustment and other claims relating to the Project against the customers, consortium members, suppliers, subcontractors, vendors and non-contract parties. Any cash received by the Subcontractor or the RECI Subsidiaries from any such change orders or claims or from the customer under the Prime Contract or any other party under any other Project Agreement or to non-contract parties, to the extent not related to ASCC Receivables or Retained Claims (the treatment of which is addressed in the Stock Purchase Agreement or Receivables Termination Agreement), will be remitted to the Prime Contractor within two (2) business days after receipt and until then will be held in trust.

                         (iii) The Subcontractor will not be authorized to, and will not permit any RECI Subsidiary to, waive, modify or amend any term of the Project Agreements.

                         (iv) In performing its obligations under the Subcontract, the Subcontractor will act and will cause the RECI Subsidiaries to act in good faith and use commercially reasonable efforts to perform the work remaining to be performed under the Project Agreements within the time periods required under the Project Agreements and within the ECACs for the Project Agreements as in effect on the Closing Date and referred to in (j) below.

          (i)  Insurance. During the performance of the Projects the
               ---------
     Subcontractor will and will cause the RECI Subsidiaries to maintain the insurance required under the terms of the Project Agreements consistent with the limits of coverage in place as of the Closing and, with respect to project-specific insurance relating to the Projects, will name the Prime Contractor as a named insured and/or loss payee as their interest may appear. The allocable cost of maintaining this insurance will constitute an Other Reimbursable Cost.

          (j)  Cost Savings.  At Closing the Prime Contractor shall provide the
               -------------
     Subcontractor with an ESR as of the Cut-Off Date with respect to the Project. Such ESR shall be prepared consistent with past practices. In the event the Subcontractor completes the Project and achieves final acceptance at a cost less than the ECAC reflected on this ESR, excluding any forecasted liquidated damages or back charge recoveries and excluding any overhead and business development cost (the "Adjusted ECAC") as
                                                      -------------
     evidenced by documentation satisfactory to the Prime Contractor, the Prime Contractor and the Subcontractor will share such cost savings equally and accordingly, the Prime Contractor shall remit an amount equal to one-half of such cost savings to the Subcontractor within thirty (30) days after the Prime Contractor and the Subcontractor determine the final amount, if any, of the cost savings. Any increase in revenue as compared to the revenue forecast in the ESR described above will increase the target Adjusted ECAC for purposes of determining cost underruns.

Taxes:                   The parties will structure the arrangements
-----
                         contemplated by the Subcontract in a manner that will minimize Taxes, to the extent permitted by law.

Assignment:              The parties will work to obtain prior to Closing all
----------
                         consents or novations required to implement the Subcontract. If any such consent or novations is not received by Closing, the parties will enter into arrangements comparable to those described in the
                         Section 8.3 of the Stock Purchase Agreement, with the intent of implementing, as closely as practicable, the contractual relationships between Prime Contractor and Subcontractor contemplated by this Exhibit.

Termination:             In addition to any termination provisions in the Prime
-----------
                         Contract (which will be incorporated into the Subcontract), the Prime Contractor may terminate the Subcontractor's engagement at any time Appropriate provisions of the Subcontract, including provisions relating to exculpation and indemnification, will survive any such termination.

Dispute
-------
Resolution:              Internal mediation between Project Liaisons and then
----------
                         senior management, and then arbitration consistent with
                         Section 16.13 of the Stock Purchase Agreement except that AAA Construction Industry rules shall apply.


Asset Transfers:         With respect to Section 1.4(l) of the Stock Purchase
---------------
                         Agreement, the parties will determine which assets
                         relating to the Project will be transferred to RECI.
                         The parties expect that all contracts and working
                         capital will be transferred to RECI, but that tangible
                         assets including leases covering the same, but
                         excluding any tools, equipment and materials originally
                         costed to the project ("Project Specific Assets"),
                                                 -----------------------
                         Intellectual Property and computer software (including licenses covering the same), collective bargaining and employment agreements and other agreements with employees or their representatives, governmental licenses and permits, and books and records (including site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, feasibility studies, environmental studies, audits and assessments and other plans and studies of any kind relating to the Project) will not be transferred. The parties may also choose not to transfer certain subcontracts or other ancillary agreements (whether because of consents, requirements for contractors, engineers or other licenses, tax planning or other reasons) and will enter into alternative arrangements that achieve to the maximum extent possible the economic intent of the parties.
                         With respect to any Project Specific Assets, the Prime
                         Contractor will be entitled to retain such assets upon completion of the Project or cause the Subcontractor, pursuant to the Subcontract, to dispose of such Project
                         Specific Assets and remit the proceeds to Prime
                         Contractor. The Prime Contractor and Subcontractor will separately inventory and identify (by stickers, etc.)
                         the Project Specific Assets upon commencement of the Subcontract.

RECI Company:            The Subcontractor will maintain the existence and good
                         standing of the RECI Companies party to the Project
                         Agreements until performance is completed.

                                            Exhibit E-2 Stock Purchase Agreement
                                            ------------------------------------
                                                                         Annex A
                                                                         -------
Ratchaburi
----------


Description of
Project: Engineering and procurement of balance of plant equipment for 2100 MW combined cycle power plant in Thailand.

Key Persons:        R. Zaist
                    K. Dunn
                    R. Bold
                    S. Carrol
                    S. Gammai
                    D. Orpin
                    Kevin Colby
                    New Hire

Project Liaisons:        Seller: To be designated     Buyer: Robert Zaist

Projected Staffing Levels: See attached.

Key Vendors and Subcontractors: See attached.

                                         Exhibit E-3 to Stock Purchase Agreement
                                         --------------------------------------

                       Subcontract - Saltend Project/1/
                       -----------------------------


Agreed upon assets and liabilities relating to the Indemnified Projects will be transferred to and assumed by RECI. Raytheon, RECI and the Subcontractor will enter into a subcontract having the following terms:


Parties:                 Raytheon and RECI ("Prime Contractor") and
-------                                      ----------------
                         Subcontractor/2/ ("Subcontractor").
                                            -------------

Project:                 The Saltend Project described on Annex A.
-------                                                   -------

Prime Contract:          See Annex A.
--------------               -------


Project
-------
Agreements:              The Prime Contract and all other contracts,
----------
                         subcontracts, purchase orders, labor agreements, and
                         other agreements for the provision of E&C Services in
                         connection with the Saltend Project, described in Annex
                                                                           -----
                         A, together with all related purchase orders, job
                         -
                         orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as project-specific hedging or currency swap agreements and any services agreements.


Term of Subcontract:     Coterminous with Prime Contract.
-------------------


General Provision:       In general, the Subcontract will track the terms of the
-----------------
                         Prime Contract, except as noted below.


___________________

/1/ Defined terms used in this Exhibit without definition have the meanings given them in the Stock Purchase Agreement.

/2/ Subcontractor will be either MK or one or more RECI Subsidiaries performing the work with a guarantee from MK. The parties will structure this subcontract in a manner that minimizes tiering of costs and preserves to the extent possible the existing relationships.

Subcontractor
-------------
Performance:             As set forth in greater detail below, the Prime
-----------
                         Contractor and the Subcontractor intend that the Subcontractor cause the applicable RECI Companies to perform, on a cost-reimbursed basis, all obligations under the Prime Contract. The Subcontractor will perform the Subcontract at the direction of the Prime
                         Contractor. This will include attending and participating in all regularly scheduled meetings with the owner, consortium members, vendors, specialty contractors and others.

Seller Access:           The Prime Contractor and its representatives,
--------------
                         including any third party consultant retained by the
                         Prime Contractor, will be permitted to have access to
                         and examine and take copies of the books and records of
                         the Subcontractor and the RECI Companies relating to
                         the Project. The Subcontractor will provide the Prime
                         Contractor with copies of all internal and external
                         project reports and correspondence as generated or
                         received. In addition, the Prime Contractor will be
                         entitled to place one or more employees or consultants
                         on-site at the Indemnified Projects to observe the
                         performance of the Indemnified Projects and the
                         performance by the Subcontractor of its obligations
                         under the Subcontract. In addition, the Prime
                         Contractor and the Subcontractor have appointed
                         liaisons, as indicated in Annex A, to meet and discuss
                                                   -------
                         the Project on an ongoing basis (the "Project
                                                               -------
                         Liaisons"). These ongoing meetings will include monthly
                         --------
                         project reviews and weekly progress meetings. The
                         Subcontractor may not designate a replacement Project
                         Liaison without the consent of the Prime Contractor, which consent will not be unreasonably withheld or delayed.

Staffing:                The Subcontractor will, until the earlier of October
--------
                         31, 2000 and termination of the Subcontract (the
                         "Performance Period"), not terminate (otherwise than
                          ------------------
                         for cause, as reasonably determined by the
                         Subcontractor) and not permit any RECI Subsidiary to
                         terminate (otherwise than for cause, as reasonably
                         determined by the Subcontractor) the employment of the
                         individuals identified in Annex A as "Key Persons" with
                                                   -------
                         respect to such Project and will continue to assign
                         such personnel to the performance of the Project to a
                         degree consistent with the degree to which such
                         personnel were so assigned at April 13, 2000 (taking
                         into account changes in project status over time). In
                         addition, for the life of the Subcontract the
                         Subcontractor will not terminate (otherwise than for
                         cause, as reasonably determined by the Subcontractor)
                         and will not permit any RECI Subsidiary to terminate
                         (otherwise than for cause, as reasonably determined by
                         the Subcontractor) the employment of any other
                         individuals (other than craft labor and local field
                         hires) working on such Project and will continue to
                         assign them to work on such Project until their
                         particular responsibilities are fulfilled or they are
                         no longer necessary due to changes in the work mix for
                         such Project. If any such individual referred to in
                         this paragraph is terminated for cause or voluntarily
                         terminates his or her employment, then neither the
                         Buyer nor any of its Affiliates will hire that
                         individual for the life of the Subcontract. If any
                         individuals referred to in the preceding sentence
                         voluntarily terminate their employment or die or become
                         disabled prior to the time that they are no longer
                         required for the appropriate Project as provided in the
                         preceding sentence, the Subcontractor will or will
                         cause the RECI Subsidiaries to use commercially
                         reasonable efforts to promptly replace such individuals
                         with appropriately qualified individuals. Any
                         replacements for the Key Persons referred to above
                         during the Performance Period will be subject to the
                         Prime Contractor's prior approval, not to be
                         unreasonably withheld or delayed. The Subcontractor
                         will also use commercially reasonable efforts to
                         maintain staffing levels, including the labor forces of
                         subcontractors and vendors, consistent with the current
                         and projected staffing levels for the Specified
                         Projects set forth on Annex A (taking into account
                                               -------
                         changes in project status over time). The Subcontractor
                         will also provide all necessary project resources
                         (tools, equipment, scaffolding, etc.) as required. In
                         addition, the Subcontractor will not change (otherwise
                         than in connection with the termination of a vendor or
                         subcontractor for default, as reasonably determined by
                         the Subcontractor and subject to approval of the Prime
                         Contractor, not to be unreasonably withheld) any of the
                         vendors or subcontractors listed in Annex A as "Key
                                                             -------
                         Vendors and Subcontractors" without the prior consent of the Prime Contractor.

Project Statement:       The Subcontractor will deliver for the Project from
-----------------
                         time to time, but not less often than weekly, a
                         statement (the "Project Statement") prepared in
                                         -----------------
                         accordance with the Subcontract showing (i) the
                         personnel working on the Project during the period
                         since the last Project Statement (or, in the case of
                         the first Project Statement, since the Closing Date),
                         (ii) the Labor Costs (as defined below) incurred in
                         accordance with the terms of the Subcontract by the
                         Subcontractor and the RECI Subsidiaries during such
                         period in connection with the performance of their
                         obligations under the Subcontract, and (iii) the out-
                         of-pocket costs, including payments to suppliers and
                         vendors and any Taxes, excluding any Income Taxes
                         payable with respect to any amounts paid to
                         Subcontractor
                         as provided below under "Cost Savings" and any Taxes
                         payable as a result of the amounts paid to
                         Subcontractor pursuant to this paragraph being
                         determined to be greater than Subcontractor's actual
                         costs ("Other Reimbursable Costs"), incurred by the
                                 ------------------------
                         Subcontractor and the RECI Subsidiaries during such
                         period in accordance with the terms of the Subcontract
                         (with such Labor Costs and Reimbursable Costs referred
                         to collectively as the "Allowable Costs"). This Project
                                                 ---------------
                         Statement will also include supporting documentation in reasonable detail for all Labor Costs and Other
                         Reimbursable Costs and weekly certified payroll reports and status reports on all progress in the field, minutes of weekly meetings, issues of concern, vendor and subcontractor updates (including manloading, progress, scheduled deliveries, problems) and progress photos. Within two (2) business days after receipt of the Project Statement for any period the Prime
                         Contractor will pay to the Subcontractor the total amount of Labor Costs and Other Reimbursable Costs set forth in the Project Statement for such month. The payment or receipt by the Prime Contractor of any such amounts as provided above shall not prejudice their rights to subsequently contest the amounts set forth in the applicable Project Statement.

Labor Costs:             For purposes of the Subcontract, Labor Costs will mean
-----------
                         ________./3/


ASCC Receivables;
-----------------
Retained Claims:         Any collections on any ASCC Receivables related to
---------------
                         the Project will be handled as provided in the Receivables Termination Agreement. Any collections on any Retained Claims related to the Project will be paid to the Prime Contractor as provided in Section 8.7 of the Stock Purchase Agreement.

Subcontractor
--------------
Responsibilities:        In performing its obligations under the Subcontract:
----------------

                         (i) The Subcontractor will be responsible for, and hold the Prime Contractor harmless against, any claims arising from the gross negligence or willful misconduct of the Subcontractor or any RECI Subsidiary in the performance or nonperformance of the Subcontractor's



________________________

/3/ If the parties are unable to agree on the definition for the Subcontractor's labor costs (which is intended to define Subcontractor's fully burdened labor costs, excluding any fee component) the parties will base Labor Costs on the RECI Companies forward pricing rates for U.S. government purposes, as defined in the Federal Acquisition Regulations, Subpart 31.2, Contracts with Organizations.

                    obligations under the Subcontract in addition to any claims under Section 13.2(ii) of the Stock Purchase Agreement for breach of its obligations under the Subcontract; provided, however, that in any case in which the Subcontractor uses commercially reasonable efforts to perform and comply with its obligations under the Subcontract and takes all reasonable steps to abide by the directions of the Prime Contractor and the terms of the Subcontract, it will be deemed not to have breached such obligations. Except as provided or referred to in the preceding sentence, notwithstanding anything to the contrary herein contained, the Prime Contractor will be responsible for, and will release and hold the Subcontractor and the RECI Subsidiaries harmless from and against, any and all Losses (as defined in Section 13.1 of the Stock Purchase Agreement) related to or arising out of the Subcontract or the Project Agreements (including without limitation all obligations and liabilities, including obligations and liabilities to non-contract parties, under or arising in connection with the performance prior to and after the Closing, of the Subcontract or the Project Agreements), except for any obligations for which the Buyer is responsible under the Ancillary Letter Agreement.

                         (ii) The Subcontractor will and will cause the RECI Subsidiaries to use commercially reasonable efforts to assist the Prime Contractor in pursuing change orders and claims for equitable adjustment and other claims relating to the Project against the customers, consortium members, suppliers, subcontractors, vendors and non-contract parties. Any cash received by the Subcontractor or the RECI Subsidiaries from any such change orders or claims or from the customer under the Prime Contract or any other party under any other Project Agreement or to non-contract parties, to the extent not related to ASCC Receivables or Retained Claims (the treatment of which is addressed in the Stock Purchase Agreement or Receivables Termination Agreement), will be remitted to the Prime Contractor within two (2) business days after receipt and until then will be held in trust.

                         (iii) The Subcontractor will not be authorized to, and will not permit any RECI Subsidiary to, waive, modify or amend any term of the Project Agreements.

                         (iv) In performing its obligations under the Subcontract, the Subcontractor will act and will cause the RECI Subsidiaries to act in good faith and use commercially reasonable efforts to perform the work remaining to be performed under the Project Agreements within the time periods required under the Project Agreements and within the ECACs for the Project Agreements as in effect on the Closing Date and referred to in (j) below.

          (i)  Insurance. During the performance of the Projects the
               ---------
     Subcontractor will and will cause the RECI Subsidiaries to maintain the insurance required under the terms of the Project Agreements consistent with the limits of coverage in place as of the Closing and, with respect to project-specific insurance relating to the Projects, will name the Prime Contractor as a named insured and/or loss payee as their interest may appear. The allocable cost of maintaining this insurance will constitute an Other Reimbursable Cost.

          (j)  Cost Savings.  At Closing the Prime Contractor shall provide the
               -------------
     Subcontractor with an ESR as of the Cut-Off Date with respect to the Project. Such ESR shall be prepared consistent with past practices. In the event the Subcontractor completes the Project and achieves final acceptance at a cost less than the ECAC reflected on this ESR, excluding any forecasted liquidated damages or back charge recoveries and excluding any overhead and business development cost (the "Adjusted ECAC") as
                                                      -------------
     evidenced by documentation satisfactory to the Prime Contractor, the Prime Contractor and the Subcontractor will share such cost savings equally and accordingly, the Prime Contractor shall remit an amount equal to one-half of such cost savings to the Subcontractor within thirty (30) days after the Prime Contractor and the Subcontractor determine the final amount, if any, of the cost savings. Any increase in revenue as compared to the revenue forecast in the ESR described above will increase the target Adjusted ECAC for purposes of determining cost underruns.


Taxes:                   The parties will structure the arrangements
-----
                         contemplated by the Subcontract in a manner that will minimize Taxes, to the extent permitted by law.

Assignment:              The parties will work to obtain prior to Closing all
----------
                         consents or novations required to implement the Subcontract. If any such consent or novations is not received by Closing, the parties will enter into arrangements comparable to those described in the
                         Section 8.3 of the Stock Purchase Agreement, with the intent of implementing, as closely as practicable, the contractual relationships between Prime Contractor and Subcontractor contemplated by this Exhibit.


Termination:             In addition to any termination provisions in the
-----------
                         Prime Contract (which will be incorporated into the Subcontract), the Prime Contractor may terminate the Subcontractor's engagement at any time Appropriate provisions of the Subcontract, including provisions relating to exculpation and indemnification, will survive any such termination.

Dispute
-------
Resolution:              Internal mediation between Project Liaisons and then
----------
                         senior management, and then arbitration consistent with
                         Section 16.13 of the Stock Purchase Agreement except that AAA Construction Industry rules shall apply.

Asset Transfers:         With respect to Section 1.4(l) of the Stock Purchase
---------------
                         Agreement, the parties will determine which assets
                         relating to the Project will be transferred to RECI.
                         The parties expect that all contracts and working
                         capital will be transferred to RECI, but that tangible
                         assets including leases covering the same, but
                         excluding any tools, equipment and materials originally
                         costed to the project ("Project Specific Assets"),
                                                 -----------------------
                         Intellectual Property and computer software (including licenses covering the same), collective bargaining and employment agreements and other agreements with employees or their representatives, governmental licenses and permits, and books and records (including site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, feasibility studies, environmental studies, audits and assessments and other plans and studies of any kind relating to the Project) will not be transferred. The parties may also choose not to transfer certain subcontracts or other ancillary agreements (whether because of consents, requirements for contractors, engineers or other licenses, tax planning or other reasons) and will enter into alternative arrangements that achieve to the maximum extent possible the economic intent of the parties.
                         With respect to any Project Specific Assets, the Prime
                         Contractor will be entitled to retain such assets upon completion of the Project or cause the Subcontractor, pursuant to the Subcontract, to dispose of such Project
                         Specific Assets and remit the proceeds to Prime
                         Contractor. The Prime Contractor and Subcontractor will separately inventory and identify (by stickers, etc.)
                         the Project Specific Assets upon commencement of the Subcontract.

RECI Company:            The Subcontractor will maintain the existence and good
                         standing of the RECI Companies party to the Project
                         Agreements until performance is completed.

                                            Exhibit E-3 Stock Purchase Agreement
                                            ------------------------------------
                                                                         Annex A
                                                                         -------


Saltend
-------

Description of
Project: Engineer, procure and construct a 1200 MW cogeneration power plant located in Hull England.

Key Persons:        S. Assad - Exec. Sponsor
                    D. Myers
                    R. Zaist
                    J. LaFemina, PM
                    W. Ritterhaus, Site Mgr.
                    R. Trachimowicz, Res. Engr.
                    J. Tanner, PEM
                    T. Beale, Controls
                    J. Black, Contracts
                    J. Wilkinson, Supt.
                    D. Gibbs
                    C. Farley, S/U Mgr.
                    R. Knoblock, Contracts
                    A. Heywood, Cost Engr.
                    C. Taylor
                    W. Pierce
                    C.E. Roach
                    J.R. Martin
                    D.Mueller
                    Colon Adams
                    H. Henderson
                    N. Jewett
                    K.Hamilton
                    R. Kearton
                    G. Thorpe
                    D. Skinn
                    R. Reader
                    B.J. Kennedy
                    Kevin Colby

Project Liaisons:        Seller: To be designated    Buyer: Dave Myers

Projected Staffing Levels:  See attached.

Key Vendors and Subcontractors:  See attached.

                                         Exhibit E-4 to Stock Purchase Agreement
                                         ---------------------------------------


                        Subcontract - Posven Project/1/
                        ----------------------------


Agreed upon assets and liabilities relating to the Indemnified Projects will be transferred to and assumed by RECI. Raytheon, RECI and the Subcontractor will enter into a subcontract having the following terms:


Parties:              Raytheon and RECI ("Prime Contractor") and
-------                                   ----------------
                      Subcontractor/2/  ("Subcontractor").
                                          -------------


Project:              The Posven Project described on Annex A.
-------                                               -------


Prime Contract:       See Annex A.
--------------            -------


Project
-------
Agreements:           The Prime Contract and all other contracts, subcontracts,
----------            purchase orders, labor agreements, and other agreements
                      for the provision of E&C Services in connection with the
                      Posven Project, described in Annex A, together with all
                                                   -------
                      related purchase orders, job orders, change orders, extra work orders, amendments, modifications, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts, subcontracts and agreements, such as project-specific hedging or currency swap agreements and any services agreements.


Term of Subcontract:  Coterminous with Prime Contract.
-------------------


General Provision:    In general, the Subcontract will track the terms of the
-----------------     Prime Contract, except as noted below.

__________________________


/1/ Defined terms used in this Exhibit without definition have the meanings given them in the Stock Purchase Agreement.


/2/ Subcontractor will be either MK or one or more RECI Subsidiaries performing the work with a guarantee from MK. The parties will structure this subcontract in a manner that minimizes tiering of costs and preserves to the extent possible the existing relationships.

Subcontractor
-------------
Performance:          As set forth in greater detail below, the Prime Contractor
-----------           and the Subcontractor intend that the Subcontractor cause
                      the applicable RECI Companies to perform, on a cost-reimbursed basis, all obligations under the Prime
                      Contract. The Subcontractor will perform the Subcontract at the direction of the Prime Contractor. This will include attending and participating in all regularly scheduled meetings with the owner, consortium members, vendors, specialty contractors and others.

Seller Access:        The Prime Contractor and its representatives, including
-------------         any third party consultant retained by the Prime
                      Contractor, will be permitted to have access to and
                      examine and take copies of the books and records of the
                      Subcontractor and the RECI Companies relating to the
                      Project. The Subcontractor will provide the Prime
                      Contractor with copies of all internal and external
                      project reports and correspondence as generated or
                      received. In addition, the Prime Contractor will be
                      entitled to place one or more employees or consultants on-
                      site at the Indemnified Projects to observe the
                      performance of the Indemnified Projects and the
                      performance by the Subcontractor of its obligations under
                      the Subcontract. In addition, the Prime Contractor and the
                      Subcontractor have appointed liaisons, as indicated in
                      Annex A, to meet and discuss the Project on an ongoing
                      -------
                      basis (the "Project Liaisons"). These ongoing meetings
                                  ----------------
                      will include monthly project reviews and weekly progress meetings. The Subcontractor may not designate a replacement Project Liaison without the consent of the Prime Contractor, which consent will not be unreasonably withheld or delayed.

Staffing:             The Subcontractor will, until the earlier of March 31,
--------              2001 and termination of the Subcontract (the "Performance
                                                                    -----------
                      Period"), not terminate (otherwise than for cause, as
                      ------
                      reasonably determined by the Subcontractor) and not permit any RECI Subsidiary to terminate (otherwise than for
                      cause, as reasonably determined by the Subcontractor) the
                      employment of the individuals identified in Annex A as
                                                                  -------
                      "Key Persons" with respect to such Project and will
                      continue to assign such personnel to the performance of
                      the Project to a degree consistent with the degree to
                      which such personnel were so assigned at April 13, 2000
                      (taking into account changes in project status over time).
                      In addition, for the life of the Subcontract the
                      Subcontractor will not terminate (otherwise than for
                      cause, as reasonably determined by the Subcontractor) and
                      will not permit any RECI Subsidiary to terminate
                      (otherwise than for
                      cause, as reasonably determined by the Subcontractor) the
                      employment of any other individuals (other than craft
                      labor and local field hires) working on such Project and
                      will continue to assign them to work on such Project until their particular responsibilities are fulfilled or they
                      are no longer necessary due to changes in the work mix for such Project. If any such individual referred to in this
                      paragraph is terminated for cause or voluntarily
                      terminates his or her employment, then neither the Buyer
                      nor any of its Affiliates will hire that individual for
                      the life of the Subcontract. If any individuals referred
                      to in the preceding sentence voluntarily terminate their
                      employment or die or become disabled prior to the time
                      that they are no longer required for the appropriate
                      Project as provided in the preceding sentence, the
                      Subcontractor will or will cause the RECI Subsidiaries to
                      use commercially reasonable efforts to promptly replace
                      such individuals with appropriately qualified individuals.
                      Any replacements for the Key Persons referred to above
                      during the Performance Period will be subject to the Prime
                      Contractor's prior approval, not to be unreasonably
                      withheld or delayed. The Subcontractor will also use
                      commercially reasonable efforts to maintain staffing
                      levels, including the labor forces of subcontractors and
                      vendors, consistent with the current and projected
                      staffing levels for the Specified Projects set forth on
                      Annex A (taking into account changes in project status
                      -------
                      over time). The Subcontractor will also provide all
                      necessary project resources (tools, equipment,
                      scaffolding, etc.) as required. In addition, the
                      Subcontractor will not change (otherwise than in
                      connection with the termination of a vendor or
                      subcontractor for default, as reasonably determined by the
                      Subcontractor and subject to approval of the Prime
                      Contractor, not to be unreasonably withheld) any of the
                      vendors or subcontractors listed in Annex A as "Key
                                                          -------
                      Vendors and Subcontractors" without the prior consent of the Prime Contractor.

Project Statement:    The Subcontractor will deliver for the Project from time
-----------------     to time, but not less often than weekly, a statement (the
                      "Project Statement") prepared in accordance with the
                       -----------------
                      Subcontract showing (i) the personnel working on the
                      Project during the period since the last Project Statement
                      (or, in the case of the first Project Statement, since the
                      Closing Date), (ii) the Labor Costs (as defined below)
                      incurred in accordance with the terms of the Subcontract
                      by the Subcontractor and the RECI Subsidiaries during such period in connection with the performance of their
                      obligations under the Subcontract, and (iii) the out-of-
                      pocket costs, including payments to suppliers and vendors
                      and any Taxes, excluding any Income Taxes payable with
                      respect to any amounts paid to Subcontractor
                      as provided below under "Cost Savings" and any Taxes
                      payable as a result of the amounts paid to Subcontractor
                      pursuant to this paragraph being determined to be greater
                      than Subcontractor's actual costs ("Other Reimbursable
                                                          ------------------
                      Costs"), incurred by the Subcontractor and the RECI
                      -----
                      Subsidiaries during such period in accordance with the
                      terms of the Subcontract (with such Labor Costs and
                      Reimbursable Costs referred to collectively as the
                      "Allowable Costs"). This Project Statement will also
                       ---------------
                      include supporting documentation in reasonable detail for all Labor Costs and Other Reimbursable Costs and weekly certified payroll reports and status reports on all progress in the field, minutes of weekly meetings, issues of concern, vendor and subcontractor updates (including manloading, progress, scheduled deliveries, problems) and progress photos. Within two (2) business days after receipt of the Project Statement for any period the Prime
                      Contractor will pay to the Subcontractor the total amount of Labor Costs and Other Reimbursable Costs set forth in the Project Statement for such month. The payment or receipt by the Prime Contractor of any such amounts as provided above shall not prejudice their rights to subsequently contest the amounts set forth in the applicable Project Statement.

Labor Costs:          For purposes of the Subcontract, Labor Costs will mean
-----------           ________./3/

ASCC Receivables;
-----------------
Retained Claims:      Any collections on any ASCC Receivables related to the
---------------       Project will be handled as provided in the Receivables
                      Termination Agreement. Any collections on any Retained
                      Claims related to the Project will be paid to the Prime
                      Contractor as provided in Section 8.7 of the Stock
                      Purchase Agreement.


Subcontractor
-------------
Responsibilities:     In performing its obligations under the Subcontract:
----------------

                      (i) The Subcontractor will be responsible for, and hold the Prime Contractor harmless against, any claims arising from the gross negligence or willful misconduct of the Subcontractor or any RECI

___________________________

/3/ If the parties are unable to agree on the definition for the Subcontractor's labor costs (which is intended to define Subcontractor's fully burdened labor costs, excluding any fee component) the parties will base Labor Costs on the RECI Companies forward pricing rates for U.S. government purposes, as defined in the Federal Acquisition Regulations, Subpart 31.2, Contracts with Organizations.

               Subsidiary in the performance or nonperformance of the Subcontractor's obligations under the Subcontract in addition to any claims under Section 13.2(ii) of the Stock Purchase Agreement for breach of its obligations under the Subcontract; provided, however, that in any case in which the Subcontractor uses commercially reasonable efforts to perform and comply with its obligations under the Subcontracts and takes all reasonable steps to abide by the directions of the Prime Contractor and the terms of the Subcontract, it will be deemed not to have breached such obligations. Except as provided or referred to in the preceding sentence, notwithstanding anything to the contrary herein contained, the Prime Contractor will be responsible for, and will release and hold the Subcontractor and the RECI Subsidiaries harmless from and against, any and all Losses (as defined in Section 13.1 of the Stock Purchase Agreement) related to or arising out of the Subcontract or the Project Agreements (including without limitation all obligations and liabilities, including obligations and liabilities to non-contract parties, under or arising in connection with the performance prior to and after the Closing, of the Subcontract or the Project Agreements), except for any obligations for which the Buyer is responsible under the Ancillary Letter Agreement.

                    (ii) The Subcontractor will and will cause the RECI Subsidiaries to use commercially reasonable efforts to assist the Prime Contractor in pursuing change orders and claims for equitable adjustment and other claims relating to the Project against the customers, consortium members, suppliers, subcontractors, vendors and non-contract parties. Any cash received by the Subcontractor or the RECI Subsidiaries from any such change orders or claims or from the customer under the Prime Contract or any other party under any other Project Agreement or to non-contract parties, to the extent not related to ASCC Receivables or Retained Claims (the treatment of which is addressed in the Stock Purchase Agreement or Receivables Termination Agreement), will be remitted to the Prime Contractor within two (2) business days after receipt and until then will be held in trust.

                    (iii) The Subcontractor will not be authorized to, and will not permit any RECI Subsidiary to, waive, modify or amend any term of the Project Agreements.

                    (iv) In performing its obligations under the Subcontract, the Subcontractor will act and will cause the RECI Subsidiaries to act in good faith and use commercially reasonable efforts to perform the work remaining to be performed under the Project Agreements within the time periods required under the Project Agreements and within the ECACs for the Project Agreements as in effect on the Closing Date and referred to in (j) below.

                    (i)    Insurance. During the performance of the Projects the
                           ---------
               Subcontractor will and will cause the RECI Subsidiaries to maintain the insurance required under the terms of the Project Agreements consistent with the limits of coverage in place as of the Closing and, with respect to project-specific insurance relating to the Projects, will name the Prime Contractor as a named insured and/or loss payee as their interest may appear. The allocable cost of maintaining this insurance will constitute an Other Reimbursable Cost.

                    (j)    Cost Savings. At Closing the Prime Contractor shall
                           ------------
               provide the Subcontractor with an ESR as of the Cut-Off Date with respect to the Project. Such ESR shall be prepared consistent with past practices. In the event the Subcontractor completes the Project and achieves final acceptance at a cost less than the ECAC reflected on this ESR, excluding any forecasted liquidated damages or back charge recoveries and excluding any overhead and business development cost (the "Adjusted ECAC") as evidenced by
                                               -------------
               documentation satisfactory to the Prime Contractor, the Prime Contractor and the Subcontractor will share such cost savings equally and accordingly, the Prime Contractor shall remit an amount equal to one-half of such cost savings to the Subcontractor within thirty (30) days after the Prime Contractor and the Subcontractor determine the final amount, if any, of the cost savings. Any increase in revenue as compared to the revenue forecast in the ESR described above will increase the target Adjusted ECAC for purposes of determining cost underruns.


Taxes:                The parties will structure the arrangements contemplated
-----                 by the Subcontract in a manner that will minimize Taxes,
                      to the extent permitted by law.

Assignment:           The parties will work to obtain prior to Closing all
----------            consents or novations required to implement the
                      Subcontract. If any such consent or novations is not received by Closing, the parties will enter into arrangements comparable to those described in the Section
                      8.3 of the Stock Purchase Agreement, with the intent of implementing, as closely as practicable, the contractual relationships between Prime Contractor and Subcontractor contemplated by this Exhibit.


Termination:          In addition to any termination provisions in the Prime
-----------           Contract (which will be incorporated into the
                      Subcontract), the Prime Contractor may terminate the Subcontractor's engagement at any time Appropriate provisions of the Subcontract, including provisions relating to exculpation and indemnification, will survive any such termination.

Dispute
-------
Resolution:           Internal mediation between Project Liaisons and then
----------            senior management, and then arbitration consistent with
                      Section 16.13 of the Stock Purchase Agreement except that
                      AAA Construction Industry rules shall apply.

Asset Transfers:      With respect to Section 1.4(l) of the Stock Purchase
---------------       Agreement, the parties will determine which assets
                      relating to the Project will be transferred to RECI. The
                      parties expect that all contracts and working capital will be transferred to RECI, but that tangible assets including leases covering the same, but excluding any tools,
                      equipment and materials originally costed to the project
                      ("Project Specific Assets"), Intellectual Property and
                        -----------------------
                      computer software (including licenses covering the same), collective bargaining and employment agreements and other agreements with employees or their representatives, governmental licenses and permits, and books and records
                      (including site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, feasibility studies, environmental studies, audits and assessments and other plans and studies of any kind relating to the Project) will not be transferred. The parties may also choose not to transfer certain subcontracts or other ancillary agreements (whether because of consents, requirements for contractors, engineers or other licenses, tax planning or other reasons) and will enter into alternative arrangements that achieve to the maximum extent possible the economic intent of the parties. With respect to any Project Specific
                      Assets, the Prime Contractor will be entitled to retain such assets upon completion of the Project or cause the Subcontractor, pursuant to the Subcontract, to dispose of such Project Specific Assets and remit the proceeds to Prime Contractor. The Prime Contractor and Subcontractor will separately inventory and identify (by stickers, etc.)
                      the Project Specific Assets upon commencement of the Subcontract.

RECI Company:         The Subcontractor will maintain the existence and good
------------          standing of the RECI Companies party to the Project
                      Agreements until performance is completed.

                                         Exhibit E-4 to Stock Purchase Agreement
                                         ---------------------------------------
                                                                         Annex A
                                                                         -------


Posven
------


Description of
Project: 1.5 million metric ton hot briquetted iron facility located in Venezuela.

Key Persons:         Nick Modigliani
                     C. Kinsel
                     Pete Kopyscianski
                     Cheryl Singletary
                     J. Sanderlin
                     D. Broussard
                     D. Turso
                     Bob Marrone
                     Jack Greene

Project Liaisons:         Seller:  To be designated      Buyer: Nick Modigliani

Projected Staffing Levels: See attached.

Key Vendors and Subcontractors: See attached.

                                                                    Exhibit F to
                                                        Stock Purchase Agreement

                                    RELEASE
                                    -------


     Pursuant to Section 4.2(g) of the Stock Purchase Agreement, dated as of April 14, 2000 (the "Stock Purchase Agreement"), among Morrison Knudsen
                     ------------------------
Corporation, a Delaware corporation ("Buyer"), Raytheon Engineers & Constructors International, Inc., a Delaware corporation ("REC"), and Raytheon Company, a
                                              ---
Delaware corporation ("Raytheon"), this Release is being delivered by REC and
                       --------
the RECI Subsidiaries.

     For the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (1) Subject to paragraph (3) below, the RECI Subsidiaries hereby release and forever discharge REC, Raytheon and their Affiliates, Subsidiaries, predecessors, successors, officers, directors and employees (the "REC Related
                                                                  -----------
Parties") of and from any and all manner of claims, actions, causes of action,
-------
suits, obligations, debts, demands, agreements, promises, liabilities, controversies, costs, expenses and attorneys' fees whatsoever (whether class, derivative or individual in nature), whether based on any federal or state law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which any RECI Subsidiary had, now has or can have, or shall or may hereafter have in connection with, arising out of, or which in any way relate to any acts, failures to act, omissions, misrepresentations, facts, events, transactions, occurrences or other matters occurring on or prior to the date hereof.

     (2) Subject to paragraph (3) below, Raytheon and REC, both on their own behalf and on behalf of their Subsidiaries (the "REC Companies"), hereby release
                                                 --- ---------
and forever discharge the RECI Subsidiaries and their Affiliates, Subsidiaries, predecessors, successors, officers, directors and employees (the "RECI
                                                                  ----
Subsidiary Related Parties"), of and from any and all manner of claims, actions,
---------- ------- -------
causes of action, suits, obligations, debts, demands, agreements, promises, liabilities, controversies, costs, expenses and attorneys' fees whatsoever (whether class, derivative or individual in nature), whether based on any federal or state law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which Raytheon, REC or any REC Company had, now has or can have, or shall or may hereafter have in connection with, arising out of, or which in any way relate to any acts, failures to act, omissions, misrepresentations, facts, events, transactions, occurrences or other matters occurring on or prior to the date hereof.

     (3) Nothing herein shall operate to release the rights or obligations of any person or entity under (i) the Stock Purchase Agreement, Tax Sharing Agreement, Receivables Termination Agreement, the Indemnified Project Subcontracts or any other agreements entered into pursuant to the foregoing agreements or (ii) the Intercompany Obligations set forth on Schedule 7.12 of the Stock Purchase Agreement.

     Defined terms used herein without definition have the meanings given them in the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Release as of the 14th day of April, 2000.


                              [INSERT RECI SUBSIDIARIES]



                              By:____________________________________
                              Title:






                              By:____________________________________
                              Title:






                              By:____________________________________
                              Title:

                              By:____________________________________
                              Title:



                              RAYTHEON ENGINEERS & CONSTRUCTORS
                              INTERNATIONAL, INC.



                              By:____________________________________
                              Title:



                              RAYTHEON COMPANY




                              By:____________________________________
                              Title: